Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT, dated as of May 19, 2016 (this “Amendment”), among THE GEO GROUP, INC., a Florida corporation (“GEO”), and GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (together with GEO, the “Borrowers”), GEO AUSTRALASIA HOLDINGS PTY LTD (“GEO Australasia Holdings”), GEO AUSTRALASIA FINANCE HOLDINGS PTY LTD as trustee for the GEO AUSTRALASIA FINANCE HOLDING TRUST (the “Australian Trust”) (the “Australian Trustee”; and together with GEO Australasia Holdings, collectively, the “Australian Borrowers”), the Guarantors party hereto, the Issuing Lenders party hereto, the Lenders party hereto and BNP PARIBAS, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified and as in effect immediately prior to the Amendment Effective Time (as defined below), the “Existing Credit Agreement”), by and among the Borrowers, the Lenders from time to time party thereto, the Issuing Lenders from time to time party thereto and the Administrative Agent;

WHEREAS, GEO recently created the Australian Borrowers and the Australian Trust, and each of the Australian Borrowers (x) is a wholly-owned (directly or indirectly) Foreign Subsidiary of GEO and (y) intends to become a party to the Amended Credit Agreement by executing this Amendment;

WHEREAS, the Borrowers wish to effect (x) a Revolving Credit Increase in the amount of $200,000,000 and (y) the other amendments to the Existing Credit Agreement set forth herein; and

WHEREAS, the parties hereto wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement (as defined below) and to authorize and take such other actions and enter into such other agreements as are set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein.

Section 2. Designation of Restricted Subsidiaries; Joinder to Amended Credit Agreement. GEO hereby designates each of the Australian Borrowers as Restricted Subsidiaries. Each of the Australian Borrowers hereby agrees that, effective upon the occurrence of the Amendment Effective Time, it shall be a party to the Amended Credit Agreement as an Australian Borrower thereunder as if a signatory thereto on the date hereof.

Section 3. Amendments. Effective upon the Amendment Effective Time, the Existing Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Existing Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of Exhibit A shall remain in effect without any amendment or other modification thereto (the Existing Credit Agreement as so amended, the “Amended Credit Agreement”).

Section 4. Revolving Credit Commitment Increase; Addition of Multicurrency Subfacility.

(a) This Amendment shall constitute a Revolving Credit Commitment Increase for all purposes of the Existing Credit Agreement and the Amended Credit Agreement (and the other Loan Documents), which Revolving Credit Commitment Increase shall become effective on the date hereof at the Amendment Effective Time (and, subject to the occurrence of the Amendment Effective Time on such date, the date of this Amendment shall be the Commitment Increase Date in respect of such Revolving Credit Commitment Increase), without the need for any further or other notice, including as set forth in Section 2.08(e) of the Existing Credit Agreement (which notice is hereby deemed satisfied by this Amendment). Each of the Revolving Credit Lenders (as defined in the Existing Credit Agreement) party hereto, which together constitute the Required Lenders (as defined in the Existing Credit Agreement), hereby waive (x) the conditions to effectiveness of the Revolving Credit Commitment Increase set forth in Section 2.08(e)(i) of the Exiting Credit Agreement and (y) the time of day deadlines set forth in Section 2.08(e)(ii) of the Existing Credit Agreement.

(b) Each Lender (including each Increasing Lender and each Assuming Lender) executing a Lender Addendum hereto as a Revolving Credit Lender hereby agrees, severally and not jointly, to provide a Revolving Credit Commitment to the Borrowers at the Amendment Effective Time in an aggregate principal amount equal to the Revolving Credit Commitment amount set forth opposite such Lender’s name on its Lender Addendum (to the extent such Lender Addendum is accepted and counter-signed by the Administrative Agent and the Borrowers), on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth below.

(c) Each Revolving Credit Lender (including each applicable Increasing Lender or Assuming Lender) executing a Lender Addendum hereto as a Multicurrency Subfacility Lender hereby agrees, severally and not jointly, to provide a Multicurrency Subfacility Commitment to the Borrowers and the Australian Borrowers at the Amendment Effective Time in an aggregate principal amount equal to the Multicurrency Subfacility Commitment amount set forth opposite such Multicurrency Subfacility Lender’s name on its Lender Addendum (to the extent such Lender Addendum is accepted and counter-signed by the Administrative Agent, the Borrowers and the Australian Borrowers), on the terms set forth herein and in the Amended Credit Agreement, and subject to the conditions set forth below.

(d) Each new Revolving Credit Lender and each Multicurrency Subfacility Lender party hereto hereby acknowledges, agrees and confirms that, effective upon the occurrence of the Amendment Effective Time, (i) it shall be a party to, and bound by all of the terms provisions and conditions of, the Amended Credit Agreement as a Revolving Credit Lender or Multicurrency Subfacility Lender, as applicable, as if a signatory thereto on the date hereof, and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Credit Lender or a Multicurrency Subfacility Lender, as applicable, (ii) it has received copies of the Loan Documents, copies of the most recent financial statements delivered pursuant to Section 5.01 of the Existing Credit Agreement and such other documents and information as it deems appropriate, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties, to make its own credit analysis and decision to enter into this Amendment and to become a Revolving Credit Lender or a Multicurrency Subfacility Lender, as applicable, under the Amended Credit Agreement, (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, (iv) it meets all requirements for assignees of Revolving Credit Lenders or Multicurrency Subfacility Lenders, as applicable, set forth in Section 9.04(b) of the Amended Credit Agreement (after giving effect to the consents set forth on the signature pages to this Amendment or any applicable Lender Addendum), (v) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment (including its Lender Addendum) and to consummate the transactions contemplated hereby (and by the Amended Credit Agreement) and to become a Revolving Credit Lender or a Multicurrency Subfacility Lender, as applicable, under the Amended Credit Agreement, (vi) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Credit Lender or a Multicurrency Subfacility Lender, as applicable, and (vii) if it is a Foreign Lender, it has delivered to the Administrative Agent, on or prior to the date hereof, any documentation required to be delivered by a Foreign Lender pursuant to the terms of the Amended Credit Agreement, duly completed and executed (if applicable) by such Person.

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Section 5. Certain Adjustments. On and as of the date hereof, subject to the occurrence of the Amendment Effective Time, the reallocations and payments referred to in Section 2.08(e)(iv) of the Existing Credit Agreement shall be effected by the Administrative Agent, the Borrowers and the relevant Revolving Credit Lenders (including, for the avoidance of doubt, each applicable Increasing Lender and each applicable Assuming Lender).

Section 6. Conditions Precedent. The amendments set forth in Section 3 and the agreements set forth in Section 4 shall become effective, and with respect to Section 4, the Commitment Increase Date shall occur, as of the date hereof, at the first time that all of the following conditions precedent shall have been satisfied (the “Amendment Effective Time”):

The Administrative Agent shall have received:

(a) counterparts of the following documents signed by the following parties: (i) from the Loan Parties (as defined below), the Administrative Agent, the Swingline Lender and each Issuing Lender, this Amendment; and (ii) from each Revolving Credit Lender, each Multicurrency Subfacility Lender, each Australian LC Facility Lender and (without duplication) the Required Lenders under (and as defined in) the Existing Credit Agreement, a Lender Addendum to this Amendment;

(b) a certificate of the secretary or assistant secretary (or equivalent) of each Loan Party certifying (x) as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment and any other Loan Documents and (y) that:

(i) either (x) such Loan Party’s articles of incorporation, bylaws or similar charter documents certified and delivered to the Administrative Agent on the Second Restatement Effective Date pursuant to paragraph (e) of Section 4.01 of the Existing Credit Agreement remain in full force and effect on the date hereof without modification or amendment since such original delivery or (y) attached thereto are true, correct and complete copies of (A) the articles of incorporation or similar charter documents of such Loan Party and in the case of a Loan Party other than an Australian Borrower, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization and (B) the bylaws or operating agreement (including, in the case of the Australian Trustee, the Australian Trust Instrument) or similar governing documents of such Loan Party, in each case under this clause (y) as in effect on the date hereof;

(ii) attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Amendment (including, in the case of each Australian Borrower, a copy of a resolution (or an extract thereof) of its board of directors (A) containing confirmations, amongst other things, that the entry into the Loan Documents to which it is a party and the transactions contemplated thereby (w) are for that Australian Borrower’s benefit (and, in the case of the Australian Trustee, are for the benefit of the Australian Trust) and (x) will not breach that Australian Borrower’s constitution, any trust deed for any trust for which an Australian Borrower is a trustee and (B) acknowledging that the directors are acting for a proper purpose and acknowledging that the relevant Australian Borrower was solvent and there were reasonable grounds to expect that the relevant Australian Borrower would continue to be solvent after executing and complying with its obligations under such Loan Documents);

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(iii) attached thereto is a certificate, as of a recent date, of the good standing of each Loan Party under the laws of its jurisdiction of organization (or equivalent) (to the extent such concept exists in such jurisdiction) and a certificate of the relevant taxing authorities of such jurisdictions, if available, certifying that such Person has filed required tax returns and owes no delinquent taxes (to the extent such certificates are issued by a Governmental Authority in such jurisdiction); and

(iv) in the case of each Australian Borrower, confirming that (x) there will be no Default or contravention of, and neither is it prohibited by, Chapter 2E or 2J or any other provision (to the extent relevant) of the Australian Corporations Act from entering into and delivering the Loan Documents to which it is a party and the performance of any of its obligations under those documents, (y) it is solvent and there are no reasonable grounds it will become insolvent by entering into and complying with its obligations under the Loan Documents;

(c) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) (i) of Akerman LLP, counsel for the Borrowers and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Borrowers, the Guarantors, this Agreement, the Amended Credit Agreement or the Transactions (as defined below) as the Administrative Agent shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent), (ii) of Hughes Gorski Seedorf Odsen & Tervooren, LLC, Alaska counsel for certain Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to such Guarantors as the Administrative Agent shall reasonably request, (iii) of the in-house General Counsel for the Borrowers and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Borrowers, the Guarantors, this Agreement, the Amended Credit Agreement or the Transactions as the Administrative Agent shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent) and (iv) Allens, Australia counsel to the Australian Borrowers, addressed to the Administrative Agent and the Lenders with respect to matters of Australian law, all in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received an opinion, dated the date hereof, of Special Counsel, in form and substance satisfactory to the Administrative Agent (and BNP Paribas hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent);

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(e) a certificate, dated the date hereof and signed by the President, a Vice President or a Financial Officer of GEO, providing certifications to the effect that, on and as of the date hereof (including at the Amendment Effective Time), (i) the representations and warranties of each Loan Party set forth in this Amendment, the Amended Credit Agreement and each of the other Loan Documents are true and correct in all material respects as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) no Default has occurred and is continuing and (iii) each of the applicable conditions to the Revolving Credit Commitment Increase set forth in Section 2.08(e)(i)(C) of the Existing Credit Agreement have been satisfied;

(f) a certificate, dated the date hereof and signed by a Financial Officer of GEO, to the effect that, on and as of the Amendment Effective Time, each Borrower and each Australian Borrower, on a consolidated basis with its respective Subsidiaries, is Solvent;

(g) all documentation and other information required by regulatory authorities under applicable “know your customer” and AML Laws, including without limitation the USA PATRIOT Act;

(h) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage and, if any property covered by a Mortgage is located in a flood hazard area, evidence of flood insurance reasonably satisfactory to the Administrative Agent;

(i) confirmation that GEO shall have paid (or caused to be paid) to the Administrative Agent, for the account of the applicable Lenders, all accrued and unpaid interest on all outstanding Revolving Credit Loans and all fees in respect of all Revolving Credit Commitments and outstanding RCF LCs, in each case on and through the date hereof;

(j) evidence that GEO shall have paid (or caused to be paid) such fees and reimbursements as GEO shall have agreed to pay to any Lender, the Administrative Agent or BNP Paribas, as sole lead arranger and sole book manager of this Amendment and the Transactions, in connection herewith, including the reasonable fees and expenses of Special Counsel, in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and (y) the transactions contemplated hereby and thereby; and

(k) evidence that the applicable prepayments, payments and borrowings described in Section 2.08(e)(iv) of the Existing Credit Agreement shall occur on the date hereof.

Section 7. Representations and Warranties. Each of the Borrowers, the Australian Borrowers and the Guarantors (collectively, the “Loan Parties”), hereby represents and warrants to the Administrative Agent and the Lenders that: (a) all of the representations and warranties of such Person set forth in the Loan Documents (including the Amended Credit Agreement) to which it is (or pursuant to this Amendment shall become) a party are true and correct in all material respects on and as of the date hereof; provided that (x) to the extent that a representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date and (y) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on and as of the date of such extension or on such earlier date, as the case may be; and (b) Schedule I hereto sets forth a correct and complete legal description of each of the GEO HQ, the Lea County Facility and the Delaney Hall Facility.

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Section 8. Release of Certain Mortgages. Each Lender and each other Secured Party party hereto and the Loan Parties hereby authorize and instruct the Administrative Agent, upon or following the occurrence of the Amendment Effective Time, to (x) terminate, release and discharge of record each of the Mortgages (and the Liens thereunder) encumbering the Lea County Facility and the Delaney Hall Facility, (y) make, release or terminate any associated Lien filings and (z) take such other reasonable and customary actions in furtherance of, or to further evidence, the foregoing as any Loan Party or any Secured Party shall reasonably request in writing, in each case at the Borrowers’ sole cost and expense.

Section 9. Acknowledgment and Confirmation by Guarantors. Each Guarantor hereby acknowledges and consents to the terms and conditions of this Amendment (including the Amended Credit Agreement) and the transactions contemplated hereby, including (x) the increase of the Obligations and the Guaranteed Obligations (as defined in the Guaranty Agreement; it being understood and agreed that the Guaranteed Obligations include all Obligations, including those of the Australian Borrowers) and (y) the addition of the Australian Borrowers as borrowers under the Amended Credit Agreement (collectively, the “Transactions”). In addition, each Borrower and each Guarantor hereby (a) affirms and confirms its guarantees, pledges, grants of security, assignments and other undertakings under each Loan Document to which it is a party, including its obligations as an Obligor under (and as defined in) the Guaranty Agreement and its obligations as a Grantor under (and as defined in) each of the Collateral Agreement, and the Assignment Agreement, in each case on a continuous basis after giving effect to the Transactions, and (b) acknowledges and agrees that (i) each Loan Document to which it is a party shall remain in full force and effect on a continuous basis after giving effect to the Transactions, and (ii) all guarantees, pledges, grants of security, assignments and other undertakings, rights and obligations thereunder shall remain in full force and effect and shall accrue to the benefit of the Secured Parties, in each case on a continuous basis after giving effect to the Transactions.

Section 10. Continuity of Loan Documents. Each of the parties hereto acknowledges and agrees that each of the Guaranty Agreement, the Collateral Agreement, the Assignment Agreement and each of the other Loan Documents (including, without limitation, each Mortgage and each other Security Document, but excluding, for the avoidance of doubt, the Mortgages on the Lea County Facility and the Delaney Hall Facility released in accordance with Section 8) shall remain in full force and effect on a continuous basis and is hereby ratified and confirmed by each party thereto, and neither this Amendment or the Amended Credit Agreement nor any of the Transactions shall effect or constitute a release or novation of any rights or obligations of any Person. Except as herein expressly provided, the execution and delivery of this Amendment by the Loan Parties, and the performance of the Amended Credit Agreement by the Borrowers and the Australian Borrowers, in each case shall not constitute or operate as an amendment, waiver or release of any provision of, or any right, power or remedy of the Administrative Agent, any Lender or any other Secured Party under, any Loan Document, all of which are expressly confirmed and reaffirmed by each Loan Party party thereto.

Section 11. Further Assurances. Each Loan Party hereby agrees, in addition to any undertakings of such Person in any Loan Document to which it is a party, to execute and/or deliver any and all further documents, agreements and instruments, and to take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment or the Transactions to give full force and effect to the acknowledgments, affirmations, confirmations and agreements contemplated hereby or the transactions contemplated thereby.

Section 12. GOVERNING LAW. THIS CONFIRMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

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Section 13. Miscellaneous. The provisions set forth in the Amended Credit Agreement related to costs and expenses, indemnification, counterparts, severability, submission to jurisdiction, waiver of venue, service of process, waiver of jury trial and confidentiality shall apply to, and are hereby incorporated by reference in, this Amendment as if fully set forth herein, mutatis mutandis.

It is acknowledged and agreed that this Amendment is a Loan Document for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE GEO GROUP, INC., as Borrower

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Senior Vice President and Chief Financial Officer

GEO CORRECTIONS HOLDINGS, INC., as Borrower

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

EXECUTED by GEO Australasia Finance Holdings Pty Ltd as trustee of the GEO Australasia Finance Holding Trust under section 127 of the Corporations Act 2001 (Cth):

/s/ George C. Zoley	/s/ Brian R. Evans
Signature of director	Signature of director/company secretary

George C. Zoley	Brian R. Evans
Name of director (block letters)	Name of director/company secretary (block letters)

EXECUTED by GEO Australasia Holdings Pty Ltd under section 127 of the Corporations Act 2001 (Cth):

/s/ George C. Zoley	/s/ Brian R. Evans
Signature of director	Signature of director/company secretary

George C. Zoley	Brian R. Evans
Name of director (block letters)	Name of director/company secretary (block letters)

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

GUARANTORS:

GEO HOLDINGS I, INC.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President

GEO TRANSPORT, INC.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President and Treasurer

GEO RE HOLDINGS LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Senior Vice President and Treasurer

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President – Finance

CPT LIMITED PARTNER, LLC MUNICIPAL CORRECTIONS FINANCE, L.P. GEO ACQUISITION II, INC.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

CPT OPERATING PARTNERSHIP L.P.

BII HOLDING CORPORATION

BII HOLDING I CORPORATION

BEHAVIORAL HOLDING CORP.

BEHAVIORAL ACQUISITION CORP.

PROTOCOL CRIMINAL JUSTICE, INC.

B.I. INCORPORATED

BI MOBILE BREATH, INC.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President Finance

WBP LEASING, LLC

CORRECTIONAL SYSTEMS, LLC

CORNELL CORRECTIONS MANAGEMENT, LLC

MCF GP, LLC

GEO MCF LP, LLC

GEO OPERATIONS, LLC

GEO CORRECTIONS AND DETENTION, LLC

GEO REENTRY SERVICES, LLC

CORNELL ABRAXAS GROUP OS, LLC

CORNELL COMPANIES OF CALIFORNIA OS, LLC

CORNELL INTERVENTIONS OS, LLC

CORNELL COMPANIES OF TEXAS OS, LLC

CCG I, LLC

CORRECTIONAL PROPERTIES, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer and Manager

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

CORNELL CORRECTIONS OF ALASKA, INC.

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

CORNELL CORRECTIONS OF CALIFORNIA, INC.

CORNELL CORRECTIONS OF TEXAS, INC.

CORNELL INTERVENTIONS, INC.

CORNELL ABRAXAS GROUP, INC.

GEO/DEL/R/02, INC.

GEO INTERNATIONAL SERVICES, INC.

GEO/DEL/T/02, INC.

GEO REENTRY, INC.

GEO REENTRY SERVICES OF ALASKA, INC.

GEO CC1 INC.

GEO CC2 INC.

GEO CC3 INC.

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer

CORNELL COMPANIES, INC. CLEARSTREAM DEVELOPMENT LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Finance, Chief Financial Officer

CORRECTIONAL SERVICES CORPORATION, LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President – Finance and CFO

HIGHPOINT INVESTMENTS LLC GEO CARE LLC

By:	/s/ Brian R. Evans
	Name:	Brian R. Evans
	Title:	Vice President, Chief Financial Officer and Manager

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

BNP PARIBAS, as Administrative Agent, Swingline Lender, AUD LC Issuer and RCF LC Issuer

By:	/s/ Andrew Shapiro
Name:	Andrew Shapiro
Title:	Managing Director

By:	/s/ James McHale
Name:	James McHale
Title:	Managing Director

BANK OF AMERICA, N.A., as AUD LC Issuer and RCF LC Issuer

By:	/s/ Mark A. Zirkle
Name:	Mark A. Zirkle
Title:	Senior Vice President

HSBC BANK USA, N.A., as AUD LC Issuer and RCF LC Issuer

By:	/s/ Rafael De Paoli
Name:	Rafael De Paoli
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as RCF LC Issuer

By:	/s/ Helen V. Davis
Name:	Helen V. Davis
Title:	Executive Director

[The GEO Group, Inc. – Amendment No. 1 to Second Amended and Restated Credit Agreement]

Schedule I

Excluded Real Property

(i)	Lea County, New Mexico Property

Description of Property:

FOR SURFACE TITLE ONLY:

A tract of land located in part of the West Half (W1/2) of Section 11, Township 18 South, Range 37 East, being a part of a tract conveyed to the County of Lea, a political Subdivision of the State of New Mexico as recorded in Book 821, Page 485 of the Lea County Records, and being more particularly described as follows:

Beginning at a point on the east line of said County tract, from whence the southwest corner of said County tract, which is also the southwest corner of said Section 11, bears S0°02’42”E, a distance of 2302.95 feet and N89°53’24”W, a distance of 2375.16 feet;

THENCE N0°02’42”W along the east line of said County tract, a distance of 2281.54 feet to a found  1⁄2” rebar with a plastic cap which is the northeast corner of said County tract and the northeast corner of this survey;

THENCE N89°52’06”W along the north line of said County tract, a distance of 1290.03 feet to a  1⁄2” rebar with an aluminum cap for the northwest corner of this survey;

THENCE S0°02’42”E parallel with the east line of said County tract, a distance of 1720.01 feet to a  1⁄2” rebar with an aluminum cap, which is an angle point on the west line of this survey;

THENCE S14°22’11”E, a distance of 580.00 feet to a  1⁄2“ rebar with an aluminum cap which is the southwest corner of this survey;

THENCE S89°52’06”E, parallel with the north line of said County tract, a distance of 1146.53 feet to the point of beginning.

(ii)	Essex County, New Jersey Property

Description of Property:

BEGINNING at a point in the Westerly line of Doremus Avenue distant 1,604.05 feet from the intersection of said Westerly line of Doremus Avenue with the existing Northerly line of Wilson Avenue; thence;

(1)	North 65 degrees 58 minutes 37 seconds West 605.00 feet to a point; thence

(2)	North 24 degrees 01 minutes 23 seconds East 375.00 feet to a point; thence

(3)	South 65 degrees 58 minutes 37 seconds East 605.00 feet to a point in the Westerly line of Doremus Avenue; thence

(4)	Along said Doremus Avenue South 24 degrees 01 minutes 23 seconds West 375.00 feet to a point and place of beginning.

Being the same premises conveyed to Community Corrections Urban Renewal Corporation by Northern Real Estate Urban Renewal Company, a New Jersey partnership, by Deed dated May 5, 1999 and recorded May 6, 1999 in Book 5613, Page 0944 In the Essex County Register’s Office.

BEING the same premises described in a survey plat by G.C. Stewart Associates, Inc., dated August 12, 2002 and last revised April 29, 2003, as follows:

BEGINNING at a point on the Westerly sideline of Doremus Avenue (distant 1604.05 feet) Northerly along same from the existing Northerly sideline of Wilson Avenue.

Thence (1) running along the Northerly line of lands n/f Dockside Urban Renewal (Lot 2) North 65 degrees 52 minutes 11 seconds West, 605.00 feet to a point on the corner of said Lot 2;

Thence (2) running along the Easterly line of said Lot 2 and along the easterly line of lands of n/f Haefell Urban Renewal (Lot 153.02) North 24 degrees 07 minutes 49 seconds East 375.00 feet to a point on the Southerly line of lands of Haefell Community Energy (Lot 153.01);

Thence (3) running along the Southerly line of said Lot 153.01 South 65 degrees 52 minutes 11 seconds East, 605.00 feet to a point on the Westerly sideline of Doremus Avenue;

Thence (4) running along the Westerly sideline of Doremus Avenue South 24 degrees 07 minutes 49 seconds West 375.00 feet to the POINT AND PLACE OF BEGINNING.

NOTE: FOR INFORMATION ONLY: Being Lot(s) 154, Block(s) 5060; Tax Map of the City of Newark, County of Essex, State of New Jersey

(iii)	GEO Group, Inc. Headquarters Property

Description of Property:

North Unit of BOCA VILLAGE CORPORATE CENTER II, A CONDOMINIUM according to the Declaration of Condominium thereof, recorded in Official Records Book 21986, Page 0013, as amended by First Amendment to Declaration of Condominium of Boca Village Corporate Center II, a Condominium, recorded in Official Records Book 22323, Page 1674, as amended by Second Amendment to Declaration of Condominium of Boca Village Corporate Center II, a Condominium, recorded in Official Records Book 24137, Page 1381, as amended by Third Amendment to Declaration of Condominium of Boca Village Corporate Center II, a Condominium, recorded in Official Records Book 24814, Page 1205, all of the Public Records of Palm Beach County, Florida, together with its undivided share in the common elements.

Exhibit A

Amendments to Credit Agreement

(See attached.)

~~EXECUTION VERSION~~

SECOND AMENDED AND RESTATED CREDIT AGREEMENT1

dated as of

August 27, 2014

( as amended on May 19, 2016 pursuant to the Third Amendment referred to herein)

among

THE GEO GROUP, INC.

and

GEO CORRECTIONS HOLDINGS, INC.,

as Borrowers,

the Australian Borrowers referred to herein,

the Lenders referred to herein

and

BNP PARIBAS,

as Administrative Agent

BNP PARIBAS SECURITIES CORP.,

as Lead Arranger

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, ~~SUNTRUST BANK and~~

JPMORGAN CHASE BANK, N.A., SUNTRUST BANK and

WELLS FARGO ~~CAPITAL FINANCE~~SECURITIES, LLC,

as Co-Syndication Agents

[1]	Conformed to reflect Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of May 19, 2016.

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~29~~36
Section 1.03	Terms Generally	~~29~~36
Section 1.04	Accounting Terms; GAAP	~~30~~36
Section 1.05	Currencies; Currency Equivalents	~~30~~36
Section 1.06	Change in Currency	37
Section 1.07	Letter of Credit Amounts	38
Section 1.08	Australian Terms	38
Section 1.09	Australian Code of Banking Practice	38

ARTICLE II THE CREDITS		~~30~~38
Section 2.01	The Commitments; Loans	~~30~~38
Section 2.02	Loans and Borrowings	~~32~~40
Section 2.03	Requests for Syndicated Borrowings	~~33~~41
Section 2.04	Swingline Loans	~~34~~42
Section 2.05	Letters of Credit	~~35~~43
Section 2.06	Funding of Borrowings	~~44~~53
Section 2.07	Interest Elections	~~44~~55
Section 2.08	Termination and Reduction of Commitments; Increase of Revolving Credit Commitments ~~45~~; Increase of Multicurrency Subfacility Commitments	56
Section 2.09	Repayment of Loans; Evidence of Debt	~~48~~60
Section 2.10	Prepayment of Loans	~~49~~62
Section 2.11	Fees	~~53~~66
Section 2.12	Interest	~~54~~68
Section 2.13	Increased Costs	~~56~~70
Section 2.14	Break Funding Payments	~~58~~72
Section 2.15	Taxes	~~58~~72
Section 2.16	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~60~~75
Section 2.17	Mitigation Obligations; Replacement of Lenders	~~62~~77
Section 2.18	Defaulting Lenders	~~64~~78
Section 2.19	Illegality	~~66~~81
Section 2.20	GEO as Borrowers’ and Australian Borrowers’ Representative	~~66~~82
Section 2.21	Joint and Several Obligations	~~66~~82

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~68~~84
Section 3.01	Organization; Powers and Qualifications	~~68~~84
Section 3.02	Authorization; Enforceability	~~68~~84
Section 3.03	Governmental Approvals; No Conflicts	~~68~~85
Section 3.04	Financial Condition; No Material Adverse Change	~~69~~85
Section 3.05	Properties	~~69~~85
Section 3.06	Litigation	~~69~~85
Section 3.07	Environmental Matters	~~70~~86
Section 3.08	Compliance with Laws and Agreements; No Defaults	~~70~~86
Section 3.09	Government Regulation	~~70~~86
Section 3.10	Tax Returns and Payments	~~70~~86

Section 3.11	ERISA	~~70~~86
Section 3.12	Disclosure	~~70~~86
Section 3.13	Margin Stock	~~71~~87
Section 3.14	Agreements and Liens	~~71~~87
Section 3.15	Material Contracts	~~71~~87
Section 3.16	Subsidiaries and Investments	~~71~~87
Section 3.17	Real Property	~~72~~88
Section 3.18	Solvency	~~72~~88
Section 3.19	Employee Relations	~~72~~88
Section 3.20	Burdensome Provisions	~~72~~88
Section 3.21	REIT Status	~~72~~88
Section 3.22	Anti-Terrorism Laws and Sanctions; AML Laws; Anti-Corruption Laws	~~72~~88
Section 3.23	EEA Financial Institution	89
Section 3.24	Governing Law and Enforcement	89
Section 3.25	Trustee	89
Section 3.26	Representations Concerning the Australian Trustee	89

ARTICLE IV CONDITIONS		~~72~~90
Section 4.01	Second Restatement Effective Date	~~73~~90
Section 4.02	Each Extension of Credit	~~75~~93

ARTICLE V AFFIRMATIVE COVENANTS		~~76~~93
Section 5.01	Financial Statements and Other Information	~~76~~94
Section 5.02	Notices of Material Events	~~77~~95
Section 5.03	Existence; Conduct of Business	~~78~~96
Section 5.04	Payment of Obligations	~~78~~96
Section 5.05	Maintenance of Properties; Insurance	~~78~~96
Section 5.06	Books and Records; Inspection Rights	~~79~~97
Section 5.07	Compliance with Laws	~~79~~97
Section 5.08	Use of Proceeds and Letters of Credit	~~79~~97
Section 5.09	Additional Subsidiaries; Restricted and Unrestricted Subsidiaries	~~79~~98
Section 5.10	New Real Property Collateral	~~80~~99
Section 5.11	Further Assurances; ~~Post-Closing~~Certain Real Estate Deliverables	~~82~~101
Section 5.12	Fiscal Year	~~84~~103
Section 5.13	The Australian Trust.	103

ARTICLE VI NEGATIVE COVENANTS		~~84~~103
Section 6.01	Indebtedness	~~84~~103
Section 6.02	Liens	~~85~~105
Section 6.03	Fundamental Changes	~~86~~105
Section 6.04	Investments	~~88~~107
Section 6.05	Restricted Payments	~~89~~109
Section 6.06	Transactions with Affiliates	~~91~~111
Section 6.07	Restrictive Agreements	~~91~~111
Section 6.08	Modifications of Certain Documents	~~91~~111
Section 6.09	Certain Financial Covenants	~~92~~111
Section 6.10	Limitations on Exchange and Issuance of Equity Interests	~~92~~112
Section 6.11	Nature of Business	~~92~~112
Section 6.12	Impairment of Security Interest	~~92~~112
Section 6.13	Payments and Prepayments of Certain Debt	~~92~~112
Section 6.14	Australian Trustee.	113

ARTICLE VII EVENTS OF DEFAULT		~~93~~114
Section 7.01	Events of Default	~~93~~114
Section 7.02	Application of Payments	~~95~~117

ARTICLE VIII AGENCY		~~96~~118
Section 8.01	Administrative Agent	~~96~~118
Section 8.02	Hedge Counterparties and Cash Management Banks	121
Section ~~8.02~~8.03	Lead Arranger; Co-Syndication Agents	~~99~~121

ARTICLE IX MISCELLANEOUS		~~99~~121
Section 9.01	Notices	~~99~~121
Section 9.02	Waivers; Amendments	~~102~~125
Section 9.03	Expenses; Indemnity; Damage Waiver	~~104~~127
Section 9.04	Successors and Assigns	~~105~~128
Section 9.05	Survival	~~110~~133
Section 9.06	Counterparts; Integration; Effectiveness; Lender Addendum	~~110~~133
Section 9.07	Severability	~~110~~133
Section 9.08	Right of Setoff	~~111~~134
Section 9.09	Governing Law; Jurisdiction; Etc	~~111~~134
Section 9.10	WAIVER OF JURY TRIAL	~~112~~135
Section 9.11	Headings	~~112~~135
Section 9.12	Treatment of Certain Information; Confidentiality	~~112~~135
Section 9.13	USA PATRIOT Act	~~113~~136
Section 9.14	Interest Rate Limitation	~~113~~136
Section 9.15	Judgment Currency	~~113~~136
Section 9.16	Effect of Amendment and Restatement	~~114~~137
Section 9.17	Special Waiver	~~114~~137
Section 9.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	137

SCHEDULE I	–	Disclosure Supplement

EXHIBIT A-1	–	Form of Term Loan Note
EXHIBIT A-2	–	Form of Revolving Credit Loan Note
EXHIBIT A-3	–	Form of Multicurrency Subfacility Loan Note
EXHIBIT B	–	Form of Assignment and Assumption
EXHIBIT C	–	Form of Joinder Agreement
EXHIBIT D	–	Form of Lender Addendum
EXHIBIT E	–	Form of Competitive Bid Offer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of August 27, 2014, among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), the Lenders referred to herein and BNP PARIBAS, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, GEO, BNP Paribas, as administrative agent, and certain other parties entered into an Amended and Restated Credit Agreement dated as of the First Restatement Effective Date (as amended, supplemented or otherwise modified to, and as in effect immediately before giving effect to, the amendment and restatement thereof contemplated hereby to occur on and as of the Second Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent, as applicable, agree to amend and restate the Existing Credit Agreement in its entirety pursuant to this Agreement, and the requisite Lenders and the Administrative Agent are willing to do so, on the terms and subject to the conditions contained herein;

WHEREAS, BNP Paribas and the other Lenders party hereto constitute the Administrative Agent, all of the Revolving Credit Lenders and the Required Lenders under (and each as defined in) the Existing Credit Agreement immediately prior to the Second Restatement Effective Date (after giving effect to any assignments of Loans and Commitments to be consummated on such date, including pursuant to Section 2.17(b) of the Existing Credit Agreement immediately following the execution hereof by the Required Lenders of the Revolving Credit Loans under (and each as defined in) the Existing Credit Agreement) for purposes of Section 9.02 of the Existing Credit Agreement and have consented to such amendment and restatement of the Existing Credit Agreement;

WHEREAS, in connection with this Agreement and the amendment and restatement referred to above, GEO has requested the establishment hereunder of the Australian LC Facility Commitments in an original aggregate principal amount of A$225,000,000 for the purposes permitted hereunder; and

WHEREAS, the applicable Lenders, the AUD LC Issuer and the Administrative Agent have agreed to establish the Australian LC Facility Commitments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement shall, upon the satisfaction of the conditions precedent specified in Section 4.01 on the Second Restatement Effective Date, be amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2021 Notes” means the senior unsecured notes due 2021 issued by GEO in an aggregate principal amount of $300,000,000.

“ABR”, when used in reference to any Loan or Borrowing denominated in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted BBSW Rate” means, for the Interest Period for any Eurodollar Borrowing denominated in Australian Dollars, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the BBSW Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries ~~and~~, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of GEO or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of ~~the~~ Unrestricted Subsidiaries ~~and the~~, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of GEO or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing denominated in Dollars or an Agreed Foreign Currency (other than Australian Dollars), an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” has the meaning assigned thereto in the Preamble hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Foreign Currency” means, (i) in respect of any RCF LC requested to be issued by ~~an~~any RCF LC Issuer, any of Euros, Sterling, Australian Dollars, South African Rand and any other Foreign Currency approved by ~~such~~the applicable RCF LC Issuer (each of whom agrees not to withhold such approval unreasonably) ~~but~~, and (ii) in respect of any Borrowing of Multicurrency Subfacility Loans, any of Euros, Sterling and Australian Dollars, but, in each case under clauses (i) and (ii), only if at such time (a) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of Euros, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any ~~Lender~~RCF LC Issuer for issuing any RCF LC or by any Lender for participating in any RCF LC Exposure or making any Multicurrency Subfacility Loan hereunder, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned thereto in the Preamble hereof.

“Alternate Base Rate” means, for any day, for any Borrowing, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate that would apply to a Eurodollar Borrowing of the same Class as such Borrowing with an Interest Period of one month starting on the second Business Day following such day, plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender or GEO or any of its Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to GEO or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Competitive AUD LC Rate” has the meaning assigned thereto in Section 2.05(l)(iv).

“Applicable Percentage” means (a) with respect to any Revolving Credit Lender for purposes of (x) Section 2.04 or Section 2.05, the percentage of the total Available Revolving Credit Commitments represented by such Revolving Credit Lender’s Available Revolving Credit Commitment, or (y) in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of any Swingline Lender or any RCF LC Issuer under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment, (b) with respect to any Australian LC Facility Lender for purposes of Section 2.05 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of any AUD LC Issuer under this Agreement, the percentage of the total AUD LC Exposure represented by such Lender’s Australian LC Facility Commitment, and (c) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder (other than Multicurrency Subfacility Commitments) represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes hereunder (other than Multicurrency Subfacility Commitments); provided that in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Revolving Credit Commitments have expired or been terminated, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Applicable Period” has the meaning assigned thereto in Section 2.10(b)(ii).

“Applicable Rate” means, (a) for Term Loans, (i) 2.50% per annum in the case of Eurodollar Loans and (ii) 1.50% in the case of ABR Loans, (b) for Incremental Term Loans of any Series, such rate or rates of interest as shall be agreed upon at the time the Incremental Term Loan Commitments of such Series are established, and (c) for Revolving Credit Loans, Multicurrency Subfacility Loans and commitment fees, the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the most recent determination date:

Category	Total Leverage Ratio	ABR Applicable Rate	Eurodollar Applicable Rate	Commitment Fee Rate
1	>~~5.00~~5.50 to 1.00	1.50%	2.50%	0.30%
2	>~~4.00~~4.50 to 1.00 and <~~5.00~~5.50 to 1.00	1.25%	2.25%	0.30%
3	>~~3.00~~3.50 to 1.00 and <~~4.00~~4.50 to 1.00	1.00%	2.00%	0.30%
4	>~~2.00~~2.50 to 1.00 and <~~3.00~~3.50 to 1.00	0.75%	1.75%	0.30%
5	<~~2.00~~2.50 to 1.00	0.50%	1.50%	0.25%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of GEO (starting with its fiscal quarter ending on June 30, 2013) based upon GEO’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) (or Section 5.01(a) or (b) of the Existing Credit Agreement, until such financial statements are first delivered hereunder), as applicable, and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date 10 Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing and (B) if GEO fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), as applicable, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” has the meaning assigned thereto in the Collateral Agreement.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned thereto in Section 2.08(e)(i).

“Auction” has the meaning assigned thereto in Section 9.04(b).

“Auction Manager” means (a) the Administrative Agent in its capacity as Auction Manager or (b) any other financial institution or advisor agreed by GEO and the Administrative Agent (whether or not an affiliate of Administrative Agent) to act as an arranger in connection with any purchases pursuant to Section 9.04(b).

“AUD Collateral Account” has the meaning assigned thereto in Section 2.05(k).

“AUD FLOC” means any financial letter of credit issued by any AUD LC Issuer pursuant to this Agreement.

~~“AUD FLOC Maturity Date” means May 1, 2017.~~

“AUD LC” means any AUD FLOC or an AUD PLOC.

“AUD LC Availability Period” means, (a) with respect to any AUD ~~FLOC, the period from and including the Second Restatement Effective Date to but excluding the earlier of the fifth Business Day prior to the AUD FLOC Maturity Date and the date of termination of the Australian LC Facility Commitments, and (b) with respect to any AUD~~ PLOC, the period from and including the Second Restatement Effective Date to but excluding the earlier of the fifth Business Day prior to the AUD PLOC Maturity Date and the date of termination of the Australian LC Facility Commitments, and (b) with respect to any AUD FLOC, the period from and including the Second Restatement Effective Date to but excluding the earlier of the fifth Business Day prior to the Australian LC Facility Termination Date and the date of termination of the Australian LC Facility Commitments.

“AUD LC Disbursement” means a payment made by an AUD LC Issuer pursuant to an AUD LC.

“AUD LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding AUD LCs at such time plus (b) the aggregate amount of all AUD LC Disbursements that have not yet been reimbursed by or on behalf of GEO at such time. The AUD LC Exposure of any Lender at any time shall be its Applicable Percentage of the total AUD LC Exposure at such time.

“AUD LC Issuer” means (i) BNP Paribas, (ii) Bank of America, N.A., (iii) HSBC Bank USA, N.A. or (iv) any Australian LC Facility Lender selected by GEO that is reasonably acceptable to the Administrative Agent and consents to be an “AUD LC Issuer” hereunder, and their successors in such capacity as provided in Section 2.05(j). An AUD LC Issuer may, in its discretion and, solely as to Affiliates, with GEO’s consent (which consent shall not be unreasonably withheld or conditioned, and shall be given if such Affiliate is acceptable to the beneficiary of the relevant AUD LC), arrange for one or more AUD LCs to be issued by branches or Affiliates of such AUD LC Issuer, in which case the term “AUD LC Issuer” shall include any such branch or Affiliate with respect to AUD LCs issued by such branch or Affiliate. Each reference herein to “the AUD LC Issuer” shall refer to the respective AUD LC Issuer of an AUD LC.

“AUD LC Request” has the meaning assigned thereto in Section 2.05(b)(iii).

“AUD LC Request Time” has the meaning assigned thereto in Section 2.05(b)(iii).

“AUD PLOC” means any performance letter of credit issued by any AUD LC Issuer pursuant to this Agreement.

“AUD PLOC Maturity Date” means October 1, 2016.

“AUD Rate” means, for any day, the ~~reserve-adjusted 1-month Australian Bank Bill Swap Benchmark Rate (as determined by the Administrative Agent) or such alternative reference rate as may be agreed by the Administrative Agent, the AUD LC Issuer and GEO~~1-month Adjusted BBSW Rate, for such day.

“Australia” means the Commonwealth of Australia (and “Australian” shall be construed accordingly).

“Australian Borrower” means each of GEO Australasia Holdings Pty Ltd. and the Australian Trustee.

“Australian Borrower Resignation Date” has the meaning assigned thereto in Section 5.09(d).

“Australian Corporations Act” means the Australian Corporations Act 2001 (Cth).

“Australian Dollars” or “A$” refers to the lawful currency of Australia.

“Australian LC Facility Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to acquire participations in AUD LCs hereunder (subject to Section 2.05(l)), expressed as an amount representing the maximum aggregate amount of such Lender’s AUD LC Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Australian LC Facility Commitments as of each of the Second Restatement Date and the Third Amendment Effective Date is A$225,000,000.

“Australian LC Facility Fee Rate” means the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the most recent determination date:

Category	Total Leverage Ratio	Australian LC Facility Fee Rate
1	>~~5.00~~5.50 to 1.00	0.25%
2	>~~4.00~~4.50 to 1.00 and <~~5.00~~5.50 to 1.00	0.25%
3	>~~3.00~~3.50 to 1.00 and <~~4.00~~4.50 to 1.00	0.25%
4	>~~2.00~~2.50 to 1.00 and <~~3.00~~3.50 to 1.00	0.25%
5	<~~2.00~~2.50 to 1.00	0.20%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of GEO based upon GEO’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, and (ii) each change in the Australian LC Facility Fee Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date 10 Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing and (B) if GEO fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), as applicable, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Australian LC Facility Fee Rate for any period shall be subject to the provisions of Section 2.12(f).

“Australian LC Facility Lender” means a Lender with an Australian LC Facility Commitment or, if the Australian LC Facility Commitments have expired or been terminated, a Lender with AUD LC Exposure.

“Australian LC Facility Termination Date” means ~~the third anniversary of the Second Restatement Effective Date~~February 15, 2017.

“Australian Trust” means GEO Australasia Finance Holding Trust.

“Australian Trustee” means GEO Australasia Finance Holdings Pty Ltd., a direct wholly owned Subsidiary of GEO, in its capacity as trustee for the Australian Trust.

“Australian Trust Instrument” means the document entitled GEO Australasia Finance Holding Trust Trust Deed dated April 5, 2016 pursuant to which the Australian Trustee is appointed as trustee of the Australian Trust.

“Auto-Extension RCF LC” has the meaning assigned thereto in Section 2.05(b)(ii).

“Available Revolving Credit Commitment” means, with respect to any Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time, minus (b) such Lender’s Revolving Credit Exposure at such time, minus (c) the outstanding principal amount of such Lender’s Multicurrency Subfacility Loans at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Parent” means, with respect to any Lender, any Person of which such Lender is, directly or indirectly, a Subsidiary.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, liquidator, administrative receiver, administrator, compulsory administrator, provisional liquidator, receiver and manager, controller (in the case of appointments under Australian law, as defined in the Australian Corporations Act) or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

“BBSW Rate” means, for the Interest Period for any Eurodollar Borrowing denominated in Australian Dollars, the rate appearing on the Screen at approximately 11:00 a.m., Sydney time, two Business Days prior to the commencement of such Interest Period, as the Australian Bank Bill Swap Benchmark Rate for deposits denominated in Australian Dollars with a maturity comparable to such Interest Period. If such rate is not available on the Screen at such time for any reason, then the BBSW Rate for such Interest Period shall be the rate at which Australian Dollar deposits in the amount of A$5,000,000 for a maturity comparable to such Interest Period are offered by the principal Sydney office of the Administrative Agent in the Australian interbank market to first class banks at approximately 11:00 a.m., Sydney time, two Business Days prior to the commencement of such Interest Period. If the BBSW Rate for any Interest Period for any Eurodollar Borrowing as determined above in this definition would otherwise be less than zero, then such BBSW Rate shall instead be zero.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” has the meaning assigned thereto in Section 9.01(d).

“Borrowers” has the meaning assigned thereto in the Preamble hereof. For the avoidance of doubt the term “Borrowers” as used in this Agreement and the other Loan Documents shall not include the Australian Borrowers.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class, (b) all Eurodollar Loans of the same Class and Currency that have the same Interest Period or (c) a Swingline Loan.

“Borrowing Request” means a request by GEO for a Syndicated Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed ~~and~~, (b) if such day relates to a borrowing, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing for which interest is determined by reference to the Adjusted LIBO Rate, or to a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in ~~Dollar~~ deposits denominated in the Currency of such Borrowing are carried out in the London interbank market~~.~~, and (c) if such day relates to an issuance, borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, as applicable, any Borrowing or Letter of Credit denominated in any Agreed Foreign Currency, or to a notice by a Borrower or an Australian Borrower with respect to any such issuance, borrowing, continuation, payment, prepayment or Interest Period, that is also a day (x) on which commercial banks settle payments in the Principal Financial Center for such Agreed Foreign Currency and (y) that is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to remain closed in such Principal Financial Center.

“Capital Asset” means any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of GEO, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease” means any lease of any property by GEO, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of GEO, its Subsidiaries and the Other Consolidated Persons.

“Cash Management Bank” has the meaning assigned thereto in the definition of “Cash Management Obligations” in this Section 1.01.

“Cash Management Obligations” shall mean the monetary obligations owed by GEO or any Restricted Subsidiary to any Person that is a Lender, the Administrative Agent, a Co-Syndication Agent or any Affiliate of any of the foregoing at the time such arrangements were entered into (solely in such capacity and with respect to such obligations, a “Cash Management Bank”) in respect of any overdraft and related liabilities arising from treasury, depository, credit card, debit card, purchase card and cash management services or any automated clearing house transfers of funds, in each case, to the extent designated by GEO and such Person as “Cash Management Obligations” in writing to the Administrative Agent; provided that no Person shall constitute a “Cash Management Bank” (x) unless such Person shall have delivered to the Administrative Agent and GEO a written consent of such Person (in its capacity as a Cash Management Bank) to the termination of all Security Documents and the release of all Liens thereunder upon the occurrence of the Release Date (as defined in the Guaranty Agreement) or (y) if at the time the relevant arrangements were entered into such person was a Defaulting Lender or an Affiliate of a Defaulting Lender and the monetary obligations owed pursuant to such arrangements shall not constitute a “Cash Management Obligations”.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Charges” has the meaning assigned thereto in Section 9.14.

“Change in Control” means: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of GEO; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of GEO over a period of shorter than or equal to 24 months by Persons who were neither (i) nominated by the board of directors of GEO nor (ii) appointed by directors so nominated; (c) the occurrence of any “change in control” as defined in any Senior Note Indenture evidencing Indebtedness in excess of $50,000,000 in outstanding principal amount and obligating GEO (at the option of one or more holders of such Indebtedness or otherwise) to repurchase, redeem or repay all or any part of such Indebtedness; ~~or~~ (d) except to the extent GEO merges with and into Corrections (subject to the provisions of Section 6.03(a) hereof), the failure of GEO at any time to either (x) own, directly or indirectly (through one or more wholly-owned Guarantors), 100% of the issued and outstanding Equity Interests in or (y) Control, in each case Corrections or any successor to Corrections ~~or all or substantially all of its assets or property.~~; or (e) unless the Australian Borrower Resignation Date shall have occurred, the failure of GEO at any time to either (x) own, directly or indirectly (through one or more wholly-owned Subsidiaries), 100% of the issued and outstanding Equity Interests in or (y) Control, in each case any Australian Borrower or any successor to such Australian Borrower.

“Change in Law” means the occurrence, after the First Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated, Revolving Credit Loans, Multicurrency Subfacility Loans, Term Loans, or Incremental Term Loans of the same Series, or are Swingline Loans and, when used in reference to any Commitment~~,~~ refers to whether such Commitment is a Revolving Credit Commitment, Multicurrency Subfacility Commitment, Incremental Term Loan Commitment or Australian LC Facility Commitment.

“Code” means the Internal Revenue Code of 1986.

“Collateral Accounts” has the meaning assigned thereto in Section 2.05(k).

“Collateral Agreement” means the Amended and Restated Collateral Agreement dated as of the First Restatement Effective Date among the Borrowers, each Restricted Domestic Subsidiary and the Administrative Agent.

“Collateral Assignment” means the Amended and Restated Collateral Assignment Agreement dated as of the First Restatement Effective Date among the Borrowers, certain of the Restricted Subsidiaries and the Administrative Agent.

“Commitment” means a Revolving Credit Commitment, Multicurrency Subfacility Commitment, Incremental Term Loan Commitment, Australian LC Facility Commitment or any combination thereof (as the context requires).

“Commitment Increase Date” has the meaning assigned thereto in Section 2.08(e)(i).

“Competitive AUD LC” means an AUD LC the pricing for which shall have been established on a Competitive Bid basis pursuant to Section 2.05(l).

“Competitive AUD LC Percentage” has the meaning assigned thereto in Section 2.05(l)(v).

“Competitive Australian LC Facility Lender” has the meaning assigned thereto in Section 2.05(l)(v).

“Competitive Bid” means an offer by an Australian LC Facility Lender to participate in a Competitive AUD LC in accordance with Section 2.05(l).

“Competitive Bid Offered Rate” means, with respect to any Competitive Bid, the rate per annum offered by the Lender making such Competitive Bid; provided that such rate shall be less than the applicable Maximum AUD LC Fee Rate then in effect.

“Competitive Bid Request” has the meaning assigned thereto in Section 2.05(l)(i).

“Consenting Lender” has the meaning assigned thereto in Section 9.02(c).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corrections” has the meaning assigned thereto in the Preamble hereof.

“Co-Syndication Agent” means each of Bank of America, N.A., Barclays Bank PLC, JPMC, SunTrust Bank and Wells Fargo ~~Capital Finance~~Securities, LLC.

“Credit Party” means the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender.

“Cumulative Cap” has the meaning assigned thereto in Section 6.04(j).

“Currency” means ~~Dollars or any Foreign Currency~~, with respect to any jurisdiction, the lawful money of such jurisdiction.

“Currency Valuation Notice” has the meaning assigned thereto in Section 2.10(c).

“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice, the lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) if such Lender is a Revolving Credit Lender or Australian LC Facility Lender, fund any portion of its participations in Letters of Credit or Swingline Loans, as applicable, or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular breach, if any) has not been satisfied, (b) has notified GEO or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if such Lender is a Revolving Credit Lender or Australian LC Facility Lender, participations in then outstanding Letters of Credit and Swingline Loans, as applicable, under this

Agreement (unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular breach, if any) has not been satisfied), provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Bank Parent that has, become the subject of a Bankruptcy Event or a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any Bank Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.18) upon delivery of written notice of such determination to GEO and each Lender.

“Delaney Hall Facility” means that certain real property located in Essex County, New Jersey described on Schedule I to the Third Amendment (under the heading “Essex County, New Jersey Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of GEO and its Restricted Subsidiaries.

“Developmental Investments” has the meaning assigned thereto in Section 6.04(q).

“Disclosed Matters” means the actions, suits and proceedings disclosed in the Disclosure Supplement.

“Disclosure Supplement” means the Disclosure Supplement, attached hereto as Schedule I, dated as of the Second Restatement Effective Date and heretofore furnished to the Administrative Agent and the Lenders.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by GEO or any of its Restricted Subsidiaries to any Person other than GEO or any of its Restricted Subsidiaries, excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

“Dollar Equivalent” means, ~~on any date of determination,~~ (i) with respect to an amount denominated in Dollars, such Dollar amount and (ii) with respect to ~~an~~the amount of any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on ~~such~~the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.10(c) or redenomination under the last sentence of Section 2.16(a), on the date of determination or redenomination therein referred to), based upon the rate appearing on the applicable page of the Reuters Screen (or on any successor or substitute page of such screen, or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of) providing quotations of exchange rates applicable to the sale of such Foreign Currency in the London foreign exchange market at approximately 11.00 a.m., London time, for delivery two days later.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary of GEO that is organized under the laws of the United States of America, any State therein or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for GEO and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to the Ravenhall Project Subsidiaries or any similar public-private partnership of GEO or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of GEO most recently ended prior to the calculation of such amount for which financial statements have been delivered under Section 5.01(a) or (b), as applicable, and a Financial Officer’s certificate has been delivered under Section 5.01(c) certifying such amount) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations, and (vi) the aggregate amount of transaction costs and expenses incurred on or prior to December 31, 2013 with respect to activities (including any corporate restructuring) undertaken in good faith solely for the purpose of permitting GEO to elect to be treated as a REIT, as certified by a Financial Officer of GEO to the Administrative Agent, whether or not incurred prior to, on or after such election; less (b) to the extent added in determining Net Income, ~~interest income and~~ any extraordinary gains. If any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a Pro Forma Basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such Permitted Acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such Permitted Acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMU Legislation” means legislation enacted by the European Union’s Economic and Monetary Union.

“Entitled Person” has the meaning assigned thereto in Section 9.15.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or human health matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any Equity Rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Issuance” means (a) any issuance or sale by GEO after the First Restatement Effective Date of any of its Equity Interests (other than any Equity Interests issued to directors, officers or employees of GEO or any of its Restricted Subsidiaries pursuant to employee benefit compensation, purchase or incentive plans established in the ordinary course of business and any capital stock of GEO issued upon the exercise, exchange or conversion of such Equity Interests) or (b) the receipt by GEO or any of its Restricted Subsidiaries after the First Restatement Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of GEO to GEO or any wholly owned Restricted Subsidiary of GEO or (y) any capital contribution by GEO or any wholly owned Restricted Subsidiary of GEO to any Subsidiary of GEO, or (z) any capital contribution by any holder of Equity Interests in any Restricted Subsidiary.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy with respect to any Plan the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by GEO or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by GEO or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by GEO or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by GEO or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” refers to the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to (i) the Adjusted LIBO Rate~~.~~ (in the case of Revolving Credit Loans denominated in Dollars or Multicurrency Subfacility Loans denominated in Euros or Sterling) or (ii) the Adjusted BBSW Rate (in the case of Multicurrency Subfacility Loans denominated in Australian Dollars).

“Event of Default” has the meaning assigned thereto in Article VII.

“Excess” has the meaning assigned thereto in Section 2.10(c)(ii).

“Excluded Property” means:

(i) voting Equity Interests of any direct Foreign Subsidiary of GEO or of any Domestic Subsidiary that, if pledged in favor of the Secured Parties, would result in excess of 65% of all of the outstanding voting Equity Interests of such Foreign Subsidiary being pledged in favor of the Secured Parties;

(ii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid; and

(iii) property and assets owned by any Borrower or any Guarantor that are the subject of Liens permitted by Section 6.02(d) or Section 6.02(h), but only if and for so long as (w) such Liens are in effect, (x) the Indebtedness secured by such Liens constitutes Indebtedness permitted by Section 6.01(f)~~,~~ or Section 6.01(k), as applicable, (y) the agreements or instruments evidencing or governing such Indebtedness prohibit the Loans from being secured by such assets and (z) no part of the Loans and no Letter of Credit was used to finance the acquisition, construction or improvement of such assets.

“Excluded Real Property” means each of the Lea County Facility, the Delaney Hall Facility and the GEO HQ.

“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) including without limitation, by virtue of such ~~Guarantor’s~~Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to that portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to (each of which shall be considered a “Payee”) the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any United States backup withholding tax that is required by the Code to be withheld from amounts payable to a recipient that has failed to comply with Section 2.15(e), and (d) in the case of a Foreign Payee (other than an assignee pursuant to a request by any Borrower under Section 2.17(b)), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Payee (including fees payable pursuant to Section 2.11) pursuant to the Code, treasury regulations or treaties (including officially published interpretations and guidelines), in each case as in place at the time such Foreign Payee becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Payee’s failure or inability (other than as a result of a Change in Law; provided that for avoidance of doubt, for purposes of this clause (d), the taking effect of FATCA subsequent to the date hereof shall not be deemed to be a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Payee (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” has the meaning assigned thereto in the Recitals hereof.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“FATCA” means Sections 1471 through 1474 of the Code, as of the ~~First~~Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that in no event shall the Federal Funds Effective Rate for any day be less than 0.00% per annum.

“Financial Officer” means an incumbent chief financial officer, principal accounting officer, treasurer or controller.

“First Restatement Effective Date” means April 3, 2013.

“Fixture Filings” has the meaning assigned thereto in Section 5.10(a)(i).

“Flood Act” ~~has the meaning assigned thereto in~~ Section 3.17means the National Flood Insurance Act of 1968.

“Flood Zone” means an area identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the Flood Act.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the respective Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Payee” means any Payee that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of GEO that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means Net Income, excluding gains (or losses) from sales of property and extraordinary, non-recurring or unusual items, plus depreciation, amortization and other non-cash charges, and after adjustments for unconsolidated minority interests, on a consolidated basis for GEO and its Subsidiaries and Other Consolidated Persons.

“GAAP” means generally accepted accounting principles in the United States of America.

“GEO” has the meaning assigned thereto in the Preamble hereof.

“GEO ~~Care Purchase Agreement~~HQ” means that certain ~~Purchase Agreement between GEO and GEO Care Holdings LLC, a Florida limited liability company (and an Affiliate of GEO), dated as of December 6, 2012.~~real property located in Boca Raton, Florida described on Schedule I to the Third Amendment (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of GEO and its Restricted Subsidiaries.

“Government Contract” means a contract between GEO or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to GEO or any Restricted Subsidiary.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including (i) any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain Working Capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation and (ii) any Lien on any assets of the guarantor securing payment of Indebtedness or other monetary obligations of the primary obligor; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means the Restricted Domestic Subsidiaries and any other Person which becomes a party to the Guaranty Agreement pursuant to a supplement thereto.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement dated as of the First Restatement Effective Date among the Borrowers, the Guarantors and the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hedge Counterparty” means each Person that is a Lender, the Administrative Agent, an Affiliate of a Lender or an Affiliate of the Administrative Agent (i) at the time it enters into a Hedging Agreement or (ii) that is party to a Hedging Agreement outstanding as of the First Restatement Effective Date, in each case with GEO or any Restricted Subsidiary, in its capacity as a party thereto.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of GEO or its Subsidiaries shall be a Hedging Agreement.

“Increasing Lender” has the meaning assigned thereto in Section 2.08(e)(i).

“Increasing Multicurrency Subfacility Lender” has the meaning assigned thereto in Section 2.08(f)(i).

“Incremental” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(~~c~~d).

“Incremental Lenders” means, in respect of any Series of Incremental Term Loans, the Lenders (or other financial institutions referred to in Section 2.01(~~c~~d)) whose offers to make Incremental Term Loans of such Series shall have been accepted by GEO in accordance with the provisions of Section 2.01(~~c~~d).

“Incremental Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Term Loans of any Series that is accepted by GEO in accordance with the provisions of Section 2.01(c), Section 2.08 or Section 2.10(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Incremental Term Loans” has the meaning assigned thereto in Section 2.01(d).

“Indebtedness” of any Person means, without duplication, (a) all liabilities, obligations and indebtedness of such Person for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due or payable on such later date as is customary in the trade, (c) all obligations of such Person as lessee under Capital Leases, (d) all Indebtedness of any other Person secured by a Lien on any asset of such Person, (e) all Guarantees by such Person of Indebtedness of others (including all Guarantees by any Borrower or any Restricted Subsidiary of Unrestricted Subsidiary Debt), (f) all obligations, contingent or otherwise, of such Person with respect to letters of credit (supporting payment of Indebtedness), whether or not drawn, including, without limitation, reimbursement obligations related thereto, and banker’s acceptances issued for the account of such Person, (g) all obligations of such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Equity Interests of such Person, (h) all outstanding payment obligations with respect to Synthetic Leases, (i) the outstanding attributed principal amount under any asset securitization program and (j) all outstanding payment obligations with respect to performance surety bonds that have been drawn upon. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned thereto in Section 9.03(b).

“Installment Sale” means any sale of a property by GEO, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of GEO, its Subsidiaries and the Other Consolidated Persons.

“Interest Election Request” means a request by GEO to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

“Interest Expense” means, for any period, the sum, for GEO and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or on such other day as all of the Lenders holding such Loan or Borrowing may agree in their sole discretion) or, with respect to such portion of any Eurodollar Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Revolving Credit Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Revolving Credit Commitment Termination Date, or for any period ending on or prior to the 30th day following the First Restatement Effective Date, one, two or three weeks thereafter, in each case~~,~~ as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing (other than an Interest Period pertaining to a Eurodollar Borrowing denominated in a Foreign Currency that ends on the Revolving Credit Commitment Termination Date that is permitted to be of less than one month’s duration as provided above in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) unless otherwise agreed to by the Administrative Agent, until the date falling on the 30th day following the First Restatement Effective Date, all Interest Periods for all Eurodollar Borrowings shall be coterminous and no Interest Period may commence before and end after such 30th day. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale, but excluding any such agreement expressly subject to a condition that such acquisition shall not be consummated if such acquisition would constitute a Default); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“ISP” means, with respect to any RCF LC, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such RCF LC).

“Issuing Lenders” means (a) the RCF LC Issuers and (b) the AUD LC Issuers. Each reference herein to “the Issuing Lender” shall refer to the respective Issuing Lender of a Letter of Credit.

“Joinder Agreement” means collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties, substantially in the form of Exhibit C.

“Joint and Several Obligations” has the meaning assigned thereto in Section 2.21(a).

“JPMC” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means an RCF LC Disbursement or an AUD LC Disbursement, as applicable.

“LC Exposure” means the RCF LC Exposure and the AUD LC Exposure.

“Lea County Facility” means that certain real property located in Lea County, New Mexico described on Schedule I to the Third Amendment (under the heading “Lea County, New Mexico Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of GEO and its Restricted Subsidiaries.

“Lead Arranger” means BNP Paribas Securities Corp.

“Lender Addendum” means a Lender Addendum hereto (or to the Third Amendment, as applicable) in the form of Exhibit D or any other form approved by the Administrative Agent, to be executed and delivered by each initial Lender as provided in Section 9.06(b) (or the Third Amendment, as applicable).

“Lenders” means each Person that shall have become a party hereto as a Lender on the First Restatement Effective Date ~~or~~, the Second Restatement Effective Date or the Third Amendment Effective Date pursuant to a Lender Addendum (including, without limitation, any Issuing Lender and any Swingline Lender, unless the context otherwise requires), each Incremental Lender and each other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any RCF LC or any AUD LC.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing denominated in Dollars or any Agreed Foreign Currency (other than Australian Dollars), the rate appearing on ~~Reuters Page LIBOR01 (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time)~~the Screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the ~~rate~~LIBOR for ~~Dollar deposits~~such Currency with a maturity comparable to such Interest Period. If such rate is not available on the Screen at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which ~~Dollar~~ deposits ~~of $~~in such Currency in the amount of 5,000,000 units of such Currency for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in the London interbank market to first class banks at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If the

LIBO Rate for any Interest Period for any ~~Term~~ Eurodollar Borrowing as determined above in this definition would otherwise be less than, (x) in the case of any Term Eurodollar Borrowing, 0.75%, then such LIBO Rate shall instead be 0.75%, or (y) in the case of any Revolving Credit Eurodollar Borrowing or Multicurrency Subfacility Eurodollar Borrowing, zero, then such LIBO Rate shall instead be zero.

“LIBOR” means, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, other than customary rights of a third party to acquire Equity Interests in a Subsidiary pursuant to an agreement for a sale of such Equity Interests permitted hereunder.

“Loan Documents” means, collectively, (a) this Agreement, the Letter of Credit Documents, the Notes, the Security Documents, each certificate delivered by an authorized officer of any Borrower ~~or~~, any Australian Borrower or any Guarantor pursuant to any other Loan Document, and any other document executed and/or delivered by or on behalf of any Borrower ~~or~~, any Australian Borrower or any Guarantor in connection with the foregoing if expressly designated as a “Loan Document” therein~~.~~, and (b) for purposes of each of Sections 4, 5, 6, 12(g) and 25 of the Guaranty Agreement, Sections 7.4(d), 7.11 and 7.14(a) of the Collateral Agreement and Sections 15 and 25 of the Collateral Assignment, the definitive documentation for the Cash Management Obligations.

“Loans” means the loans made by Lenders pursuant to this Agreement, including Incremental Term Loans of any Series.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of GEO and its Subsidiaries taken as a whole, (b) the ability of GEO and the Restricted Subsidiaries, taken as a whole, to pay any of their obligations under this Agreement or any of the other Loan Documents to which it is a party, (c) the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Contract” means (a) any Material Government Contract or (b) any other contract or agreement, written or oral, of GEO or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Material Government Contract” means any Government Contract, with respect to which the aggregate amount of EBITDA reasonably attributable to such Government Contract for the four fiscal quarters ending on or most recently ended prior to any date of determination is greater than ten percent of EBITDA for the same four fiscal quarter period.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of GEO and its Restricted Subsidiaries (including Unrestricted Subsidiary Debt and any such obligations of Unrestricted Subsidiaries that are Guaranteed by GEO or any Restricted Subsidiary) in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” means any real property interest, including improvements, owned or leased by GEO or any of its Restricted Subsidiaries that (i) ~~that,~~ immediately prior to the Second Restatement Effective Date, is subject to a “Mortgage” under (and as defined in) the Existing Credit Agreement, or (ii) at any time after the Second Restatement Effective Date ~~that~~ has a book value in excess of $~~45,000,000~~50,000,000; provided, however, that no Excluded Real Property shall constitute “Material Real Property” for purposes of this Agreement and the other Loan Documents.

“Maximum AUD LC Fee Rate” means, for AUD PLOCs and AUD FLOCs, the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the most recent determination date:

Category	Total Leverage Ratio	Maximum AUD PLOC Fee Rate	Maximum AUD FLOC Fee Rate
1	>~~5.00~~5.50 to 1.00	1.00%	2.25%
2	>~~4.00~~4.50 to 1.00 and <~~5.00~~5.50 to 1.00	0.875%	2.00%
3	>~~3.00~~3.50 to 1.00 and <~~4.00~~4.50 to 1.00	0.75%	1.75%
4	>~~2.00~~2.50 to 1.00 and <~~3.00~~3.50 to 1.00	0.625%	1.50%
5	<~~2.00~~2.50 to 1.00	0.50%	1.25%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of GEO based upon GEO’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) (or Section 5.01(a) or (b) of the Existing Credit Agreement, until such financial statements are first delivered hereunder), as applicable, and (ii) each change in the Maximum AUD LC Fee Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date 10 Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1, (A) at any time that an Event of Default has occurred and is continuing and (B) if GEO fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), as applicable, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Maximum AUD LC Fee Rate for any period shall be subject to the provisions of Section 2.12(f).

“Maximum Rate” has the meaning assigned thereto in Section 9.14.

“MNPI” has the meaning assigned thereto in Section 9.01(d).

“Mortgage Amendment” has the meaning assigned thereto in Section 5.11(c).

“Mortgage Amendment Trigger Date” means any Commitment Increase Date or Incremental Term Loan Funding Date on which, immediately after giving effect to the Revolving Credit Commitment Increase effected or Incremental Term Loans made on such date, the sum of (x) the aggregate principal amount of all Incremental Term Loans made after the Third Amendment Effective Date plus (y) the aggregate amount of all Revolving Credit Commitment Increases effected after the Third Amendment Effective Date exceeds $150,000,000.

“Mortgages” means, collectively, one or more mortgages and deeds of trust (or equivalent instruments) in form and substance reasonably satisfactory to the Administrative Agent (each with such changes as may be appropriate in the applicable jurisdiction), or amendments to any Mortgage existing as of the Second Restatement Effective Date recorded in connection with the Existing Credit Agreement, as applicable, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by GEO or a Restricted Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time and covering (i) as of the Second Restatement Effective Date, the properties and leasehold interests identified in Schedule 3.17 of the Disclosure Supplement as subject to existing Mortgages and (ii) thereafter, the properties and leasehold interests of GEO and its Restricted Subsidiaries that are required to be subject to the Lien of a Mortgage in accordance with the terms hereof.

“Multicurrency Subfacility”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(b), as opposed to Revolving Credit, Term, Incremental or Swingline.

“Multicurrency Subfacility Availability Period” means the period from and including the Third Restatement Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Multicurrency Subfacility Commitments.

“Multicurrency Subfacility Commitment” means, with respect to each Multicurrency Subfacility Lender, the commitment, if any, of such Multicurrency Subfacility Lender to make Multicurrency Subfacility Loans in each applicable Agreed Foreign Currency, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Credit Lender pursuant to Section 9.04. The aggregate amount of the Multicurrency Subfacility Lenders’ Multicurrency Subfacility Commitments as of the Third Amendment Effective Date is equal to $100,000,000. The initial amount of each Multicurrency Subfacility Lender’s Multicurrency Subfacility Commitment is set forth in such Multicurrency Subfacility Lender’s Lender Addendum with respect to the Third Amendment or, in each case, the Assignment and Assumption pursuant to which such Multicurrency Subfacility Lender shall have assumed its Multicurrency Subfacility Commitment, as the case may be.

For the avoidance of doubt, and as further reflected herein, (x) a utilization of the Multicurrency Subfacility Commitment of any Lender shall constitute a utilization of the Revolving Credit Commitment of such Lender and (y) accordingly, (1) each Multicurrency Subfacility Lender must also be a Revolving Credit Lender and (2) the Multicurrency Subfacility Commitment of any Lender shall not exceed the Revolving Credit Commitment of such Lender.

“Multicurrency Subfacility Commitment Increase” has the meaning assigned thereto in Section 2.08(f)(i).

“Multicurrency Subfacility Commitment Increase Date” has the meaning assigned thereto in Section 2.08(f)(i).

“Multicurrency Subfacility Lender” means a Lender with a Multicurrency Subfacility Commitment or an outstanding Multicurrency Subfacility Loan.

“Multicurrency Subfacility Loan” means a Loan pursuant to Section 2.01(b) made in (x) any Agreed Foreign Currency to the Borrowers or (y) Australian Dollars to any Australian Borrower.

“Multicurrency Subfacility Loan Note” means a promissory note of the Borrowers or an Australian Borrower, as applicable, payable to any Lender, substantially in the form of Exhibit A-3 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers or such Australian Borrower, as applicable, to such Lender resulting from outstanding Multicurrency Subfacility Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” means:

(a) in the case of any Disposition, the aggregate amount of all cash payments, received by or on behalf of GEO and its Restricted Subsidiaries directly or indirectly in connection with any such Disposition consummated after the First Restatement Effective Date; provided that Net Available Proceeds shall be net of (i) the amount of any legal fees and expenses, title premiums and costs, recording fees and expenses, state and local taxes, commissions, and other fees and expenses paid by GEO and its Restricted Subsidiaries in connection with such Disposition, (ii) any Federal, foreign, state and local income or other taxes estimated to be payable by GEO and its Restricted Subsidiaries as a result of such Disposition and (iii) any repayments by GEO or any of its Restricted Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;

(b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by or on behalf of GEO and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable fees and expenses incurred by GEO and its Restricted Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by GEO or any of its Restricted Subsidiaries in respect of such Casualty Event; and

(c) in the case of any Equity Issuance, the aggregate amount of all cash received by or on behalf of GEO and its Restricted Subsidiaries in respect of such Equity Issuance net of reasonable fees and expenses incurred by GEO and its Restricted Subsidiaries in connection therewith;

provided, that Net Available Proceeds of any Disposition or Casualty Event shall be net of any amounts required to be paid (I) in order for GEO to be treated as a REIT or to maintain its REIT status once GEO’s election to be treated as a REIT has been made and (II) to avoid the imposition of federal or state income or excise taxes reasonably determined in good faith by a Financial Officer of GEO (as evidenced by a certification to that effect and setting forth the basis for such estimation in reasonable detail delivered to the Administrative Agent prior to or concurrently with the occurrence of the transaction or other events resulting in such Net Available Proceeds, as the same may be supplemented or modified in writing (in reasonable detail) by a Financial Officer of GEO to reflect good faith adjustments to such original determination prior to the date on which any of such Net Available Proceeds were (or were required to be) applied to prepay Loans or reduce Commitments pursuant to Section 2.10(b)) to be payable by GEO and its Restricted Subsidiaries as a result of such Disposition or Casualty Event.

“Net Income” means, with respect to GEO and its Subsidiaries and Other Consolidated Persons, for any period of determination, the net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP.

“Non-Extension Notice Date” has the meaning assigned thereto in Section 2.05(b)(ii).

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly for such Indebtedness or other obligation, and that any action or inaction by such Person, including without limitation any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided, that, any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Borrowers and the Restricted Subsidiaries shall not be Non-Recourse to the Borrowers and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by any Borrower or any Restricted Subsidiary of its rights under any Government Contract to secure Unrestricted Subsidiary Debt, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Contract or (C) to the extent undrawn, the issuance of any Letter of Credit in support of such Indebtedness or other obligation.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries.

“Note” means, as the context may require, a Revolving Credit Loan Note, a Multicurrency Subfacility Loan Note or a Term Loan Note.

“Notice of Assignment” has the meaning assigned thereto in the Collateral Agreement.

“Obligations” means, collectively, (a) all obligations of the Borrowers under the Loan Documents to pay the principal of and interest on the Loans and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders under the Loan Documents, (b) all obligations of each Australian Borrower under this Agreement (or any other Loan Documents to which such Australian Borrower is party) to pay the principal of, and interest on, the Multicurrency Subfacility Loans borrowed by such Australian Borrower and all other amounts whatsoever relating to such Multicurrency Subfacility Loans, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by such Australian Borrower to the Administrative Agent or the Multicurrency Subfacility Lenders under this Agreement (or any other Loan Documents to which such Australian Borrower is party), (c) all existing or future payment and other obligations owing by GEO or any Restricted Subsidiary under any Hedging Agreement permitted hereunder with any Hedge Counterparty, excluding Excluded Swap Obligations, (d) all Cash Management Obligations, and (~~c~~e) all other interest, fees and commissions (including reasonable attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by GEO or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note. For the avoidance of doubt, no Australian Borrower shall be liable or otherwise responsible under the Loan Documents for any payment Obligations other than its own Obligations described in clause (b) of this definition.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by GEO or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of GEO in accordance with GAAP.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means any Person to whom a participation is sold as permitted by Section 9.04(d).

“Participant Register” has the meaning assigned thereto in Section 9.04(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payee” has the meaning assigned thereto in the definition of “Excluded Taxes” in this Section 1.01.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an acquisition by GEO or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and where each of the following conditions is satisfied:

(a) at the time of such acquisition, both before and immediately after the consummation thereof, no Default shall have occurred and be continuing;

(b) unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the Facility, Person or business so acquired ended most recently before the consummation of such acquisition, was greater than zero;

(c) the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of GEO ended most recently before the consummation of such acquisition for which financial statements have been delivered under Section 5.01(a) or (b), as applicable, calculated on a Pro Forma Basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such day through and including the date of the consummation of such acquisition, is at least 0.25 below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to Section 6.09 on such day; ~~and~~

(d) such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Restricted Subsidiaries or (to the extent constituting assets that are not Persons) shall be acquired directly by GEO and/or one or more of its Restricted Subsidiaries; provided that nothing herein shall prevent GEO from designating the subject of such acquisition as an Unrestricted Subsidiary in accordance with Section 5.09(d) hereof~~.~~; and

(e) such acquisition of Equity Interests was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, GEO or a Restricted Subsidiary.

“Permitted Business” means (a) a business, a line of business or a facility in the same line of business as is conducted by GEO and its Subsidiaries on the ~~date hereof~~Second Restatement Effective Date or the Third Amendment Effective Date and any business reasonably related thereto or ancillary or incidental thereto, or a reasonable extension thereof, including the provision of services or goods to Governmental Authorities, ~~or~~(b) the making of Developmental Investments or (c) any change in the business of GEO and its Subsidiaries necessary to qualify as a REIT.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due beyond the period of grace or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, banker’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); ~~and~~

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of GEO or any of its Subsidiaries; and

(g) any PPSA Deemed Security Interests;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moody’s”);

(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which GEO or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned thereto in Section 9.01(d).

“PPSA” means the Personal Property Securities Act 2009 (Cth) in force in Australia.

“PPSA Deemed Security Interest” means an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

“Prime Rate” means, at any time, the rate of interest per annum established from time to time by BNP Paribas as its prevailing “base rate” or “prime rate” for loans in Dollars in the United States. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by BNP Paribas as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Financial Center” means, in respect of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Principal Payment Dates” means, in the case of Term Loans, the 28 consecutive quarter-annual anniversaries of the First Restatement Effective Date beginning with and including the first such quarter-annual anniversary falling after the First Restatement Effective Date and ending with and including the Term Loan Maturity Date; provided that if there is no day corresponding to the First Restatement Effective Date in the appropriate calendar month, then the relevant Principal Payment Date shall be the last day of such month.

“Pro Forma Basis” means, in making any determination of EBITDA or Adjusted EBITDA for any period, that pro forma effect shall be given to any acquisition permitted hereunder including any Permitted Acquisition that occurred during such period and to any acquisition by the Person acquired by GEO or any Restricted Subsidiary that occurred during such period, in each case, taking into account both revenues (excluding revenues created by synergies) and estimated cost-savings, as determined reasonably and in good faith by a Financial Officer of GEO and approved by the Administrative Agent, provided that GEO delivers to the Administrative Agent a certificate of a Financial Officer of GEO setting forth such pro forma calculations and all assumptions that are material to such calculations.

“Pro Forma Senior Secured Leverage Ratio” means, on any date, the Senior Secured Leverage Ratio on the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (i) after giving pro forma effect since such last day through and including such date to: (x) all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of secured Indebtedness and (y) any changes to the amount of Unrestricted Cash and (ii) calculating EBITDA for the period of computation on a Pro Forma Basis.

“Pro Forma Total Leverage Ratio” means, on any date, the Total Leverage Ratio on the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (i) after giving pro forma effect since such last day through and including such date to: (x) all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness and (y) any changes to the amount of Unrestricted Cash and (ii) calculating EBITDA for the period of computation on a Pro Forma Basis.

“Public Lender” has the meaning assigned thereto in Section 9.01(d).

“Quarterly Date” means the last Business Day of January, April, July and October in each year, as applicable, the first of which shall be the first such day after the First Restatement Effective Date.

“Ravenhall Project Subsidiaries” means, collectively, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Trust, GEO Ravenhall Finance Trust, Ravenhall Finance Co. Pty Ltd., the Australian Borrowers, the Australian Trust and any direct or indirect Subsidiary of the foregoing entities, in each case to the extent a Subsidiary of GEO.

“RCF Collateral Account” has the meaning assigned thereto in Section 2.05(k).

“RCF LC” means any letter of credit issued by any RCF LC Issuer pursuant to this Agreement.

“RCF LC Disbursement” means a payment made by an RCF LC Issuer pursuant to an RCF LC.

“RCF LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding RCF LCs at such time plus (b) the aggregate amount of all RCF LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. For purposes of computing the amount available to be drawn under any RCF LC, the amount of such RCF LC shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a RCF LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such RCF LC shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The RCF LC Exposure of any Lender at any time shall be its Applicable Percentage of the total RCF LC Exposure at such time.

“RCF LC Issuer” means (i) BNP Paribas, (ii) ~~JPMorgan Chase Bank, N.A.~~JPMC, (iii) Bank of America, N.A., (iv) HSBC Bank USA, N.A. or (v) any Lender selected by GEO that is reasonably acceptable to the Administrative Agent and consents to be an “RCF LC Issuer” hereunder, and their successors in such capacity as provided in Section 2.05(j). An RCF LC Issuer may, in its discretion, arrange for one or more RCF LCs to be issued by branches or Affiliates of such RCF LC Issuer, in which case the term “RCF LC Issuer” shall include any such branch or Affiliate with respect to RCF LCs issued by such branch or Affiliate. Each reference herein to “the RCF LC Issuer” shall refer to the respective RCF LC Issuer of an RCF LC.

“Register” has the meaning assigned thereto in Section 9.04(c).

“Refundable Excess” has the meaning assigned thereto in Section 2.10(c)(iii).

“REIT” means a real estate investment trust as defined and taxed under Sections 856-860 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned thereto in Section 8.01.

“Required Lenders” means, at any time, subject to Section 2.18(b) and to the last paragraph of Section 9.02(b), Lenders having Revolving Credit Exposures, AUD LC Exposures, outstanding Multicurrency Subfacility Loans, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments (other than Multicurrency Subfacility Commitments) representing more than 50% of the sum of the total Revolving Credit Exposures, AUD LC Exposures, outstanding Multicurrency Subfacility Loans, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments (other than Multicurrency Subfacility Commitments) at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Credit Exposures, AUD LC Exposures, outstanding Multicurrency Subfacility Loans, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments of such Class representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Multicurrency Subfacility Loans, outstanding Incremental Term Loans and unused Commitments of such Class at such time.

“Resignation Effective Date” has the meaning assigned thereto in Section 8.01.

“Restricted Domestic Subsidiary” means any Domestic Subsidiary of GEO that is not an Unrestricted Subsidiary.

“Restricted Payment” means, with respect to any Person, any (x) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of such Person, or (y) payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Person or any Equity Rights with respect to such Person.

“Restricted Subsidiary” means any Subsidiary of GEO that is not an Unrestricted Subsidiary.

“Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(a).

“Revolving Credit Availability Period” means the period from and including the First Restatement Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in RCF LCs and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Credit Commitments as of each of the First Restatement Date ~~was,~~ and ~~as of~~ the Second Restatement Date ~~is, in each case $700,000,000~~was $700,000,000. The aggregate amount of the Lenders’ Revolving Credit Commitments as of the Third Amendment Effective Date is $900,000,000. The initial amount of each Lender’s Revolving Credit Commitment is set forth in such Lender’s Lender Addendum with respect to Third Amendment or, in each case, the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be.

“Revolving Credit Commitment Increase” has the meaning assigned thereto in Section 2.08(e)(i).

“Revolving Credit Commitment Termination Date” means the fifth anniversary of the ~~Second Restatement Effective Date.~~Third Amendment Effective Date; provided that, if on October 3, 2019, both (i) the maturity date of all Term Loans and Incremental Term Loans shall not have been extended to the date that is 5 1⁄2 years after the Third Amendment Effective Date or a later date and (ii) the Senior Secured Leverage Ratio exceeds 2.50:1.00, then the Revolving Credit Commitment Termination Date shall be October 3, 2019.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its RCF LC Exposure and Swingline Exposure at such time.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have expired or been terminated, a Lender with Revolving Credit Exposure.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Credit Loan Note” means a promissory note of the Borrowers payable to any Lender, substantially in the form of Exhibit A-2 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Credit Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Sanctioned Country” means, at any time of determination, a country or territory ~~which~~that is, or whose government is, the subject or target of any Sanctions ~~broadly restricting or prohibiting dealings with such country, territory or government (as of the Second Restatement~~(which, as of the Third Amendment Effective Date, includes Cuba, Iran, ~~Burma,~~ North Korea, Sudan, ~~and~~ Syria and the Crimea region of the Ukraine).

“Sanctioned Person” means, at any time of determination, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of

Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, (b) the United Nations Security Council, (c) the European Union or any of its member states, (d) Her Majesty’s Treasury, (e) Switzerland or (f) any other relevant authority.

“Screen” means, for (i) any Currency (other than Australian Dollars), the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service or any successor to such Service (or any alternative service selected by the Administrative Agent) or (ii) Australian Dollars, the relevant “BBSW” display page (as determined by the Administrative Agent) on the Thomson Reuters service or any successor to such service (or any alternative service selected by the Administrative Agent).

“Second Currency” has the meaning assigned thereto in Section 9.15.

“Second Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.03).

“Secured Parties” means the Administrative Agent, the Lenders ~~and~~, the Hedge Counterparties and the Cash Management Banks.

“Security Documents” means the Guaranty Agreement, the Collateral Agreement, the Mortgages, the Collateral Assignment, each Joinder Agreement and each other agreement or writing pursuant to which any Borrower or any Restricted Subsidiary purports to grant a Lien on any property or assets securing their obligations under the Loan Documents.

“Senior Note Indentures” means, collectively, each of the indentures under which the Senior Notes are issued.

“Senior Notes” means, collectively, any senior notes ~~(including, without limitation, the 2021 Notes)~~ issued by GEO or any of its Subsidiaries.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of GEO and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of GEO ending on or most recently ended prior to such date.

“Series” has the meaning assigned thereto in Section 2.01(~~c~~d).

“Significant Subsidiary” means (a) any Subsidiary (or group of Subsidiaries on a consolidated or combined basis) that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof, (b) Corrections and (c) unless the Australian Borrower Resignation Date shall have occurred, each Australian Borrower.

“Solvent” means~~,~~: (i) as to GEO and its Subsidiaries on a particular date, that each such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), (c) does not intend to, and does not believe that it (or, in the case of the Australian Trustee, the Australian Trust) will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature (in the case of the Australian Trustee, out of its own assets (where it is obliged to do so) and the Australian Trust’s assets) and (d) is “solvent” within the meaning given that term and similar terms under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereafter in effect or any successor statute) (or, in the case of the Australian Borrowers, under the Australian Corporations Act) and other applicable laws relating to fraudulent transfers and conveyances; and (ii) as to the Australian Borrowers, on a particular date, that each such Person is able to pay its debts as and when they become due and payable.

“South African Rand” refers to the lawful currency of South Africa.

“Special Counsel” means Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special New York counsel to BNP Paribas, as Administrative Agent.

“Specified Currency” has the meaning assigned thereto in Section 9.15.

“Specified Place” has the meaning assigned thereto in Section 9.15.

“Statutory Reserve Rate” means, for ~~the~~any day during any Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (whether or not applicable to any Lender) for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. All Eurodollar ~~Loans~~Borrowings shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to the lawful currency of the United Kingdom.

“Subject EBITDA” means, for any period, for any Facility, Person or business that is the subject of a proposed Permitted Acquisition (the “Acquired Business”), the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Subject Year” has the meaning assigned thereto in Section 6.05(a)(B).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of GEO.

“Swap Obligation” ~~is defined in~~has the meaning assigned thereto in the definition of “Excluded Swap Obligation” in this Section 1.01.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means (i) BNP Paribas or (ii) any Lender selected by GEO that is reasonably acceptable to the Administrative Agent and consents to be a “Swingline Lender” hereunder. Each reference herein to “the Swingline Lender” shall refer to the respective Swingline Lender of a Swingline Loan.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Multicurrency Subfacility, Term or Incremental, as opposed to Swingline.

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(~~b~~c), as opposed to Revolving Credit, Multicurrency Subfacility, Incremental or Swingline.

“Term Lender” means a Lender with an outstanding Term Loan.

“Term Loans” means the term loans described in Section 2.01(~~b~~c).

“Term Loan Maturity Date” means the seventh anniversary of the First Restatement Effective Date.

“Term Loan Note” means a promissory note of GEO payable to the order of any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of GEO to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Third Amendment” means Amendment No. 1 to this Agreement dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means May 19, 2016.

“Title Companies” has the meaning assigned thereto in Section 5.10(a)(ii).

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of GEO, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to GEO and its Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of GEO ending on or most recently ended prior to such date.

“Transactions” means the execution, delivery and performance by each Borrower and each Restricted Subsidiary of this Agreement and the other Loan Documents to which it intended to be a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance, amendment, renewal or extension of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted BBSW Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, if the context so requires, any other applicable jurisdiction.

“US Borrower” means a Borrower that is United States person within the meaning of Section 7701(a)(30) of the Code.

“Unrestricted Cash” means cash and Permitted Investments held by GEO and its Restricted Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by GEO or any of its Restricted Subsidiaries required by GAAP.

“Unrestricted Subsidiary” means any Subsidiary of GEO ~~(other than Corrections)~~ identified on the First Restatement Effective Date in the Disclosure Supplement to (and as defined in) the Existing Credit Agreement as an Unrestricted Subsidiary or designated as an Unrestricted Subsidiary after the First Restatement Effective Date pursuant to Section 5.09(d) of the Existing Credit Agreement or Section 5.09(d)~~,~~ prior to the Third Amendment Effective Date, or which qualifies as an Unrestricted Subsidiary after the Third Amendment Effective Date pursuant to Section 5.09(d); provided that (i) such Unrestricted Subsidiary meets the requirements set forth in Section 5.09(d) and (ii) none of (x) Corrections or (y) unless the Australian Borrower Resignation Date shall have occurred, any Australian Borrower, in each case shall be an Unrestricted Subsidiary.

“Unrestricted Subsidiary Debt” means Indebtedness of any one or more Unrestricted Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, at any time, the excess at such time of current assets (excluding cash and cash equivalents) over current liabilities (excluding the current portion of long-term debt) of GEO, its Subsidiaries and the Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated ABR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Syndicated Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing”). Loans, Borrowings and RCF LCs may also be identified by Currency.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference herein to “the date hereof”, “the date of this Agreement” and words of similar import shall be deemed to mean August 27, 2014. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, including in Section ~~6.13~~6.08), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented, re-enacted or redesignated from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if GEO notifies the Administrative Agent that GEO requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies GEO that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, GEO will comply with Section 5.12.

Section 1.05 Currencies; Currency Equivalents. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as otherwise expressly provided herein, for purposes of determining:

(i) whether the amount of any Revolving Credit Borrowing or RCF LC, together with all other Revolving Credit Borrowings and RCF LCs then outstanding or to be borrowed or issued at the same time that such Revolving Credit Borrowing or RCF LC is outstanding, would exceed the aggregate amount of the Revolving Credit Commitments,

(ii) whether the amount of any Multicurrency Subfacility Borrowing, together with all other Multicurrency Subfacility Borrowings then outstanding or to be borrowed at the same time that such Multicurrency Subfacility Borrowing is outstanding, would exceed the aggregate amount of the Multicurrency Subfacility Commitments,

(iii) ~~(ii)~~ the aggregate unutilized amount of the Commitments of any Class,

(iv) ~~(iii)~~ the Revolving Credit Exposure or the LC Exposure of any Class, or

(v) ~~(iv)~~ the Dollar equivalent amount of any AUD LC,

the outstanding face amount of any Letter of Credit that is denominated in any Foreign Currency and the outstanding principal amount of any Multicurrency Subfacility Loan denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency (x) of such Letter of Credit~~,~~ determined as of the date of such Letter of Credit or (y) of such Multicurrency Subfacility Loan determined as of the date of such Multicurrency Subfacility Loan (determined in accordance with the last sentence of the definition of “Interest Period”).

Wherever in this Agreement in connection with a Multicurrency Subfacility Borrowing, conversion, continuation or prepayment of a Eurodollar Multicurrency Subfacility Loan or the issuance, amendment or extension of a Letter of Credit an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Multicurrency Subfacility Borrowing, Eurodollar Multicurrency Subfacility Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest ~~1,000 units~~unit of such Foreign Currency~~)~~, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

Section 1.06 Change in Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful Currency after the Third Amendment Effective Date shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the Currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that Currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Multicurrency Subfacility Borrowing in the Currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary to reflect a change in Currency of any other country and any relevant market conventions or practices relating to the change in Currency.

Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the aggregate amount available to be drawn under such Letter of Credit at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of the Letter of Credit Documents related thereto, provides for one or more automatic increases in the stated amount thereof (or the aggregate amount available to be drawn thereunder), the amount of such Letter of Credit (other than for purposes of Section 2.11) shall be deemed to be the maximum aggregate amount available to be drawn under such Letter of Credit after giving effect to all such increases.

Section 1.08 Australian Terms. In this Agreement, “inability to pay its debts as they fall due” will, in relation to any Subsidiary of GEO incorporated in Australia, be deemed to include that Subsidiary to the extent that it is: (a) taken under the Australian Corporations Act to be unable to pay its debts as they fall due; or (b) the subject of an event described in section 459C(2)(b) or section 585 of the Australian Corporations Act.

Section 1.09 Australian Code of Banking Practice. The parties to this Agreement agree that the Australian Code of Banking Practice published by the Australian Bankers’ Association does not apply to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

ARTICLE II

THE CREDITS

Section 2.01 The Commitments; Loans. The Lenders made, and on the terms and subject to the conditions set forth herein severally agree to make, Loans, in each case as set forth below.

(a) Revolving Credit Loans.

(i) On the First Restatement Effective Date, the Existing Revolving Credit Loans (as defined in the Existing Credit Agreement) of each Lender outstanding on the First Restatement Effective Date (immediately prior to giving effect thereto) were continued, and on the First Restatement Date constituted and remained outstanding as Revolving Credit Loans hereunder. All Revolving Credit Loans outstanding on the date hereof (immediately prior to giving effect to the Second Restatement Effective Date) remain outstanding hereunder as of the Second Restatement Effective Date.

(ii) Each Revolving Credit Lender having an Available Revolving Credit Commitment agrees to make Revolving Credit Loans in Dollars to the Borrowers, from time to time during the Revolving Credit Availability Period, in ~~Dollars, in~~ an aggregate principal amount that will result in neither (~~i~~x) the sum of such Lender’s Revolving Credit Exposure plus the outstanding principal amount of such Lender’s Multicurrency Subfacility Loans exceeding such Lender’s Revolving Credit Commitment nor (~~ii~~y) the sum of the total Revolving Credit Exposures plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

(b) Multicurrency Subfacility Loans. Each Multicurrency Subfacility Lender agrees to make Multicurrency Subfacility Loans (i) in any Agreed Foreign Currency to the Borrowers and (ii) unless the Australian Borrower Resignation Date shall have occurred, in Australian Dollars to any Australian Borrower, in each case from time to time during the Multicurrency Subfacility Availability Period, in an aggregate principal amount that will result in none of (i) the outstanding principal amount of Multicurrency Subfacility Loans of such Lender exceeding such Lender’s Multicurrency Subfacility Commitment, (ii) the aggregate outstanding amount of Multicurrency Subfacility Loans exceeding the total Multicurrency Subfacility Commitments, (iii) the sum of the Revolving Credit Exposure of such Lender plus the outstanding principal amount of Multicurrency Subfacility Loans of such Lender exceeding such Lender’s Revolving Credit Commitment, or (iv) the sum of the total Revolving Credit Exposures plus the aggregate outstanding amount of Multicurrency Subfacility Loans exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, (i) the Borrowers may borrow, prepay and reborrow Multicurrency Subfacility Loans denominated in any Agreed Foreign Currency and (ii) the Australian Borrowers may borrow, prepay and reborrow Multicurrency Subfacility Loans denominated in Australian Dollars.

(c) ~~(b)~~ Term Loans. On the First Restatement Effective Date, the Existing Term Loans (as defined in the Existing Credit Agreement) of each Lender outstanding on the First Restatement Effective Date (immediately prior to giving effect thereto) were continued, and on the First Restatement Date constituted and remained outstanding as Term Loans hereunder. As of the Second Restatement Effective Date, Term Loans in an aggregate principal amount of $296,250,000 remained outstanding hereunder. As of the Third Amendment Effective Date, Term Loans in an aggregate principal amount of $291,000,000 remain outstanding hereunder. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

(d) ~~(c)~~ Incremental Term Loans. In addition to Borrowings of Revolving Credit Loans, Multicurrency Subfacility Loans and Term Loans pursuant to Section 2.01(a) ~~or~~, (b) or (c) above, respectively, at any time and from time to time, GEO may request that any one or more of the Lenders or, at the option of GEO, other financial institutions or funds selected by GEO offer to enter into commitments to make additional term loans (“Incremental Term Loans”) to GEO, in Dollars, under this Section 2.01(~~c~~d). In the event that one or more of the Lenders or such other financial institutions or funds offer, in their sole discretion, to enter into such commitments, and such Lenders or financial institutions or funds and GEO agree as to the amount of such commitments that shall be allocated to the respective Lenders or financial institutions or funds making such offers and the fees (if any) to be payable by GEO in connection therewith, such Lenders or financial institutions or funds shall become obligated to make Incremental Term Loans under this Agreement in an amount equal to the amount of their respective Incremental Term Loan Commitments (and such financial institutions shall become “Incremental Lenders” hereunder). The Incremental Term Loans to be made pursuant to any such agreement between GEO and any such Lenders or financial institutions or funds in response to any such request by GEO shall be deemed to be a separate “Series” of Incremental Term Loans for all purposes of this Agreement.

Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Term Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Term Loans) shall be (A) $20,000,000 or a larger multiple of $1,000,000 or (B) any other amount consented to by the Administrative Agent, and (ii) the aggregate principal amount of all Incremental Term Loan Commitments established after the ~~Second Restatement~~Third Amendment Effective Date plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the ~~Second Restatement~~Third Amendment Effective Date shall not exceed $~~350,000,000~~450,000,000. Except as otherwise expressly provided herein, the Incremental Term Loans of any Series shall have the interest rate, participation and other fees, commitment reduction schedule (if any), amortization and maturity date, and be subject to such conditions to effectiveness and initial credit extension, as shall be agreed upon by the respective Incremental Lenders of such Series, GEO and the Administrative Agent (which agreement by the Administrative Agent shall not be unreasonably withheld in the case of interest rates and participation and other fees)~~,~~; provided that in any event (~~x~~A) the Incremental Term Loans shall be subject to, and entitled to the benefits of, the collateral security and Guarantees provided for herein and in the other Loan Documents on an equal and ratable basis with each other Loan, (~~y~~B) the maturity for Incremental Term Loans shall not be earlier than the Term Loan Maturity Date and may be later than the Term Loan Maturity Date to the extent so agreed by GEO and such Incremental Lenders ~~and~~, (~~z~~C) the weighted average-life-to-maturity for such Series of Incremental Term Loans shall not be shorter than the weighted average-life-to-maturity for the Term Loans and may be longer than the weighted average-life-to-maturity for the Term Loans to the extent so agreed by GEO and such Incremental Lenders and (D) if the Incremental Term Loan Funding Date of any Incremental Term Loans is a Mortgage Amendment Trigger Date, GEO shall be in compliance with Section 5.11(b) as of such date; provided, further that GEO and the applicable Incremental Lenders may modify or waive any or all of the conditions to the initial borrowing of the applicable Incremental Term Loans (but not, for the avoidance of doubt, any conditions to the effectiveness of any Incremental Term Loan Commitments) set forth in this Agreement (other than with respect to (x) the absence of any Event of Default under any of Sections 7.01(a), (b), (h), (i) or (j) ~~or~~, (y) the accuracy of customary “specified representations” or (z) clause (D) of the immediately preceding proviso) in any transaction where the net cash proceeds of such Incremental Term Loan will be used to fund the purchase price for a Permitted Acquisition or other acquisition permitted under this Agreement.

Following the acceptance by GEO of the offers made by any one or more Lenders to make any Series of Incremental Term Loans pursuant to the foregoing provisions of this Section 2.01(~~c~~d), each such Incremental Lender in respect of such Series of Incremental Term Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Term Loans to GEO on a Business Day (an “Incremental Term Loan Funding Date”) during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Term Loan Commitment of such Incremental Lender in respect of such Series as in effect from time to time. Amounts prepaid or repaid in respect of Incremental Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Obligations of Lenders. ~~Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.~~ The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.12, each Syndicated Borrowing shall be comprised entirely of ABR Loans or of Eurodollar Loans denominated in a single Currency as GEO may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each ABR Loan shall be denominated in Dollars. Each Lender at its option may make any ~~Eurodollar~~ Loan or provide any other extension of credit or fund any other obligation hereunder by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $2,500,000 or a larger multiple of $1,000,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an RCF LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple of $100,000. Borrowings of more than one Class ~~and~~, Type and Currency may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Eurodollar Borrowings outstanding.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower or Australian Borrower shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing):

(i) any Revolving Credit Borrowing or Multicurrency Subfacility Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date;

(ii) any Term Borrowing if the Interest Period requested therefor would end after the applicable Term Loan Maturity Date;

(iii) any Term Borrowing of either Class if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and

(iv) any Borrowing of a Series of Incremental Term Loans if the Interest Period requested therefor would commence before and end after (x) the final maturity date for such Series or (y) any date specified for the amortization of such Series unless, in the case of this clause (y), after giving effect thereto, the aggregate principal amount of the Incremental Term Loans of such Series having Interest Periods that end after such date shall be equal to or less than the aggregate principal amount of the Incremental Term Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such date.

Section 2.03 Requests for Syndicated Borrowings.

(a) Notices. To request a Syndicated Borrowing, GEO shall notify the Administrative Agent of such request (i) in the case of a Eurodollar Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, ~~or~~ (ii) in the case of a Eurodollar Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., London time, five Business Days before the date of the proposed Borrowing, or (iii) in the case of a Syndicated ABR Borrowing, not later than noon, New York City time, on the Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an RCF LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by GEO.

(b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Credit Borrowing, a Multicurrency Subfacility Borrowing, Term Borrowing or Incremental Borrowing;

(ii) the aggregate amount and, in the case of a Multicurrency Subfacility Borrowing, the Currency, of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Term Borrowing or a Revolving Credit Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); ~~and~~

(vi) in the case of a Multicurrency Subfacility Borrowing, whether such Borrowing is to be borrowed by an Australian Borrower or the Borrowers; and

(vii) ~~(vi)~~ the location and number of the account of a Borrower or an Australian Borrower, as the case may be, to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless such Borrowing is a Multicurrency Subfacility Borrowing, in which case the requested Multicurrency Subfacility Borrowing shall be a Eurodollar Borrowing denominated in the Agreed Foreign Currency that has been specified in the applicable Borrowing Request. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, GEO shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04 Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the sum of the total Revolving Credit Exposures plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans exceeding the total Revolving Credit Commitments, provided that such Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans. To request a Swingline Loan, GEO shall notify the Administrative Agent of such request in writing, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from GEO. Such Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of a Borrower (as designated by GEO in writing) with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an RCF LC Disbursement as provided in Section 2.05(f), by remittance to the respective RCF LC Issuer) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Participations by Lenders in Swingline Loans. The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this Section 2.04(c), to pay to the Administrative Agent, for the account of such Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Credit Lender.

The Administrative Agent shall notify GEO of any participations in any Swingline Loan acquired pursuant to the preceding provisions of this Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to a Swingline Lender. Any amounts received by a Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to the preceding provisions of this Section 2.04(c) and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(c) shall not relieve the Borrowers of any default in the payment thereof.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, GEO may request (i) any RCF LC Issuer (other than, after the Third Amendment Effective Date, JPMC, unless JPMC shall have consented thereto by written notice to GEO and the Administrative Agent) to issue, at any time and from time to time during the

Revolving Credit Availability Period, RCF LCs for the account of the Borrowers in such form as is acceptable to the Administrative Agent and such RCF LC Issuer in its reasonable determination, which RCF LCs may be denominated in Dollars or in any Agreed Foreign Currency and (ii) any AUD LC Issuer to issue, at any time and from time to time during the AUD LC Availability Period, AUD LCs for the account of GEO in such form as is acceptable to the Administrative Agent, GEO and such AUD LC Issuer (in its reasonable determination), which AUD LCs shall be denominated in Australian Dollars. RCF LCs issued hereunder shall constitute utilization of the Revolving Credit Commitments. AUD LCs issued hereunder shall constitute utilization of the Australian LC Facility Commitments.

(b) Notice of Issuance, Amendment, Renewal or Extension; Auto-Extension RCF LCs.

(i) ~~Notice of Issuance, Amendment, Renewal or Extension.~~ To request the issuance of an RCF LC (or the amendment, renewal or extension of an outstanding RCF LC), GEO shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective RCF LC Issuer) to an RCF LC Issuer selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of an RCF LC, or identifying the RCF LC to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such RCF LC is to expire (which shall comply with Section 2.05(d)), the amount and Currency of such RCF LC, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such RCF LC. Such notice shall be given to the Administrative Agent (i) in the case of an RCF LC to be denominated in Dollars, not later than 4:00 p.m., New York City time, three Business Days before the date of the proposed issuance, amendment, renewal or extension and (ii) in the case of an RCF LC to be denominated in a Foreign Currency, not later than 4:00 p.m., London time, three Business Days (or four Business Days if longer notice is determined by the Administrative Agent to be required) before the date of the proposed issuance, amendment, renewal or extension. The RCF LC Issuer shall promptly notify each Revolving Credit Lender of the issuance of any RCF LC and upon request by any such Lender, furnish to such Lender a copy of such RCF LC and the amount of such Lender’s participation therein.

(ii) If GEO or the Borrowers so request in any applicable application for an RCF LC, the RCF LC Issuer may, in its sole discretion, agree to issue an RCF LC that has automatic extension provisions (each, an “Auto-Extension RCF LC”); provided that any such Auto-Extension RCF LC must permit the RCF LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such RCF LC) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such RCF LC is issued. Once an Auto-Extension RCF LC has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the RCF LC Issuer to permit the extension of such RCF LC at any time to an expiry date not later than the date that is five Business Days prior to the Revolving Credit Commitment Termination Date; provided, however, that the RCF LC Issuer shall not permit any such extension if (A) the RCF LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such RCF LC in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(c) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the RCF LC Issuer not to permit such extension.

(iii) To request the issuance of an AUD LC (or the amendment, renewal or extension of an outstanding AUD LC), GEO shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective AUD LC Issuer) to an AUD LC Issuer selected by it and the Administrative Agent a notice, in a form approved by the Administrative Agent and signed by the Borrower (an “AUD LC Request”), requesting the issuance of an AUD LC, or identifying the AUD LC to be renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such AUD LC is to expire (which shall not be earlier than one year after issuance thereof, except as required by Section 2.05(d)), the amount of such AUD LC, whether such AUD LC is to be an AUD FLOC or an AUD PLOC, the name and address of the beneficiary thereof, whether such AUD LC is requested on a Competitive Bid basis and such other information as shall be necessary to prepare, renew or extend such AUD LC. Such notice shall be given to the Administrative Agent not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed issuance, amendment, renewal or extension (the “AUD LC Request Time”). The AUD LC Issuer shall promptly notify each Australian LC Facility Lender of the AUD LC Issuer’s receipt of any AUD LC Request, furnish to such Lenders a copy of such AUD LC Request and take such other actions in respect of such AUD LC Request as are provided in Section 2.05(l).

(iv) If requested by the applicable Issuing Lender, the Borrowers, with respect to any RCF LC, or GEO, with respect to any AUD LC, shall also submit a Letter of Credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.

(v) In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any ~~form of~~ Letter of Credit ~~application or other agreement submitted by the Borrower or GEO, as applicable, to, or entered into by the Borrowers or GEO, as applicable, with, an Issuing Lender relating to any Letter of Credit~~Documents, the terms and conditions of this Agreement shall control.

(c) Limitations.

(i) ~~Limitations.~~ An RCF LC shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (A) the aggregate RCF LC Exposure shall not exceed $~~175,000,000 and~~300,000,000, (B) the sum of the total Revolving Credit Exposure plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans shall not exceed the total Revolving Credit Commitments, and (C) the sum of any Revolving Credit Lender’s Revolving Credit Exposure plus the outstanding principal amount of such Lender’s Multicurrency Subfacility Loans (if any) shall not exceed such Lender’s Revolving Credit Commitment (and upon issuance, amendment, renewal or extension of each RCF LC the Borrowers shall be deemed to represent and warrant as to the ~~same~~foregoing).

(ii) An AUD LC shall be issued, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (A) the aggregate AUD LC Exposure shall not exceed (x) on or prior to the AUD PLOC Maturity Date, A$225,000,000, and (y) after the AUD PLOC Maturity Date, A$125,000,000 and, solely with respect to the issuance, amendment, renewal or extension of any AUD FLOC, the aggregate AUD LC Exposure in respect of AUD FLOCs shall not exceed (x) on or prior to the AUD PLOC Maturity Date, A$130,000,000, and (y) after the AUD PLOC Maturity Date, A$125,000,000, and (B) no Australian LC Facility Lender’s AUD LC Exposure shall exceed such Lender’s Australian LC Facility Commitment (and upon issuance, amendment, renewal or extension of each AUD LC, GEO shall be deemed to represent and warrant as to the ~~same~~foregoing).

(iii) Any Issuing Lender shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Third Amendment Effective Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Third Amendment Effective Date and which such Issuing Lender in good faith deems material to it.

(d) Expiration Date. Each RCF LC shall expire at or prior to the close of business on the earlier of (i) the date reasonably satisfactory to the applicable RCF LC Issuer and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date; provided, that such date may be later than the date that is five Business Days prior to the Revolving Credit Commitment Termination Date if and so long as such RCF LC is cash collateralized no later than such fifth prior Business Day in accordance with Section 2.05(k).

Each AUD LC shall expire at or prior to the close of business on the earlier of (i) the date reasonably satisfactory to the applicable AUD LC Issuer (which date shall be no earlier than (x) in the case of any AUD FLOC, the first anniversary of the issuance thereof, or (y) in the case of any AUD PLOC, the earliest expiration date acceptable to the beneficiary thereof at the time the AUD LC Request in respect of such AUD PLOC is made pursuant to Section 2.05(b), as represented to the Administrative Agent and the AUD LC Issuer by GEO in writing at such time) and (ii) the date that is five Business Days prior to (x) the AUD PLOC Maturity Date, in the case of any AUD PLOC, or (y) the Australian LC Facility Termination Date, in the case of any AUD ~~PLOC, or (y) the AUD FLOC Maturity Date, in the case of any AUD~~ FLOC; provided that such date may be later than the date that is five Business Days prior to the AUD PLOC Maturity Date or the Australian LC Facility Termination Date ~~or the AUD FLOC Maturity Date~~, as applicable, if and so long as such AUD LC is cash collateralized no later than such fifth prior Business Day in accordance with Section 2.05(k).

(e) Participations.

(i) By the issuance of an RCF LC (or an amendment to an RCF LC increasing the amount thereof) by any RCF LC Issuer, and without any further action on the part of such RCF LC Issuer or the Lenders, such RCF LC Issuer hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such RCF LC Issuer, a participation in such RCF LC equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such RCF LC. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(e)(i) in respect of RCF LCs is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any RCF LC or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(ii) In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective RCF LC Issuer, such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent of each RCF LC Disbursement made by an RCF LC Issuer promptly upon the request of such RCF LC Issuer at any time from the time of such RCF LC Disbursement until such RCF LC Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective RCF LC Issuer the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the respective RCF LC Issuer or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such RCF LC Issuer, then to such Revolving Credit Lenders and such RCF LC Issuer as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an RCF LC Issuer for any RCF LC Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such RCF LC Disbursement.

(iii) By the issuance of an AUD LC by any AUD LC Issuer, and without any further action on the part of such AUD LC Issuer or the Lenders, such AUD LC Issuer hereby grants to each Australian LC Facility Lender or, if such AUD LC is a Competitive AUD LC, each Competitive Australian LC Facility Lender in respect of such Competitive AUD LC, and each such Lender hereby acquires from such AUD LC Issuer, a participation in such AUD LC equal to such Australian LC Facility Lender’s Applicable Percentage of the aggregate amount available to be drawn under such AUD LC or, in the case of a Competitive AUD LC, a participation in such Competitive AUD LC equal to such Competitive Australian LC Facility Lender’s Competitive AUD LC Percentage of the aggregate amount available to be drawn under such Competitive AUD LC. Each Australian LC Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(e)(iii) in respect of AUD LCs is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any renewal or extension of any AUD LC or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments.

(iv) In consideration and in furtherance of the foregoing, each Australian LC Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective AUD LC Issuer, such Australian LC Facility Lender’s Applicable Percentage or Competitive AUD LC Percentage, as the case may be, of each AUD LC Disbursement made by an AUD LC Issuer in respect of an AUD LC in which such Australian LC Facility Lender has acquired a participation pursuant to Section 2.05(e)(iii) (or pursuant to Section 2.18 or otherwise) within two Business Days following the request of such AUD LC Issuer at any time from the time of such AUD LC Disbursement until such AUD LC Disbursement is reimbursed by GEO or at any time after any reimbursement payment is required to be refunded to GEO for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by Lenders (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Australian LC Facility Lenders), and the Administrative Agent shall promptly pay to the respective AUD LC Issuer the amounts so received by it from the Australian LC Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from GEO pursuant to Section 2.05(f), the Administrative

Agent shall distribute such payment to the respective AUD LC Issuer or, to the extent that the Australian LC Facility Lenders have made payments pursuant to this paragraph to reimburse such AUD LC Issuer, then to such Australian LC Facility Lenders and such AUD LC Issuer as their interests may appear. Any payment made by a Australian LC Facility Lender pursuant to this paragraph to reimburse an AUD LC Issuer for any AUD LC Disbursement shall not constitute a loan to GEO and shall not relieve GEO of its obligation to reimburse such AUD LC Disbursement.

(f) Reimbursement. If an RCF LC Issuer shall make any RCF LC Disbursement in respect of an RCF LC, the Borrowers shall reimburse such RCF LC Issuer in respect of such RCF LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of such RCF LC Disbursement not later than 4:00 p.m., New York City time, on (i) the Business Day that any Borrower receives notice of such RCF LC Disbursement, if such notice is received prior to 11:00 a.m., New York City time, or (ii) the Business Day immediately following the day that any Borrower receives such notice, if such notice is not received prior to such time, provided that, if the Dollar Equivalent of such RCF LC Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable RCF LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent thereof.

If an AUD LC Issuer shall make any AUD LC Disbursement in respect of an AUD LC, GEO shall reimburse such AUD LC Issuer in respect of such AUD LC Disbursement by paying to the Administrative Agent the amount of such AUD LC Disbursement not later than 4:00 p.m., New York City time, on the fifth Business Day following the day that GEO receives notice of such AUD LC Disbursement. If GEO fails to make such payment when due, the Administrative Agent shall notify each Australian LC Facility Lender (or, in the case of an AUD LC Disbursement in respect of a Competitive AUD LC, each Australian LC Facility Lender with a participation in the relevant Competitive AUD LC) of the applicable AUD LC Disbursement, the payment then due from GEO in respect thereof and such Australian LC Facility Lender’s Applicable Percentage or Competitive AUD LC Percentage thereof, as applicable. Notwithstanding anything in this Agreement to the contrary, and in addition to (and without limiting) any provision of Section 9.02, no subordination of any obligation of GEO to reimburse the AUD LC Issuer pursuant to this Section 2.05(f) for any AUD LC Disbursement shall be effective without the prior written consent of each Australian LC Facility Lender.

(g) Obligations Absolute. The Borrowers’ or GEO’s, as applicable, obligations to reimburse LC Disbursements as provided in Section 2.05(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(g), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ or GEO’s, as applicable, obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder) or any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrowers, with respect to any RCF LC, or GEO, with respect to any AUD LC, to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers and GEO, as applicable, to the extent permitted by applicable law) suffered by the Borrowers, or GEO, as applicable, that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination, and that:

(i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and GEO in writing of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or GEO, as applicable, of their respective obligations to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum equal to, (i) in the case of any RCF LC Disbursement, the rate per annum then applicable to Revolving Credit ABR Loans, and (ii) in the case of any AUD LC Disbursement, the AUD Rate plus the applicable Maximum AUD LC Fee Rate then in effect; provided that, if the Borrowers, in the case of any RCF LC Disbursement, or GEO, in the case of any AUD LC Disbursement, fails to reimburse such applicable LC Disbursement when due pursuant to Section 2.05(f), then Section 2.12(c) shall apply. Interest accrued pursuant to this Section 2.05(i) shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05(f) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.

(j) Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between GEO, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.11(b) or (d), as applicable. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “RCF LC Issuer”, “AUD LC Issuer” or “Issuing Lender” shall be deemed to include, as applicable, such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that GEO receives notice from the Administrative Agent or the Required Lenders of the Revolving Credit Loans (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with RCF LC Exposure representing more than 50% of the total RCF LC Exposure) demanding the deposit of cash collateral, (ii) the Borrowers shall be required to provide cover for RCF LC Exposure pursuant to Section 2.10(c), or (iii) GEO shall elect to extend the expiration date of any RCF LC pursuant to Section 2.05(d), the Borrowers shall immediately deposit into a cash collateral account established at a banking institution selected by the Administrative Agent (the “RCF Collateral Account”), which account may be a “securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to, 105%, in the case of clause (i) of this sentence, or 103%, in the case of clause (ii) or clause (iii) of this sentence, of the Dollar Equivalent of the RCF LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10(c), the amount required under Section 2.10(c), provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in Sections 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement in respect of the Lenders’ RCF LC Exposure and the other amounts contemplated by this paragraph.

If (i) any Event of Default shall occur and be continuing, on the Business Day that GEO receives notice from the Administrative Agent or the Required Lenders of the Australian LC Facility Commitments (or, if the maturity of the Loans has been accelerated, Australian LC Facility Lenders with AUD LC Exposure representing more than 50% of the total AUD LC Exposure) demanding the deposit of cash collateral, (ii) GEO shall be required to provide cover for AUD LC Exposure, or (iii) GEO shall elect to extend the expiration date of any AUD LC pursuant to Section 2.05(d), GEO shall immediately deposit into a cash collateral account established at a banking institution selected by the Administrative Agent (the “AUD Collateral Account” and, together with the RCF Collateral Account, the “Collateral Accounts”), which account may be a “securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Australian LC Facility Lenders, an amount in cash equal to, 105%, in the case of clause (i) of this sentence, or 103%, in the case of clause (ii) or clause (iii) of this sentence, of the AUD LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in Sections 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of GEO under this Agreement in respect of the Lenders’ AUD LC Exposure and the other amounts contemplated by this paragraph.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Accounts. Moneys in (i) the RCF Collateral Account shall be applied by the Administrative Agent to reimburse each RCF LC Issuer for RCF LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the RCF LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of all Lenders with RCF LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement and (ii) the AUD Collateral Account shall be applied by the Administrative Agent to reimburse each AUD LC Issuer for AUD LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of GEO for the AUD LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of all Lenders with AUD LC Exposure), be applied to satisfy other obligations of GEO under this Agreement. If the Borrowers or GEO are required to provide an amount of cash collateral hereunder as a result of (i) the occurrence of an Event of Default, (ii) pursuant to Section 2.10(c)(ii) or (iii) pursuant to Section 2.05(d), such amount (to the extent not applied as aforesaid) shall be returned to GEO within three Business Days after all Events of Default have been cured or waived (in the case of clause (i) of this sentence), as provided in said Section 2.10(c)(ii) (in the case of clause (ii) of this sentence) or after the termination of the applicable Letter of Credit (in the case of clause (iii) of this sentence).

(l) Competitive AUD LCs.

(i) Requests for AUD LC Bids by GEO. Subject to the terms and conditions set forth herein, from time to time during the AUD LC Availability Period, GEO may request (in accordance with Section 2.05(b)) the issuance, amendment, renewal or extension of AUD LCs on a Competitive Bid basis. To request Competitive Bids, GEO shall notify the Administrative Agent of such request pursuant to an AUD LC Request submitted not later than the AUD LC Request Time and otherwise in accordance with Section 2.05(b). Promptly following receipt of an AUD LC Request requesting the issuance, amendment, renewal or extension of a Competitive AUD LC (a “Competitive Bid Request”) in accordance with this Section 2.05(l)(i), and in any event no later than 10:00 a.m., New York City time on the Business Day immediately following such AUD LC Request Time (i.e., three Business Days before the date of the proposed issuance, amendment, renewal or extension of the relevant AUD LC), the Administrative Agent shall notify the Australian LC Facility Lenders of the details of such Competitive Bid Request, inviting such Lenders to submit Competitive Bids.

(ii) Making of Competitive Bids by Lenders. Each Australian LC Facility Lender may (but shall not have any obligation to) make up to three Competitive Bids in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be substantially in the form of Exhibit E hereto (or such other form approved by the Administrative Agent), must be received by the Administrative Agent not later than 5:00 p.m., New York City time, three Business Days before the date of the proposed issuance, amendment, renewal or extension of the relevant AUD LC and shall be irrevocable. Competitive Bids that do not conform substantially to

Exhibit E hereto (or such other form approved by the Administrative Agent) may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender thereof as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of A$5,000,000 and an integral multiple of A$1,000,000, and which may (x) be less than or equal to (but shall not exceed) the entire principal amount of the Competitive AUD LC requested by GEO and (y) exceed the amount of such Lender’s Australian LC Facility Commitment; provided that the total AUD LC Exposure shall not at any time exceed the total Australian LC Facility Commitments) of the Competitive AUD LC in which the Lender is willing to participate and (ii) the minimum Competitive Bid Offered Rate(s) at which the Lender is prepared to participate in such Competitive AUD LC or such amended, renewed or extended Competitive AUD LC (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places).

(iii) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify GEO in writing of the Competitive Bid Offered Rate and the amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(iv) Acceptance of Bids. Subject only to the provisions of this paragraph, bids shall be accepted by the Administrative Agent if, and only if, the aggregate amount of Competitive Bids made by Lenders equals or exceeds the face amount of the applicable AUD LC requested by GEO in the related Competitive Bid Request. The Administrative Agent shall accept Competitive Bids made at the lowest Competitive Bid Offered Rate until it has accepted all the Competitive Bids made at such Competitive Bid Offered Rate or, if earlier, until the aggregate amount of the Competitive Bids accepted at such Competitive Bid Offered Rate equals the face amount of the requested Competitive AUD LC specified in the related Competitive Bid Request (and, for this purpose, if the aggregate amount of the Competitive Bids made at the same Competitive Bid Offered Rate exceeds the face amount of the requested Competitive AUD LC specified in the related Competitive Bid Request, such Competitive Bids shall be accepted in part, which acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid). If the aggregate amount of the Competitive Bids accepted at the lowest Competitive Bid Offered Rate is less than the face amount of the requested Competitive AUD LC specified in the related Competitive Bid Request, the Administrative Agent shall accept Competitive Bids made at successively higher Competitive Bid Offered Rates until it has accepted all the Competitive Bids made at the next lowest Competitive Bid Offered Rate such that at such next lowest Competitive Bid Offered Rate or, if earlier, until the aggregate amount of the Competitive Bids accepted at such next lowest Competitive Bid Offered Rate, together with the aggregate amount of the Competitive Bids accepted at all lower Competitive Bid Offered Rates, equals the face amount of the requested Competitive AUD LC specified in the related Competitive Bid Request (and, for this purpose, if the aggregate amount of the Competitive Bids made at the same next lowest Competitive Bid Offered Rate, when added to the aggregate amount of the Competitive Bids accepted at all lower Competitive Bid Offered Rates, exceeds the face amount of the requested Competitive AUD LC specified in the related Competitive Bid Request, such Competitive Bids made at such next lowest Competitive Bid Offered Rate shall be accepted in part, which acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid). The highest Competitive Bid Offered Rate so accepted for a given Competitive Bid Request, or such higher rate as may be applicable in accordance with the next succeeding sentence, shall be the “Applicable Competitive AUD LC Rate” applicable to the entire AUD LC Exposure for the AUD LC specified in such Competitive Bid Request (irrespective of the fact that Competitive Bids may have been made and accepted at lower Competitive Bid Offered Rates). With respect to each Competitive Bid Request, the Administrative Agent shall promptly notify GEO of the results thereof. Notwithstanding the results of any Competitive Bid Request or anything to the contrary herein, GEO may elect, by written notice to the Administrative Agent prior to notification of Lenders pursuant to Section 2.05(l)(v) in respect of such Competitive Bid Request, to allocate participations in the applicable Competitive AUD LC in its discretion among Australian LC Facility Lenders; provided that (i) no Australian LC Facility Lender may, without its consent, be allocated a participation in a Competitive AUD LC at a particular Competitive Bid Offered Rate in an amount that exceeds the aggregate amount of the Competitive Bids made by such Australian LC Facility Lender in connection with such Competitive Bid Request at such Competitive Bid Offered Rate or any lower Competitive Bid Offered Rate and (ii) a single rate shall be applicable to the entire AUD LC Exposure for such Competitive AUD LC and such rate may be higher (but shall not be lower) than the Competitive Bid Offered Rate that would otherwise be applicable pursuant to the results of such Competitive Bid Request.

(v) Notification of Acceptances by Administrative Agent. With respect to each Competitive Bid Request, the Administrative Agent shall promptly notify GEO and each Australian LC Facility Lender in writing whether the aggregate amount of Competitive Bids made by Australian LC Facility Lenders equals or exceeds the face amount of the applicable AUD LC requested by GEO in such Competitive Bid Request and, if so, shall notify GEO and each Australian LC Facility Lender whether such Australian LC Facility Lender shall have a participation in the applicable Competitive AUD LC (and, if so, the amount of such participation, after giving effect to any reallocation by GEO in accordance with the last sentence of Section 2.05(l)(iv)) and the Applicable Competitive AUD LC Rate, and each such Australian LC Facility Lender (such Lender, in respect of such Competitive AUD LC, a “Competitive Australian LC Facility Lender” and the amount of such Lender’s participation in such Competitive AUD LC as a percentage of the face amount of such Competitive AUD LC, such Lender’s “Competitive AUD LC Percentage” with respect to such Competitive AUD LC) will thereupon become bound, subject to the terms and conditions hereof, to participate in the Competitive AUD LC in such amount.

(vi) Competitive Bids by Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to GEO at least one hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to Section 2.05(l)(ii).

(m) Applicability of ICP and UCP. Unless otherwise expressly agreed by the Issuing Lender and GEO when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

Section 2.06 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent ~~will~~shall make such Loans available to GEO (in the case of Term Loans) ~~or~~, the Borrowers (in the case of Revolving Credit Loans, and in the case of Multicurrency Subfacility Loans requested for the Borrowers) or the relevant Australian Borrower (in the case of Multicurrency Subfacility Loans requested for such Australian Borrower) by promptly crediting the amounts so received, in like funds, to an account of GEO (in the case of Term Loans) ~~or any Borrower~~, the Borrowers (in the case of Revolving Credit Loans~~) maintained with the~~

~~Administrative Agent in New York City and~~, and in the case of Multicurrency Subfacility Loans requested for the Borrowers) or the applicable Australian Borrower (in the case of Multicurrency Subfacility Loans borrowed by such Australian Borrower) designated by GEO in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an RCF LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the respective RCF LC Issuer.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available ~~to~~a corresponding amount to (i) GEO (in the case of any Term Borrowing) ~~or the~~, (ii) the Borrowers (in case of any Revolving Credit Borrowing, and in the case of any Multicurrency Subfacility Borrowing requested for the Borrowers) or (iii) the Australian Borrowers (in the case of any ~~Revolving Credit~~Multicurrency Subfacility Borrowing~~), a corresponding amount~~ requested for such Australian Borrower). In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and GEO (in the case of any Term Borrowing) ~~or~~, the Borrowers (in the case of any ~~Term Borrowing~~Revolving Credit Borrowing, and in the case of any Multicurrency Subfacility Borrowing requested for the Borrowers), or the applicable Australian Borrower (in the case of any Multicurrency Subfacility Borrowing requested for such Australian Borrower) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to GEO ~~or~~, any Borrower or the relevant Australian Borrower, as applicable, to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by GEO ~~or~~, the Borrowers or any Australian Borrower, as applicable, the interest rate applicable to ABR Loans~~. If GEO or~~ (if the Loan included in such Borrowing is denominated in Dollars) or the rate applicable to such Loan (if the Loan included in such Borrowing is denominated in any Foreign Currency). If GEO, the Borrowers or any Australian Borrower, as applicable, and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to GEO (in the case of any such interest in respect of a Term Borrowing), or the Borrowers (in the case of any such interest in respect of a Revolving Credit Borrowing, or in respect of any Multicurrency Subfacility Borrowing requested for the Borrowers) or the applicable Australian Borrower (in the case of any such interest in respect of a Multicurrency Subfacility Borrowing requested for such Australian Borrower) the amount of such interest paid by GEO ~~or~~, the Borrowers or the applicable Australian Borrower, as applicable, for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by GEO ~~or~~, the Borrowers or any Australian Borrower, as applicable, shall be without prejudice to any claim GEO ~~or~~, the Borrowers or any Australian Borrower, as applicable, may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07 Interest Elections.

(a) Elections by GEO for Syndicated Borrowings. The Loans comprising each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, GEO may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (ii) no Eurodollar Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, either (x) the sum of the Revolving Credit Exposures plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans would exceed the aggregate Revolving Credit Commitments or (y) the aggregate outstanding principal amount of Multicurrency Subfacility Loans would exceed the total Multicurrency Subfacility Commitments, and (iii) a Eurodollar Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. GEO may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, GEO shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if GEO were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by GEO.

(c) Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If GEO fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Eurodollar Borrowing is repaid as provided herein, GEO shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding any contrary provision hereof, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing and the Administrative Agent or the Required Lenders so notifies GEO, then, so long as such Event of Default is continuing (i) no outstanding Syndicated Borrowing denominated in Dollars may be converted to or continued as a Eurodollar Borrowing ~~and~~, (ii) unless repaid, each Eurodollar Borrowing denominated in Dollars shall automatically be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor and (iii) no outstanding Eurodollar Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month’s duration.

Section 2.08 Termination and Reduction of Commitments; Increase of Revolving Credit Commitments; Increase of Multicurrency Subfacility Commitments.

(a) Scheduled Termination. Unless previously terminated, the Revolving Credit Commitments and the Multicurrency Subfacility Commitments shall terminate on the Revolving Credit Commitment Termination Date and the Incremental Term Loan Commitments of any Series shall terminate on the close of business on the commitment termination date specified in the agreement establishing such Series pursuant to Section 2.01(~~c~~d).

(b) Voluntary Termination or Reduction. GEO may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) except as provided in clause (v) below, each partial reduction of the Commitments of any Class pursuant to this Section 2.08(b) shall be in an amount that is $3,000,000 or a larger multiple of $1,000,000 (or, in the case of Australian LC Facility Commitments, A$3,000,000 or a larger multiple of A$1,000,000), (ii) GEO shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans and Multicurrency Subfacility Loans in accordance with Section 2.10, the ~~total~~sum of the Revolving Credit ~~Exposure~~Exposures plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans would exceed the total Revolving Credit Commitments, ~~and~~ (iii) GEO shall not terminate or reduce the Multicurrency Subfacility Commitments if, after giving effect to any concurrent prepayment of Multicurrency Subfacility Loans in accordance with Section 2.10, the total outstanding principal amount of Multicurrency Subfacility Loans would exceed the total Multicurrency Subfacility Commitments, (iv) any termination of the Revolving Credit Commitments shall result in an automatic termination of the Multicurrency Subfacility Commitments, (v) in the event that any reduction of the Revolving Credit Commitments would otherwise result in a Lender’s Multicurrency Subfacility Commitment exceeding its Revolving Credit Commitment, then upon such reduction of the Revolving Credit Commitments, such Lender’s Multicurrency Subfacility Commitment shall be automatically reduced to an amount equal to its Revolving Credit Commitment, and (vi) GEO shall not terminate or reduce the Australian LC Facility Commitments if the total AUD LC Exposure would exceed the total Australian LC Facility Commitments.

(c) Notice of Voluntary Termination or Reduction. GEO shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by GEO pursuant to this Section shall be irrevocable; provided that a notice of termination of the Incremental Term Loan Commitments, the Revolving Credit Commitments, the Multicurrency Subfacility Commitments or the Australian LC Facility Commitments delivered by GEO may state that such notice is conditioned upon the receipt of funds under other credit facilities, the effectiveness of other credit facilities or pursuant to an Equity Issuance, in which case such notice may be revoked by GEO (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. ~~Each~~Except as provided in Section 2.08(b)(v), each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(e) Increase of the Revolving Credit Commitments.

(i) Requests for Increase. GEO may, from time to time at any time prior to the Revolving Credit Commitment Termination Date, propose that the Revolving Credit Commitments be increased (each such proposed increase being a “Revolving Credit Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed (in its sole discretion) to increase or to assume a Revolving Credit Commitment and the date on which such increase or assumption is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Revolving Credit Commitment Termination Date; provided that:

(A) the minimum amount of any such increase shall be (1) $20,000,000 or a larger multiple of $1,000,000 or (2) any other amount consented to by the Administrative Agent, and the minimum amount of the Revolving Credit Commitment of any Assuming Lender, and the minimum amount of the increase of the Revolving Credit Commitment of any Increasing Lender, as part of such Revolving Credit Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof;

(B) the aggregate principal amount of all Incremental Term Loan Commitments established after the ~~Second Restatement~~Third Amendment Effective Date plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the ~~Second Restatement~~Third Amendment Effective Date shall not exceed $~~350,000,000~~450,000,000;

(C) GEO shall have delivered to the Administrative Agent a certificate of GEO stating on such Commitment Increase Date that (i) no Default has occurred and is continuing and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); ~~and~~

~~(D)~~ each Assuming Lender shall be acceptable to the Administrative Agent, each RCF LC Issuer and each Swingline Lender in the reasonable exercise of their discretion~~.~~; and

(D) if such Commitment Increase Date is a Mortgage Amendment Trigger Date, GEO shall be in compliance with Section 5.11(b) as of such date.

(ii) Effectiveness of Revolving Credit Commitment Increase. Each Assuming Lender, if any, shall become a Revolving Credit Lender hereunder as of such Commitment Increase Date and the Revolving Credit Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(A) ~~the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent in its reasonable discretion) a certificate of a duly authorized officer of GEO stating that each of the applicable conditions to such Revolving Credit Commitment Increase set forth in Section 2.08(e)(i)(C) have been satisfied;~~[reserved];

(B) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a later time on such date, or on an earlier date, in each case specified by the Administrative Agent in its reasonable discretion), an agreement, in form and substance reasonably satisfactory to GEO and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Revolving Credit Commitment or an increase of Revolving Credit Commitment duly executed by such Assuming Lender and each Borrower and acknowledged by the Administrative Agent; and

(C) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a later time on such date, or on an earlier date, in each case specified by the Administrative Agent in its reasonable discretion) such proof of corporate action, opinions of counsel and other documents as is consistent with those delivered by the Borrowers pursuant to Section 4.01 and reasonably requested by the Administrative Agent, any Assuming Lender and/or any Increasing Lender in connection with such Revolving Credit Commitment Increase.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date ~~by facsimile transmission or electronic messaging system~~.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (~~ii~~i)(~~A~~C) above and the satisfaction of the conditions referred to in clause (ii)(C) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to GEO.

(iv) Adjustments of Borrowings. On the Commitment Increase Date, the Borrowers shall (A) prepay in full the outstanding Revolving Credit Loans (if any) made to them, (B) simultaneously borrow new Revolving Credit Loans hereunder in an amount equal to such prepayment and (C) pay to the Revolving Credit Lenders the amounts, if any, payable under Section 2.14 as a result of any such prepayment; provided that with respect to subclauses (A) and (B) hereinabove, (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Credit Borrowings are held ratably by the Revolving Credit Lenders in accordance with the respective Revolving Credit Commitments of the Revolving Credit Lenders (after giving effect to such Revolving Credit Commitment Increase). Concurrently therewith, the Revolving Credit Lenders shall be deemed to have adjusted their participation interests in any outstanding RCF LCs and Swingline Loans so that such interests are held ratably in accordance with their Revolving Credit Commitments as so increased.

(f) Increase of the Multicurrency Subfacility Commitments.

(i) Requests for Increase. GEO may, from time to time at any time prior to the Revolving Credit Commitment Termination Date, propose that the Multicurrency Subfacility Commitments be increased (each such proposed increase being a “Multicurrency Subfacility Commitment Increase”) by notice to the Administrative Agent, specifying each Revolving Credit Lender (each an “Increasing Multicurrency Subfacility Lender”) that shall have agreed (in its sole discretion) to provide a Multicurrency Subfacility Commitment or to increase its existing Multicurrency Subfacility Commitment and the date on which such provisions or increase is to be effective (the “Multicurrency Subfacility Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Revolving Credit Commitment Termination Date; provided that:

(A) the minimum amount of any such Multicurrency Subfacility Commitment Increase shall be (1) $20,000,000 or a larger multiple of $1,000,000 or (2) any other amount consented to by the Administrative Agent, and the minimum amount of the new Multicurrency Subfacility Commitment or increase of its existing Multicurrency Subfacility Commitment provided by any Increasing Multicurrency Subfacility Lender, as part of such Multicurrency Subfacility Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof;

(B) immediately after giving effect to such Multicurrency Subfacility Commitment Increase (and any concurrent Revolving Credit Commitment Increase), (x) the total Multicurrency Subfacility Commitments of all Lenders shall not exceed the total Revolving Credit Commitments of all Lenders and (y) the Multicurrency Subfacility Commitment of each Increasing Multicurrency Subfacility Lender shall not exceed such Lender’s Revolving Credit Commitment;

(C) immediately after giving effect to the payments, borrowings and other actions contemplated by Section 2.08(f)(iv) in respect of such Multicurrency Subfacility Commitment Increase, the sum of each such Multicurrency Subfacility Increasing Lender’s Revolving Credit Exposure plus the outstanding principal amount of such Lender’s Multicurrency Subfacility Loans shall not exceed such Lender’s Revolving Credit Commitment; and

(D) GEO shall have delivered to the Administrative Agent a certificate of GEO stating on such Multicurrency Subfacility Commitment Increase Date that (i) no Default has occurred and is continuing and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii) Effectiveness of Multicurrency Subfacility Commitment Increase. The new or increased Multicurrency Subfacility Credit Commitment of any Increasing Multicurrency Subfacility Lender shall be effective as of such Commitment Increase Date; provided that:

(A) each Increasing Multicurrency Subfacility Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Multicurrency Subfacility Commitment Increase Date (or on or prior to a later time on such date, or on an earlier date, in each case specified by the Administrative Agent in its reasonable discretion), an agreement, in form and substance reasonably satisfactory to GEO and the Administrative Agent, pursuant to which such Lender shall, effective as of such Multicurrency Subfacility Commitment Increase Date, undertake a Multicurrency Subfacility Commitment or an increase of its Multicurrency Subfacility Commitment duly executed by such Lender and GEO and acknowledged by the Administrative Agent; and

(B) the Administrative Agent shall have received on such Multicurrency Subfacility Commitment Increase Date (or on an earlier date specified by the Administrative Agent) such proof of corporate action, opinions of counsel and other documents as is consistent with those delivered by the Borrowers or the Australian Borrowers, as applicable, pursuant to Section 4.01 and reasonably requested by the Administrative Agent in connection with such Multicurrency Subfacility Commitment Increase.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders thereof and of the occurrence of the Multicurrency Subfacility Commitment Increase Date.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(A) above and the satisfaction of the conditions referred to in clause (ii)(C) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to GEO.

(iv) Adjustments of Borrowings. On the Multicurrency Subfacility Commitment Increase Date, the Borrowers or the relevant Australian Borrower (solely as to the Multicurrency Subfacility Loans borrowed by such Australian Borrower) shall (A) prepay in full the outstanding Multicurrency Subfacility Loans (if any) made to them, (B) simultaneously borrow new Multicurrency Subfacility Loans hereunder in an amount equal to such prepayment and (C) pay to the Multicurrency Subfacility Lenders the amounts, if any, payable under Section 2.14 as a result of any such prepayment; provided that with respect to subclauses (A) and (B) hereinabove, (x) the prepayment to, and borrowing from, any existing Multicurrency Subfacility Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Multicurrency Subfacility Lender will be subsequently borrowed from such Multicurrency Subfacility Lender and (y) the existing Multicurrency Subfacility Lenders and the Increasing Multicurrency Subfacility Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Multicurrency Subfacility Loans are held ratably by the Multicurrency Subfacility Lenders in accordance with the respective Multicurrency Subfacility Commitments of the Multicurrency Subfacility Lenders (after giving effect to such Multicurrency Subfacility Commitment Increase).

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) Term Loan Repayment. GEO hereby unconditionally promises to pay the Loans as follows:

(i) to the Administrative Agent for the account of the Term Lenders (x) 0.25% of the original principal amount of the Term Loans outstanding as of the First Restatement Effective Date on each Principal Payment Date and (y) the outstanding principal amount of the Term Loans on the Term Loan Maturity Date; and

(ii) to the Administrative Agent for the account of the Incremental Lenders of any Series, the principal of the Incremental Term Loans of such Series on the dates and in the amounts specified in the agreement establishing such Series pursuant to Section 2.01(~~c~~d).

(b) Revolving Credit Loans and Multicurrency Subfacility Loans Repayment. The Borrowers hereby unconditionally promise to pay the Loans as follows:

(i) the outstanding principal amount of the Revolving Credit Loans to the Administrative Agent for the account of the Revolving Credit Lenders on the Revolving Credit Commitment Termination Date;

(ii) the outstanding principal amount of the ~~Revolving Credit Loans~~Multicurrency Subfacility Loans borrowed by the Borrowers to the Administrative Agent for the account of the Multicurrency Subfacility Lenders on the Revolving Credit Commitment Termination Date; and

(iii) ~~(ii) to each~~ the then unpaid principal amount of each Swingline Loan made by a Swingline Lender to each such Swingline Lender or, to the extent required by Section 2.04(c), to the Administrative Agent for the account of the Revolving Credit Lenders, ~~the then unpaid principal amount of each Swingline Loan made by such Swingline Lender~~ on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding.

Each Australian Borrower hereby unconditionally promises to pay the outstanding principal amount of the Multicurrency Subfacility Loans borrowed by such Australian Borrower to the Administrative Agent for the account of the Multicurrency Subfacility Lenders on the Revolving Credit Commitment Termination Date.

(c) Adjustment of Amortization Schedule. Any prepayment of a Term Loan Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section 2.09 (i) in the case of any optional prepayment of Term Loans pursuant to Section 2.10(a), as directed by GEO and (ii) in the case of any mandatory prepayment of Term Loans pursuant in Section 2.10(b), in direct order of maturity.

(d) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, and subject (in the case of a prepayment) to any applicable provisions of Section 2.10, GEO shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If GEO fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

(e) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(g) Effect of Entries. The entries made in the records maintained pursuant to Sections 2.09(e) or (f) shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(h) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a Note. In such event, GEO (in the case of any Term Loan Note) ~~or~~, the Borrowers (in the case of any Revolving Credit Loan Note~~)~~ and in the case of any Multicurrency Subfacility Loan Note in respect of Multicurrency Subfacility Loans borrowed by the Borrowers) or the applicable Australian Borrower (in the case of any Multicurrency Subfacility Loan Note in respect of Multicurrency Subfacility Loans borrowed by such Australian Borrower), as applicable, shall prepare, execute and deliver to such Lender (with a copy to the Administrative Agent) a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

Section 2.10 Prepayment of Loans.

(a) Optional Prepayments. GEO, the Borrowers or the Australian Borrowers, as applicable, shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. In the event that all or any portion of the Term Loans are repaid, prepaid, replaced, repriced or effectively refinanced through (i) any waiver, consent or amendment the result of which would be the lowering of the effective interest cost or the weighted average yield of any of the Term Loans or (ii) the incurrence of Indebtedness having an effective interest cost or weighted average yield (taking into account, without limitation, upfront fees, original issue discount, interest rate spreads and interest rate benchmark floors, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) that is less than the effective interest cost or weighted average yield of the Term Loans (or portion thereof) so repaid, prepaid, replaced, repriced or refinanced, in each case on or prior to the date that is six months after the First Restatement Effective Date, such repayment, prepayment, replacement, repricing or refinancing will be made at 101% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. Any prepayment of Revolving Credit Loans or Multicurrency Subfacility Loans pursuant to this Section 2.10(a) shall be made ratably between such Classes of Loans in accordance with the respective sums at such time of the aggregate amount of the outstanding Loans of such Class (if any).

(b) Mandatory Prepayments. GEO, the Borrowers or the Australian Borrowers, as applicable, will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

(i) Casualty Events. Upon the date 270 days following the receipt by GEO or any of its Restricted Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event after the First Amendment Effective Date affecting any property of GEO or any of its Restricted Subsidiaries (or upon such earlier date as GEO or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), ~~GEO or~~so long as the aggregate amount of Net Available Proceeds of such Casualty Event exceeds $5,000,000, GEO, the Borrowers or an Australian Borrower (solely as to any Multicurrency Subfacility Loans borrowed by such Australian Borrower), as applicable, shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied (and if committed to be applied, not actually applied within 450 days following the receipt of such proceeds) to the repair or replacement of such property, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in Section 2.10(b)(iii). Nothing in this clause (i) shall be deemed to limit any obligation of GEO or any of its Restricted Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

(ii) Sale of Assets. If (A)(x) the Net Available Proceeds of any Disposition ~~(other than in respect of GEO Care Inc. pursuant to the GEO Care Purchase Agreement)~~ received after the First Restatement Effective Date exceed $2,500,000 and are equal to or less than $50,000,000 and (y) either (I) the Pro Forma Total Leverage Ratio, calculated as of the consummation of and after giving effect to such Disposition, exceeds ~~5.2~~5.75:1.00 or (II) the Pro Forma Senior Secured Leverage Ratio, calculated as of the consummation of and after giving effect to such Disposition, exceeds 3.00:1.00, or (B) the Net Available Proceeds of any Disposition received after the First Restatement Effective Date exceed $50,000,000, then, in each case, promptly upon the consummation of such Disposition (and in any event within 4 Business Days thereof), GEO ~~or~~, the Borrowers or the Australian Borrowers, as applicable, will prepay the Loans, and/or the unused Incremental Term Loan Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in Section 2.10(b)(iii). Notwithstanding the foregoing, GEO ~~or~~, the Borrowers or the Australian Borrowers, as applicable, shall not be required to make a prepayment and the unused Incremental Term Loan Commitments shall not be subject to automatic reduction pursuant to this Section 2.10(b)(ii) with respect to the Net Available Proceeds from any Disposition, if (x) no Default shall have occurred and be continuing on such date or during the Applicable Period (prior to the date the Net Available Proceeds are used or otherwise invested as provided in this sentence) and (y) such Net Available Proceeds are used for one or more acquisitions or otherwise reinvested in the Permitted Business of the Borrowers and the Restricted Subsidiaries within the Applicable Period (as defined below) for such Disposition (it being understood that Net Available Proceeds shall be deemed to be used in the same order in which the related Dispositions occurred); provided that any such Net Available Proceeds not so used on or before the last day of the Applicable Period for such Disposition shall be forthwith applied as provided above. For purposes hereof, “Applicable Period” means, with respect to any Disposition, the period starting on the day such Disposition is consummated and ending on the date falling 270 days thereafter, except that if GEO or the applicable Restricted Subsidiary agrees in a legally binding commitment to reinvest the Net Available Proceeds from such Disposition (pursuant to the proviso in the immediately preceding sentence) in the construction and equipping of one or more Facilities on or before such 270th day, the Applicable Period for such Disposition shall be extended automatically by 18 months. Prior to or substantially concurrently with the consummation of any Disposition, GEO shall deliver to the Administrative Agent (for further distribution to the Lenders) a statement, certified by a Financial Officer of GEO, in form and detail reasonably satisfactory to the Administrative Agent, of the amount of the Net Available

Proceeds of such Disposition (except that such statement shall not be required for any Disposition the Net Available Proceeds of which are less than or equal to $50,000,000); provided that, for the avoidance of doubt, such certified statement may be supplemented or modified in writing by such Financial Officer solely as to such amount of Net Available Proceeds if and to the extent (and during such time as) a corresponding supplement or modification shall be delivered by such Financial Officer pursuant to clause (II) of the final proviso to the definition of “Net Available Proceeds” set forth in Section 1.01.

(iii) Application. Except as otherwise provided in Section 7.02, prepayments and/or reductions of Commitments pursuant to this Section 2.10(b) shall be applied as follows:

first, ratably between the Term Loans and each Series of Incremental Term Loans (if any) in accordance with the respective sums at such time of the aggregate amount of (x) outstanding Term Loans and (y) outstanding Incremental Term Loans and unused Incremental Term Loan Commitments of each Series (if any), (A) with respect to Term Loans, to prepay the outstanding Term Loans, and (B) with respect to Incremental Term Loans of each Series, to prepay the outstanding Incremental Term Loans of such Series and reduce the aggregate amount of unused Incremental Term Loan Commitments of such Series, as specified in the agreement establishing such Series pursuant to Section 2.01(~~c~~d); and

second, after the payment in full of the Term Loans and the Incremental Term Loans (if any) and the termination of the Incremental Term Loan Commitments (if any), first, to prepay Swingline Loans (with no corresponding permanent reduction of the Revolving Credit Commitments), second, to prepay Revolving Credit Loans (with no corresponding permanent reduction of the Revolving Credit Commitments), ~~and~~ third, to pay unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of unreimbursed LC Disbursements then due to such parties, and fourth, to prepay Multicurrency Subfacility Loans (with no corresponding permanent reduction of the Multicurrency Subfacility Commitments).

Notwithstanding the foregoing, any Term Lender may, by notice to GEO and the Administrative Agent at least three Business Days before such prepayment or Incremental Term Loan Commitment reduction, decline all or any portion of the prepayment or Commitment reduction, as the case may be, to which it would otherwise be entitled, in which case the portion of such prepayment or Commitment reduction, as the case may be, so declined shall be retained by GEO.

(c) Mandatory Prepayments due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Quarterly Date prior to the Revolving Credit Commitment Termination Date, on each date that GEO shall request a Revolving Credit Borrowing, a Multicurrency Subfacility Borrowing or the issuance, amendment, renewal or extension of an RCF LC and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Credit Exposure and the aggregate outstanding principal amount of Multicurrency Subfacility Loans. For the purpose of this determination, the outstanding face amount of any RCF LC or Multicurrency Subfacility Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such RCF LC or Multicurrency Subfacility Loan, determined as of such Quarterly Date, date of such proposed Revolving Credit Borrowing, Multicurrency

Subfacility Borrower, issuance, amendment, renewal or extension or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Revolving Credit Lenders and GEO thereof.

(ii) Prepayment and Cover. If, on the date of such determination (after giving effect to any prior or substantially concurrent deposit made by the Borrowers, at their option, to the RCF Collateral Account) either (x) the sum of the Revolving Credit Exposures plus the aggregate outstanding principal amount of Multicurrency Subfacility Loans would exceed the aggregate Revolving Credit ~~Exposure exceeds the aggregate amount of the Revolving Credit~~ Commitments ~~as then in effect~~ (such excess, an “RCF Excess”), or (y) the aggregate outstanding principal amount of Multicurrency Subfacility Loans would exceed the total Multicurrency Subfacility Commitments (such excess, a “Multicurrency Subfacility Excess”), the Borrowers or, solely as to any Multicurrency Subfacility Loans borrowed by such Australian Borrower, an Australian Borrower, as applicable, shall, if requested by the Administrative Agent, within five Business Days following GEO’s receipt of such request:

~~(A) if any Revolving Credit Loans are outstanding, prepay all such Revolving Credit Loans or such portion thereof as is sufficient to eliminate the Excess, and~~

(A) if any Swingline Loans, Revolving Credit Loans or Multicurrency Subfacility Loans are outstanding, (a) in the case of an RCF Excess, prepay all such Swingline Loans, Revolving Credit Loans and Multicurrency Subfacility Loans or such portion thereof as is sufficient to eliminate the RCF Excess or (b) in the case of a Multicurrency Subfacility Excess, prepay all such Multicurrency Subfacility Loans or such portion thereof as is sufficient to eliminate the Multicurrency Subfacility Excess (provided that in the event there is both a Multicurrency Subfacility Excess and an RCF Excess, the Borrowers or any Australian Borrower (solely as to any Multicurrency Subfacility Loans borrowed by such Australian Borrower) shall first reduce the Multicurrency Subfacility Excess pursuant to clause (b) and thereafter, if an RCF Excess still remains, the Borrowers shall reduce such RCF Excess pursuant to clause (a)), and

(B) if such prepayment is not sufficient to eliminate the RCF Excess, provide cover for the RCF LC Exposure pursuant to Section 2.05(k) in an amount sufficient to eliminate the RCF Excess.

(iii) Release of Cover. If, on the date of such determination, the amount of the cover provided by the Borrowers pursuant to Section 2.10(c)(ii)(B) and then held by the Administrative Agent exceeds the RCF Excess (such excess, a “Refundable Excess”) on such date (or if such RCF Excess is less than or equal to zero), and no Default has occurred and is continuing, the Administrative Agent shall, if requested by GEO, within three Business Days following the Administrative Agent’s receipt of such request, return to the Borrowers the amount of the Refundable Excess (or, if the RCF Excess is less than or equal to zero, the full amount of such cover).

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders of the Revolving Credit Loans or any RCF LC Issuer to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Credit Exposure.

Any prepayment ~~of Loans constituting Revolving Credit Exposure~~ pursuant to this Section 2.10(c)(ii)(A) shall be applied, first, to Swingline Loans outstanding and second, to Revolving Credit Loans ~~outstanding~~and Multicurrency Subfacility Loans outstanding, ratably between such Classes of Loans in accordance with the respective sums at such time of the aggregate amount of the outstanding Loans of such Class (if any).

(d) Special Prepayment Resulting from Commitment Reduction. In the event that the Multicurrency Subfacility Commitment of any Lender is reduced pursuant to Section 2.08(b)(v) and after giving effect to such reduction the outstanding principal amount of such Lender’s Multicurrency Subfacility Loans would exceed such Lender’s Multicurrency Subfacility Commitment, the Borrowers or, solely as to any Multicurrency Subfacility Loan borrowed by such Australian Borrower, an Australian Borrower, as applicable, shall concurrently with such reduction (and without having to make a ratable prepayment of any other Multicurrency Subfacility Loans, unless such other Multicurrency Subfacility Loans are also required to be prepaid pursuant to this Section 2.10(d) as the result of such reduction) prepay such Lender’s Multicurrency Subfacility Loans in such amount as is sufficient so that after giving effect thereto such Lender’s Multicurrency Subfacility Loans will not exceed such Lender’s Multicurrency Subfacility Commitment.

(e) ~~(d)~~ Notices, Etc. GEO shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) in writing of any prepayment hereunder (i) in the case of prepayment of a Syndicated Borrowing, not later than 1:00 p.m., New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 11:00 a.m., London time), four Business Days before the date of prepayment or (ii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, any other information required to be in such notice pursuant to Section 2.09(b) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Incremental Term Loan Commitments, the Revolving Credit Commitments, the Multicurrency Subfacility Commitments or the Australian LC Facility Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 or if a notice of prepayment of Term Loans is conditioned upon the receipt of funds under other credit facilities, the effectiveness of other credit facilities or pursuant to an Equity Issuance, then such notice of prepayment may be revoked by GEO (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, except to the extent otherwise expressly provided herein. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

Section 2.11 Fees.

(a) Commitment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender (to be allocated ratably among such Lenders in accordance with the amounts of such fees then due to such Lenders) a commitment fee, which shall accrue at the

Applicable Rate on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the First Restatement Effective Date to but excluding the date such Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the relevant Commitment terminates, commencing on the first such date to occur after the First Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Revolving Credit Commitments, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans ~~and~~, outstanding Multicurrency Subfacility Loan and outstanding RCF LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) RCF LC Fees. The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender (to be allocated ratably among such Lenders in accordance with the amounts of such fees then due to such Lenders) a participation fee with respect to its participations in RCF LCs, which shall accrue at a rate per annum equal to (x) 50%, in the case of performance RCF LCs, and (y) 100%, in the case of all other RCF LCs, in each case of the Applicable Rate applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender’s RCF LC Exposure (excluding any portion thereof attributable to unreimbursed RCF LC Disbursements) in respect of performance RCF LCs or other RCF LCs, as applicable, during the period from and including the First Restatement Effective Date to but excluding the date on which such Lender ceases to have any RCF LC Exposure, and (ii) to each RCF LC Issuer a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between GEO and such RCF LC Issuer on the average daily amount of the RCF LC Exposure (excluding any portion thereof attributable to unreimbursed RCF LC Disbursements) in respect of each RCF LC issued by such RCF LC Issuer during the period from and including the First Restatement Effective Date to but excluding the date on which there ceases to be any RCF LC Exposure in respect of any such RCF LC, as well as such RCF LC Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any RCF LC or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the First Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any RCF LC Issuer pursuant to this Section 2.11(b) shall be payable within 10 days after demand. All such participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) ~~AUD~~Australian LC Facility Commitment Fees. GEO agrees to pay to the Administrative Agent for the account of each Australian LC Facility Lender (to be allocated ratably among such Lenders in accordance with the amounts of such fees then due to such Lenders) a facility fee with respect to its Australian LC Facility Commitments (whether used or unused, and determined without regard to Section 2.05(l) or any participation (or lack thereof) by such Lender in any AUD LCs), which shall accrue at a rate per annum equal to the Australian LC Facility Fee Rate on the average daily amount of such Lender’s Australian LC Facility Commitment (whether used or unused, determined without regard to Section 2.05(l) or any participation (or lack thereof) by such Lender in any AUD LCs) during the period from and including the Second Restatement Effective Date to but excluding the date on which such Lender ceases to have any Australian LC Facility Commitments. Accrued facility fees shall be payable in arrears on each Quarterly Date and on the date the relevant Commitment terminates (provided that any such fees accruing after the date on which such Australian LC Facility Commitment terminates shall be payable on demand), commencing on the first such date to occur after the date hereof. All such facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) AUD LC Fees. GEO agrees to pay (i) to the Administrative Agent for the account of each Australian LC Facility Lender (to be allocated ratably among such Lenders in accordance with the amounts of such fees then due to such Lenders) a participation fee with respect to its participation in each AUD LC, which participation fee in respect of such AUD LC shall accrue at a rate per annum equal to the applicable Maximum AUD LC Fee Rate then in effect (or, to the extent such participation shall have been established on a Competitive Bid basis pursuant to Section 2.05(l), but subject to Section 2.18(c)(iv), the Applicable Competitive AUD LC Rate for such AUD LC Exposure) on the average daily amount of such Lender’s AUD LC Exposure (excluding any portion thereof attributable to unreimbursed AUD LC Disbursements) in respect of such AUD LC during the period from and including the Second Restatement Effective Date to but excluding the date on which such Lender ceases to have any AUD LC Exposure, and (ii) to each AUD LC Issuer, a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between GEO and such AUD LC Issuer on the average daily amount of the AUD LC Exposure (excluding any portion thereof attributable to unreimbursed AUD LC Disbursements) in respect of each AUD LC issued by such AUD LC Issuer during the period from and including the Second Restatement Effective Date to but excluding the date on which there ceases to be any AUD LC Exposure in respect of any such AUD LC, as well as such AUD LC Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any AUD LC or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Australian LC Facility Commitments terminate and any such fees accruing after the date on which the Australian LC Facility Commitments terminate shall be payable on demand. Any other fees payable to any AUD LC Issuer pursuant to this Section 2.11(d) shall be payable within 10 days after demand. All such participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between GEO and the Administrative Agent.

(f) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Lender in the case of fees payable to it) for distribution, in the case of commitment fees, participation fees and closing fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.12 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing denominated in (i) Dollars, Euros or Sterling shall bear interest at a rate per annum equal to the Adjusted LIBO Rate or (ii) Australian Dollars shall bear interest at a rate per annum equal to the Adjusted BBSW Rate, in each case for the Interest Period for such Borrowing plus the Applicable Rate.

(c) Default Interest. Notwithstanding the foregoing, if any Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing:

(i) all interest, fees and other amounts payable by the Borrowers or any Australian Borrower hereunder (other than any such amounts solely in respect of any Eurodollar Borrowing or solely in respect of the Australian LC Facility Commitments, any AUD LC or any AUD LC Disbursement) not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a);

(ii) all interest, fees and other amounts payable by the Borrowers or any Australian Borrower hereunder solely in respect of a Eurodollar Borrowing not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus (x) until the end of the then current Interest Period applicable to such Eurodollar Borrowing, the rate otherwise applicable to such Loan as provided in Section 2.12(b), or (y) from and after the end of the then current Interest Period applicable to such Eurodollar Borrowing, the rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a); and

(iii) all interest, fees and other amounts (including, without limitation, reimbursement obligations with respect to any AUD LC Disbursement) payable by GEO hereunder in respect of the Australian LC Facility Commitments, any AUD LC or any AUD LC Disbursement not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of unreimbursed AUD LC Disbursements, 2% plus the rate otherwise applicable to such unreimbursed AUD LC Disbursements as provided in Section 2.05(i), and (y) in the case of all other such amounts, 2% plus the AUD Rate plus the applicable Maximum AUD LC Fee Rate then in effect.

(d) Payment of Interest. Accrued interest on each Loan shall be payable ~~in~~by the Borrowers or the Australian Borrower that borrowed such Loan, as applicable, in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (x) by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or (y) with respect to Loans denominated in Australian Dollars, in each case shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, Adjusted BBSW Rate or AUD Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) Retroactive Adjustments of Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of GEO or for any other reason, GEO or the Lenders determine that (i) the Total Leverage Ratio as calculated by GEO as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, GEO ~~or~~, the Borrowers or the applicable Australian Borrower, as applicable, shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable

Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 2.12(f) shall not limit the rights of the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender, as the case may be, under Section 2.05(i), 2.11(a), 2.11(b), 2.11(c), 2.11(d) or 2.12(c) or under Article VII. ~~The~~GEO’s, the Borrowers’ or the applicable Australian Borrower’s respective obligations under this Section 2.12(f) shall not terminate until the payment by GEO, the Borrowers or the applicable Australian Borrower, as applicable, of the principal of and interest on the applicable Loans and all other outstanding obligations owing by them under the Loan Documents, the expiration or termination of all Letters of Credit and the expiration or termination of the Commitments if at such time no demand shall have been made for payment (and no amount shall have become automatically due) under this Section 2.12(f).

(g) Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing (the Currency of such Borrowing herein called the “Affected Currency”):

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or Adjusted BBSW Rate, as applicable, for the Affected Currency for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders of the relevant Class that the Adjusted LIBO Rate or Adjusted BBSW Rate, as applicable, for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to GEO and the Lenders by telephone or ~~telecopy~~in writing as promptly as practicable thereafter and, until the Administrative Agent notifies GEO and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurodollar Borrowing denominated in the Affected Currency shall be ineffective and ~~such~~, if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing ~~and~~, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurodollar Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing denominated in Dollars and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurodollar Borrowing denominated in the Affected Currency shall be ineffective.

Section 2.13 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate or Adjusted BBSW Rate, as applicable) or any Issuing Lender;

(ii) subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Lender); or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, GEO or the Borrowers, as applicable, will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time GEO will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth, in reasonable detail, the basis for determining such amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 2.13(a) or (b) and delivered to GEO shall be conclusive absent manifest error. GEO or the Borrowers, as applicable, shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that GEO or the Borrowers, as applicable, shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies GEO of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by GEO pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of the Interest Period therefor, then, in any such event, GEO ~~or~~(with respect to any such Term Borrowing), the Borrowers (with respect to any such Revolving Credit Borrowing or any such Multicurrency Subfacility Borrowing by the Borrowers) or the applicable Australian Borrower (with respect to any such Multicurrency Subfacility Borrowing by such Australian Borrower), as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate or the Adjusted BBSW Rate, as applicable, for such Currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for ~~Dollar~~ deposits denominated in such Currency from other banks in the ~~eurodollar~~eurocurrency market at the commencement of such period. A certificate of any Lender setting forth, in reasonable detail, the basis for determining such amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to GEO and shall be conclusive absent manifest error. GEO or the Borrowers, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of ~~the Borrowers~~any Borrower or any Australian Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if ~~the Borrowers~~any Borrower or any Australian Borrower shall be required by applicable law to deduct any ~~Indemnified~~ Taxes (including any Other Taxes) from such payments, then (i) solely to the extent such Taxes constitute Indemnified Taxes or Other Taxes, the sum payable by the relevant Borrower or the relevant Australian Borrower, as applicable, shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the ~~Borrowers~~relevant Borrower or the relevant Australian Borrower, as applicable, shall make such deductions and (iii) the ~~Borrowers~~relevant Borrower or the relevant Australian Borrower, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 2.15(a), the Borrowers shall timely pay (or cause to be paid) any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to ~~the Borrowers~~GEO by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers (or by an Australian Borrower, as applicable) to a Governmental Authority, ~~the Borrowers~~GEO shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Delivery of Tax Forms. To the extent required by law to reduce or eliminate withholding or payment of taxes, each Payee to the extent of its interest in an Obligation of a US Borrower shall deliver to GEO, with a copy to the Administrative Agent, on or before the Second Restatement Effective Date or concurrently with the delivery of the relevant Assignment and Assumption, as applicable, two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN (or W-8BEN-E), as applicable (or successor forms) properly completed and certifying in each case that such Payee is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes and backup withholding taxes. Each such Payee further agrees to deliver to GEO, with a copy to the Administrative Agent, as applicable, two Forms W-9, Forms W-8BEN (or W-8BEN-E) or Forms W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to GEO, certifying that such Payee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding tax (unless in any such case a Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Payee notifies GEO and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes). In the case of a Payee that holds an interest in an Obligation of a US Borrower claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, such Payee shall also deliver a certificate to the effect that such Payee is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of either of the US Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code. Notwithstanding anything in any Loan Document to the contrary, the US Borrowers shall not be required to pay additional amounts to any Payee under this Section 2.15 if such Payee fails to comply with the requirements of this Section 2.15(e), other than to the extent that such failure is due to a Change in Law occurring after the date on which such Payee became a party to this Agreement. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to GEO and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by GEO or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by GEO or the Administrative Agent as may be necessary for either Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e), “FATCA” shall include any amendments made to FATCA after the First Amendment Effective Date.

(f) Treatment of Certain Refunds. (i) If any payment is made by ~~the Borrowers~~a Borrower or an Australian Borrower to or for the account of any Payee after deduction either for or on account of any Taxes or Other Taxes, and an indemnity payment by a Borrower or additional amounts are paid by ~~the Borrowers~~a Borrower or an Australian Borrower pursuant to this Section 2.15, then, if such Payee determines, in its sole discretion, that it is entitled to a refund of such Taxes or Other Taxes, such Payee shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to GEO such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Payee shall determine, in its sole discretion, to be attributable to the relevant Taxes or Other Taxes; and (ii) if the Administrative Agent or any Payee determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by ~~the Borrowers~~a Borrower or with respect to which any Borrower or any Australian Borrower has paid additional amounts pursuant to this Section, it shall pay to GEO an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by GEO under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Payee, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that, in case of both (i) and (ii) GEO, upon the request of the Administrative Agent or such Payee, agrees to repay the amount paid over to GEO (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Payee in the event the Administrative Agent or such Payee is required to repay such refund to such Governmental Authority. This Section 2.15(f) shall not be construed to require the Administrative Agent or any Payee to make available its tax returns (or any other information relating to its taxes that it deems confidential) to GEO or any other Person.

(g) Indemnity. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that ~~the Borrowers have~~a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of ~~the Borrowers~~any Borrower), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) for the full amount of any Excluded Taxes attributable to such Lender or any Participant of such Lender (or, in the case of a Lender that is treated as a partnership for U.S. federal income tax purposes, any direct or indirect beneficial owner of such Lender) that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(h) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments by the Borrowers~~. The~~ or the Australian Borrowers. The Borrowers or the Australian Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, Section 2.14 or Section 2.15, or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 787 Seventh Avenue, New York, New York 10019, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All ~~payments~~amounts owing hereunder or under any other Loan Document (except to the extent otherwise provided therein or therein) shall be ~~made~~payable in Dollars; provided that (i) all fees, interest and other amounts contemplated by Section 2.11(c) or Section 2.11(d), reimbursements of AUD LC Disbursements and cash collateralization of AUD LC Exposure shall be payable in Australian Dollars ~~and~~, (ii) any amounts payable under Section 2.13, Section 2.15 or Section 9.03 to any ~~AUD~~Australian LC Facility Lender or any AUD LC Issuer or in respect of any Australian LC Facility Commitment, any Multicurrency Subfacility Commitment, any AUD LC Exposure or any AUD LC, shall be payable in either Dollars or Australian Dollars, as elected by the Person entitled to such payment~~.~~ and (iii) all principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.14 shall be payable in such Foreign Currency. Notwithstanding the foregoing, if any Borrower or any Australian Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if such Borrower or such Australian Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the date that such failure to pay results in an Event of Default under Section 7.01(b) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand by the Borrowers or such Australian Borrower, as applicable.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each ~~Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fees under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each~~ termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments (or, in the case of any Syndicated Borrowing of Revolving Credit Loans, their respective Available Revolving Credit Commitments)

of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans, Multicurrency Subfacility Loans and Term Loans by a Borrower or an Australian Borrower, as applicable, shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, Multicurrency Subfacility Loans and Term Loans by a Borrower or an Australian Borrower, as applicable, shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.16(d) shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant.

The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e) Payments by the Borrowers or the Australian Borrowers; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from GEO prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that GEO, the Borrowers or the Australian Borrowers, as applicable, will not make such payment, the Administrative Agent may assume that GEO, the Borrowers or the Australian Borrowers, as applicable, have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if GEO ~~or~~, the Borrowers or the Australian Borrowers, as applicable, have not in fact made such payment, then each of the Lenders and each Issuing Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (x) the Federal Funds Effective Rate (if denominated in Dollars or any Agreed Foreign Currency other than Australian Dollars) or the BBSW Rate (if denominated in Australian Dollars) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e), Section 2.06(b) or Section 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, any Swingline Lender or any Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) of this sentence, in any order as determined by the Administrative Agent in its discretion.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if a Borrower or an Australian Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or any Lender shall be treated as a Defaulting Lender pursuant to Section 2.19(b), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, or would mitigate or avoid the illegality resulting in such Lender being treated as a Defaulting Lender under Section 2.19(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (1) any Lender requests compensation under Section 2.13, or if a Borrower or an Australian Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (2) any Lender becomes a Defaulting Lender, or (3) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document requested by GEO which has been approved by the Required Lenders but which requires the consent of such Lender (or such Lender and other Lenders) to become effective, or if any Term Lender does not consent to a proposed reduction of the Applicable Rate for Term Loans which has been approved by the Required Lenders of the Term Loans, then, in each case GEO may, at its sole expense (and without any obligation on the Administrative Agent or any Lender to cooperate or assist in any way in locating an assignee), upon notice to such Lender and the Administrative Agent, (x) require such Lender to assign, without recourse (except as provided below in this Section 2.17(b), in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) in the case of any Lender that does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document as aforesaid, terminate the Commitments of such Lender and pay to such Lender an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14), all simultaneously with an amendment and restatement of this Agreement that does not result in the aggregate amount of the commitments of the Lenders to extend credit thereunder to be less than the aggregate amount of the used and unused Commitments hereunder as in effect immediately before giving effect to such amendment and restatement; provided that:

(i) if (x) a Revolving Credit Commitment is being assigned, GEO shall have received the prior written consent of the Administrative Agent and each RCF LC Issuer, ~~or~~ (y) a Multicurrency Subfacility Commitment is being assigned, GEO shall have received the prior written consent of the Administrative Agent, or (z) an Australian LC Facility Commitment is being assigned, GEO shall have received the prior written consent of the Administrative Agent and each AUD LC Issuer, in each case which consent shall not unreasonably be withheld;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or GEO or the Borrowers, as applicable, (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) in the case of any such replacement due to the replaced Lender not consenting to a proposed amendment, modification or waiver of this Agreement or any other Loan Document as aforesaid, each replacement Lender shall consent (and by accepting such assignment shall be deemed to have consented), at the time of such assignment, to each matter in respect of which such replaced Lender shall not have consented.

In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption reflecting such replacement prior to or concurrently with the execution and delivery of such Assignment and Assumption by the replacement Lender, the Administrative Agent may (and the replaced Lender hereby unconditionally and irrevocably authorizes and directs the Administrative Agent to, in the name of and on behalf of the replaced Lender) execute such Assignment and Assumption and other documentation on behalf of the replaced Lender and, in such event (notwithstanding anything to the contrary in Section 9.04), such replaced Lender shall be deemed to have duly executed and delivered such Assignment and Assumption and other documentation to the Administrative Agent and the replacement Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling GEO to require such assignment and delegation cease to apply.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply on the date such Lender becomes a Defaulting Lender and for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the (x) unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a) and (y) amount of the Australian LC Facility Commitment of such Defaulting Lender pursuant to Section 2.11(c);

(b) the Revolving Credit Commitment, Multicurrency Subfacility Commitment, Revolving Credit Exposure, outstanding principal amount of Multicurrency Subfacility Loans, Australian LC Facility Commitment and AUD LC Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected or directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) (x) all or any part of the Swingline Exposure and RCF LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Credit Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Revolving Credit Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and RCF LC Exposure does not exceed the total of all non-Defaulting Revolving Credit Lenders’ Revolving Credit Commitments and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment, and (y) all or any part of the AUD LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Australian LC Facility Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all non-Defaulting Australian LC Facility Lenders’ AUD LC Exposure does not exceed the total of all non-Defaulting Australian LC Facility Lenders’ Australian LC Facility Commitments and (2) such reallocation does not cause the aggregate AUD LC Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Australian LC Facility Commitment;

(ii) if the reallocation described in Section 2.18(c)(i) above cannot, or can only partially, be effected, GEO shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, on a pro rata basis, for the benefit of the Issuing Lenders, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to Section 2.18(c)(i)) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(iii) if GEO cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, GEO shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) or Section 2.11(d), as applicable, with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Revolving Credit Lenders or non-Defaulting Australian LC Facility Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) or Section 2.11(d), as applicable, shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages and, in the case of any AUD LC Exposure so reallocated in respect of a Competitive AUD LC, the fees payable pursuant to Section 2.11(d)(i) in respect of such AUD LC Exposure so reallocated shall accrue at the applicable Maximum AUD LC Fee Rate then in effect; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all fees payable under Section 2.11(b) or Section 2.11(d), as applicable, with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lender until and to the extent that such LC Exposure as applicable, is reallocated and/or cash collateralized;

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be 100% covered by the Revolving Credit Commitments or Australian LC Facility Commitments, as applicable, of the applicable non-Defaulting Lenders and/or cash collateral will be provided by GEO in accordance with Section 2.18(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among the applicable non-Defaulting Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to cash collateralize on a pro rata basis each Issuing Lender’s LC Exposure with respect to such Defaulting Lender; fourth, as GEO may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and GEO, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the Issuing Lenders’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower or any Australian Borrower as a result of any judgment of a court of competent jurisdiction obtained by ~~any~~such Borrower or such Australian Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposures and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.18(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent, GEO, each Swingline Lender and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (or if such Defaulting Lender has been replaced pursuant to Section 2.17), then (i) the Swingline Exposure and RCF LC Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s (or replacement Lender’s) Revolving Credit Commitment and on such date such Lender (or replacement Lender) shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender (or replacement Lender) to hold such Loans in accordance with its Applicable Percentage, (ii) the AUD LC Exposure of the Australian LC Facility Lenders shall be readjusted to reflect the inclusion of such Lender’s (or replacement Lender’s) Australian LC Facility Commitment and on such date such Lender (or replacement Lender) shall purchase at par participations in the AUD LC Exposure of the other Australian LC Facility Lenders as the Administrative Agent shall determine may be necessary in order for such Lender (or replacement Lender) to hold such AUD LC Exposure in accordance with its Applicable Percentage (but subject to Section 2.05(l) with respect to any Competitive AUD LC) and (iii) all cash collateral provided pursuant to Section 2.18(c) with respect to such Defaulting Lender shall be immediately released to the Borrowers.

Section 2.19 Illegality.

(a) Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof any Change in Law shall make it unlawful for any Lender to make ~~or maintain Eurodollar Loans~~, maintain or fund Loans (whether denominated in Dollars or any Agreed Foreign Currency) whose interest is determined by reference to the Adjusted LIBO Rate or the Adjusted BBSW Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate or the Adjusted BBSW Rate, in each case as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent and GEO, and (i) the commitments of such Lender hereunder to make ~~Eurodollar Loans, to~~or continue Eurodollar Loans ~~as such~~in the affected Currency and to convert ABR Loans to Eurodollar Loans in Dollars shall be suspended during the period of such illegality, (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, (x) denominated in Dollars shall be converted automatically to ABR Loans or (y) denominated in any Agreed Foreign Currency shall, to the extent GEO and the applicable Multicurrency Subfacility Lenders agree, be converted to Loans bearing interest at an alternative rate mutually acceptable to GEO and all of the applicable Multicurrency Subfacility Lenders, in each case on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law; provided, however, that if GEO and the Multicurrency Subfacility Lenders cannot agree within a reasonable time on an alternative rate for such Loans denominated in an Agreed Foreign Currency, the Borrowers or any Australian Borrower, as applicable, may, at their discretion, either (A) prepay such Loans or (B) maintain such Loans outstanding, in which case, the interest rate payable to each Multicurrency Subfacility Lender on such Loans will be the rate determined by such Multicurrency Subfacility Lender as its cost of funds to fund a Borrowing of such Loans with maturities comparable to the Interest Period applicable thereto plus the Applicable Rate, unless the maintenance of such Loans outstanding on such basis would not stop the unlawfulness described above in this Section 2.19(a) from existing (in which case the Borrowers, or, solely with respect to any such Loans borrowed by such Australian Borrower, the relevant Australian Borrower, shall be required to prepay such Loans on the last day of the current Interest Period with respect thereto or within such earlier period as may be required by law), and (iii) during the period of such illegality (x) any Loans of such Lender denominated in Dollars that would otherwise be made or continued as Eurodollar Loans shall instead be made or continued, as the case may be, as ABR Loans and (y) if the affected Currency is an Agreed Foreign Currency, any Borrowing Request that requests a Eurodollar Borrowing denominated in such Agreed Foreign Currency shall be ineffective. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, GEO or the Borrowers, as applicable, shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

(b) Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof any Lender, or the Administrative Agent determines that any Law (as defined below), or any Change in Law, shall make it unlawful for such Lender, or the Administrative Agent, as applicable, to make, maintain or fund any Loan to any of the Australian Borrowers (other than as contemplated by Section 2.19(a)), such Lender (or the Administrative

Agent, as applicable) shall promptly give notice thereof to the Administrative Agent (in the case of an affected Lender) and GEO, and (i) the commitments of such Lender hereunder to make or continue Loans to any such Australian Borrower shall be suspended (provided that, for avoidance of doubt, the commitment of such Lender to make Multicurrency Subfacility Loans to the Borrowers shall not be suspended) during the period of such illegality (provided that, for the avoidance of doubt, any monetary obligations of such Lender (including in favor of the Administrative Agent, the Swingline Lender, the Issuing Lenders or any other Lender) under the Loan Documents shall be unaffected due to such illegality or during such period) and such Lender shall be treated as if it were a Defaulting Lender as a result of such illegality solely for purposes of Section 2.17(a) and Section 2.17(b) during the period of such illegality, and (ii) the affected Australian Borrower, as applicable, may, in its discretion, either (A) prepay or cause to be prepaid such Loans, (B) exercise its rights under Section 2.17(b) with respect to such Lender, or (C) use commercially reasonable efforts to mitigate or avoid such illegality after such time as such Lender or the Administrative Agent, as applicable, shall have complied with its obligations under the provisions of Section 2.17(a); provided that notwithstanding such efforts, if the maintenance of such Loans outstanding on such basis would not stop the unlawfulness described above in this Section 2.19(b) from existing and such Lender shall have complied with its obligations under Section 2.17(a), the relevant Australian Borrower shall be required to prepay any such Loans borrowed by such Australian Borrower on the last day of the Interest Period applicable to any such Loans or within such earlier period as may be required by Law, in which latter case such Australian Borrower shall also pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13. For purposes of this Section 2.19(b), “Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Section 2.20 GEO as Borrowers’ and Australian Borrowers’ Representative. Each Borrower and each Australian Borrower hereby irrevocably designates and appoints GEO as its representative and agent on its behalf for purposes of all requests in respect of Loans (including Borrowing Requests and Interest Election Requests), delivering certificates, giving instructions with respect to disbursements of proceeds of Loans, selecting interest rate options, giving and receiving all other notices and consents under this Agreement or under any of the other Loan Documents and taking all other actions (on behalf of itself and any other Borrower and each Australian Borrower) hereunder or under the other Loan Documents. GEO hereby irrevocably accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from GEO as a notice or communication from all Borrowers or all Australian Borrowers, as the case may be. Each representation, warranty, covenant, agreement and undertaking made on behalf of any other Borrower or Australian Borrower by GEO shall be deemed for all purposes to have been made by such Borrower or Australian Borrower, as applicable, and shall be binding upon and enforceable against such Borrower or Australian Borrower to the same extent as if the same had been made directly by such Borrower or Australian Borrower, as applicable.

Section 2.21 Joint and Several Obligations.

(a) All Obligations under this Agreement that are stated under this Agreement to be Obligations of both Borrowers, including their Obligations in respect of ~~the~~ Revolving Credit Loans, Swingline Loans ~~and~~, RCF LCs and Multicurrency Subfacility Loans borrowed by the Borrowers (but excluding, for the avoidance of doubt, the Term Loans, any Incremental Term Loans ~~and~~, any AUD LCs and Multicurrency Subfacility Loans borrowed by an Australian Borrower), shall be joint and several Obligations of each Borrower (such Obligations, “Joint and Several Obligations”). Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of (i) each Borrower hereunder, solely with respect to the Joint and Several Obligations and to the extent that such Borrower did not receive proceeds of Revolving Credit Loans or Multicurrency Subfacility Loan from any Borrowing hereunder, in any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the Obligations of such Borrower would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 2.21(a) in respect of such Obligations, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower or any other person, be automatically limited and reduced to the highest amount (after giving effect to any right of contribution) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding~~.~~ and (ii) each Australian Borrower shall be limited to the Obligations solely in respect of the Multicurrency Subfacility Loans borrowed by such Australian Borrower (and any obligations associated with such Multicurrency Subfacility Loans expressly stated to be applicable to such Australian Borrower under this Agreement) and shall not be, or be deemed to be, a Guarantee of any Obligations of any other Person.

(b) Each Borrower hereby agrees that until the payment and satisfaction in full in cash of all Obligations (other than those described in clause (~~b~~c) of the definition thereof or contingent obligations, in each case, not then due and payable) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any direct or indirect right or remedy arising as a result of such Joint and Several Obligations, whether by subrogation or otherwise, against the other Borrower or any other Guarantor.

(c) Each Borrower hereby agrees that to the extent that a Borrower shall have paid more than its proportionate share of any payment made hereunder in respect of Joint and Several Obligations, such Borrower shall be entitled to seek and receive contribution from and against the other Borrower. Each Borrower’s right of contribution shall be subject to the terms and conditions of Section 2.21(b). The provisions of this Section 2.21(c) shall in no respect limit the obligations and liabilities of either Borrower to the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and each Borrower shall remain liable to the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders for the full amount of all Joint and Several Obligations.

(d) The Joint and Several Obligations of the Borrowers, to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Joint and Several Obligations, or any substitution, release or exchange of any guarantee of or security for any of the Joint and Several Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Borrowers hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Borrowers, to the extent permitted by applicable law, the time for any performance of or compliance with any of the Joint and Several Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Joint and Several Obligations shall be accelerated, or any of the Joint and Several Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any guarantee of any of the Joint and Several Obligations or except as permitted pursuant to Section 9.02, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an Issuing Lender, any Lender or the Administrative Agent as security for any of the Joint and Several Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 9.02 or otherwise.

To the extent permitted by applicable law, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the other Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any person under any other guarantee of, or security for, any of the Joint and Several Obligations. The Borrowers waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Joint and Several Obligations. The Borrowers’ Joint and Several Obligations shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or either of them or against any other person which may be or become liable in respect of all or any part of the Joint and Several Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and the Lenders that:

Section 3.01 Organization; Powers and Qualifications. Each of GEO and its Subsidiaries is duly organized, validly existing and in good standing (or its equivalent) (if such concept exists in such jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (if such concept exists in such jurisdiction) in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate or other power of each Borrower and each Restricted Subsidiary and have been duly authorized by all necessary corporate or other action (including, if required, equityholder action) on the part of such Borrower and such Restricted Subsidiary. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each of the other Loan Documents to which any Borrower or any Restricted Subsidiary is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower and such Restricted Subsidiary, enforceable against such Borrower and such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) as may be required by laws affecting the offering and sale of securities generally, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iv) filings under the UCC and/or the Assignment of Claims Act (or analogous state applicable law), and (v) any other filings and recordings in respect of the Liens created pursuant to the Security Documents;

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of GEO or any of its Subsidiaries or any order of any Governmental Authority;

(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon GEO or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, or, in the case of the Australian Trustee, cause or result in a breach of trust; and

(d) except for the Liens created pursuant to the Loan Documents, will not result in the creation or imposition of any Lien on any asset of GEO or any of its Subsidiaries.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) Financial Condition. GEO has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2012, reported on by Grant Thornton LLC, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of such date and for such period in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2012, no event has occurred or condition has arisen that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05 Properties.

(a) Property Generally. Each of GEO and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property Matters. Each of GEO and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by GEO and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation.

(a) Actions, Suits and Proceedings. Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Borrower, threatened against or affecting GEO or any of its Subsidiaries, or that involve this Agreement or the Transactions, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither GEO nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of GEO or any of its Restricted Subsidiaries.

Section 3.08 Compliance with Laws and Agreements; No Defaults. Each of GEO and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, or the Australian Trust’s property, and all indentures, agreements and other instruments binding upon it or its property, or the Australian Trust’s property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09 Government Regulation. Neither GEO nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10 Tax Returns and Payments. Each of GEO and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that any such failure could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.12 Disclosure. GEO has disclosed to the Lenders (including by means of filings with the Securities and Exchange Commission) all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of GEO or its Restricted Subsidiaries to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 Margin Stock. Neither GEO nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

Section 3.14 Agreements and Liens.

(a) Indebtedness and Guaranty Obligations. Part A of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement (other than the Loan Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, GEO or any of its Restricted Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000.

(b) Liens. Part B of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each Lien securing Indebtedness (other than any Indebtedness constituting Obligations) of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of GEO or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is described in reasonable detail in said Part B of Schedule 3.14.

Section 3.15 Material Contracts. Neither GEO nor any of its Subsidiaries is on the date hereof party to any Material Contract other than the Loan Documents and the Senior Notes Indentures.

Section 3.16 Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Part A of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all of the Subsidiaries of GEO as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) an indication of whether such Subsidiary is a Restricted Subsidiary. Except as disclosed in said Part A of Schedule 3.16, on the date hereof (x) each of GEO and its Subsidiaries owns free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Part A of Schedule 3.16, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

(b) Investments. Set forth in Part B of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all Investments (other than Investments disclosed in said Part A of Schedule 3.16 and other than Investments of the types referred to in clauses (b) through (m) of Section 6.04) held by GEO or any of its (i) Subsidiaries in GEO or any Restricted Subsidiary or (ii) Restricted Subsidiaries in any Person, in each case on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in said Part B of Schedule 3.16, each of GEO and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

Section 3.17 Real Property. Set forth on Schedule 3.17 of the Disclosure Supplement is a list, as of the Second Restatement Effective Date, of all of the real property interests held by GEO and its Restricted Domestic Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. Except as set forth in said Schedule 3.17, as of the Second Restatement Effective Date, no Mortgage encumbers real property which is located in ~~an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the “Flood Act”)~~a Flood Zone.

Section 3.18 Solvency. GEO and each of its Subsidiaries is Solvent.

Section 3.19 Employee Relations. Neither GEO nor any Restricted Subsidiary is, as of the Second Restatement Effective Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 3.19 of the Disclosure Supplement. GEO knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of the Restricted Subsidiaries.

Section 3.20 Burdensome Provisions. Neither GEO nor any Restricted Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable law which in the foreseeable future could be reasonably expected to have a Material Adverse Effect. GEO and its Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Restricted Subsidiary (other than, with respect to Unrestricted Subsidiary Debt, any Subsidiary that is an obligor under such Unrestricted Subsidiary Debt) is party to any agreement or instrument of the type described in Section 6.07 or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to GEO or any Restricted Subsidiary or to transfer any of its assets or properties to GEO or any other Restricted Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable law.

Section 3.21 REIT Status. As of the Second Restatement Effective Date, GEO is qualified, and intends to continue to be qualified, as a real estate investment trust under Section 856(c) of the Code.

Section 3.22 Anti-Terrorism Laws and Sanctions; AML Laws; Anti-Corruption Laws. GEO has implemented and maintains in effect policies and procedures designed to ensure compliance by GEO and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) GEO or any of its Subsidiaries or any of their respective directors or officers, or, to GEO’s knowledge, any of their respective employees or Affiliates, or (b) to GEO’s knowledge, any agent of GEO or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from any credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Borrowing, Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating in the transactions contemplated by this Credit Agreement, whether as lender, borrower, guarantor, agent, or otherwise. GEO represents that, except as disclosed to the Administrative Agent and the Lenders prior to the Second Restatement Effect Date, neither it nor any of its Subsidiaries or, to GEO’s knowledge, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

Section 3.23 EEA Financial Institution. None of GEO or any of its Subsidiaries is an EEA Financial Institution.

Section 3.24 Governing Law and Enforcement

(a) The choice of law referred to in Section 9.09 as the governing law of this Agreement will be recognized and enforced in each Australian Borrower’s jurisdiction of incorporation.

(b) Any judgment obtained against an Australian Borrower in the jurisdiction referred to in Section 9.09 in relation to a Loan Document will be recognized and enforced in such Australian Borrower’s jurisdiction of incorporation.

Section 3.25 Trustee. No Subsidiary of GEO incorporated in Australia (other than the Australian Trustee) has entered into any Loan Document as trustee of any trust or settlement.

Section 3.26 Representations Concerning the Australian Trustee.

(a) The Australian Trustee as trustee.

(i) The Australian Trustee is the only trustee of the Australian Trust. No action has been taken or, to the best of the Australian Trustee’s knowledge and belief, proposed by any person with the power or standing to do so, to remove it as trustee of the Australian Trust or to appoint an additional trustee to the Australian Trust, except as permitted by Section 6.14(a).

(ii) The Australian Trustee has never been the only unit holder of the Australian Trust.

(b) The Australian Trust.

(i) The Australian Trust is properly constituted. No action has been taken or, to the best of the Australian Trustee’s knowledge and belief, proposed by any person with the power or standing to do so to terminate or resettle the Australian Trust.

(ii) The Australian Trust is not a managed investment scheme that must be registered under Part 5C.1 of the Australian Corporations Act.

(c) The Australian Trust Instrument.

(i) The Australian Trustee has provided to the Administrative Agent a true and correct up-to-date copy of the Australian Trust Instrument which discloses all the terms of the Australian Trust, other than those implied or provided by law.

(ii) The Australian Trust Instrument constitutes valid, binding and enforceable obligations of the parties to it, is duly stamped and complies with all applicable laws.

(d) Powers and duties.

(i) The Australian Trustee has the power to own its assets and carry on the business of the Australian Trust as it is being conducted on the Third Amendment Effective Date.

(ii) The Australian Trustee has power to enter into this Agreement (and any other Loan Documents to which it may be or become party) and the transactions contemplated hereby (and thereby), exercise its rights under them and comply with its obligations in connection with this Agreement (and any such other Loan Documents) as trustee of the Australian Trust and in doing so it has acted and is acting properly. All requirements to enable it to do so have been and remain satisfied.

(e) The Australian Trust assets. Except as expressly permitted by this Agreement, no Australian Trust asset has been resettled or vested in any person. No one is presently entitled to call for the distribution of the Australian Trust assets other than a Borrower, an Australian Borrower, a Guarantor or GEO International Holdings, LLC.

(f) The Australian Trustee’s indemnity.

(i) The Australian Trustee enjoys the benefit of and may exercise and enforce rights of indemnity to apply, use or retain Australian Trust assets to satisfy its obligations arising under or in connection with the Loan Documents and the transactions they contemplate, without the consent or approval of any person or court (except where such consent or approval is required under the Australian Trust Instrument or applicable laws). Those rights are not subject to a limitation or obligation to make good or clear accounts and the Credit Parties may subrogate to them except to the extent affected by their own conduct, other than as contemplated in the Australian Trust Instrument.

(ii) After taking into account all other present and contingent Australian Trust liabilities, the Australian Trust assets are sufficiently valuable to satisfy in full the Australian Trustee’s indemnity with respect to its payment obligations in connection with the Loan Documents and the transactions they contemplate as and when they become due and payable.

(iii) No application or order has been sought by a person other than a Credit Party or has been made in any court for a person to subrogate to the Australian Trustee’s indemnity with respect to Australian Trust assets.

ARTICLE IV

CONDITIONS

Section 4.01 Second Restatement Effective Date. This Agreement shall not be effective and the obligations of the Lenders to make any Revolving Credit Loans and the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date that each of the following conditions precedent is satisfied, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. The Administrative Agent (or Special Counsel on its behalf) shall have received counterparts of the following documents signed by the following parties: (i) from the Borrowers, this Agreement, and (ii) from each Borrower, each Revolving Credit Lender and the Required Lenders under (and as defined in) the Existing Credit Agreement, a Lender Addendum.

(b) Opinions of Counsel to the Borrowers and the Guarantors. The Administrative Agent (or Special Counsel on its behalf) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Restatement Effective Date) (i) of Akerman LLP, counsel for the Borrowers and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent), (ii) of Hughes Gorski Seedorf Odsen & Tervooren, LLC, Alaska counsel for Cornell Corrections of Alaska, Inc., a Subsidiary of GEO, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to such Subsidiary as the Administrative Agent shall reasonably request, and (iii) of the in-house General Counsel for the Borrowers and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c) Opinion of Special Counsel. The Administrative Agent shall have received an opinion, dated the Second Restatement Effective Date, of Special Counsel, in form and substance satisfactory to the Administrative Agent (and BNP Paribas hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(d) Governmental and Third Party Approvals. The Administrative Agent (or Special Counsel on its behalf) shall have received evidence that GEO and each Restricted Subsidiary shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

(e) Corporate Documents. The Administrative Agent (or Special Counsel on its behalf) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Borrower and each Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) Officer’s Certificate. The Administrative Agent (or Special Counsel on its behalf) shall have received a certificate, dated the Second Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of GEO, to the effect that, on and as of the Second Restatement Effective Date (i) the representations and warranties of each Borrower and each Restricted Subsidiary set forth in this Agreement and in each of the other Loan Documents to which it is a party are true and correct and (ii) no Default has occurred and is continuing.

(g) Notes. The Administrative Agent (or Special Counsel on its behalf) shall have received for each Lender that shall have requested Note(s), duly completed and executed Note(s) for such Lender.

(h) Collateral Agreement. The Administrative Agent (or Special Counsel on its behalf) shall have received (i) a confirmation of the Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each Borrower, each Guarantor and the Administrative Agent, (ii) original stock certificates or other certificates evidencing the Equity Interests pledged pursuant to the Collateral Agreement (to the extent such Equity Interests are certificated), together with an undated stock power for each such certificate so received, duly executed in blank by the registered owner thereof, and (iii) each original promissory note pledged pursuant to the Collateral Agreement. In addition, all filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents (including, without limitation, Assignment Agreements executed by the applicable Borrower or Restricted Subsidiary, as the case may be, and Notices of Assignment executed by the Administrative Agent, in each case, with respect to each Material Government Contract existing as of the Second Restatement Effective Date but, for the avoidance of doubt, not including acknowledgments of any such Notices of Assignment executed by the relevant Governmental Authorities) shall have been received by the Administrative Agent, and the Administrative Agent shall have received evidence reasonably satisfactory to it that upon such filings and recordations, such security interests constitute valid and perfected Liens therein, subject to no other Liens except for Liens permitted by Section 6.02.

(i) Guaranty Agreement. The Administrative Agent (or Special Counsel on its behalf) shall have received a confirmation of the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by the Borrowers, the Guarantors and the Administrative Agent.

(j) Collateral Assignment. The Administrative Agent (or Special Counsel on its behalf) shall have received a confirmation of the Collateral Assignment in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each Borrower, each Guarantor and the Administrative Agent. In addition, each Borrower and each such Guarantor shall have taken such other action as the Administrative Agent shall have requested in order to perfect (or continue the perfection of) the security interests created pursuant to the Collateral Assignment.

(k) Lien Search Results. If requested by the Administrative Agent, the Administrative Agent (or Special Counsel on its behalf) shall have received the results of a recent lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to GEO and each Guarantor (to the extent obtainable in such jurisdiction), and such search results shall not reveal Liens on any of the assets of GEO or any Guarantor except for Liens permitted hereunder or Liens to be discharged on or prior to the Second Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(l) Insurance. The Administrative Agent (or Special Counsel on its behalf) shall have received certificates of insurance (together with copies of the applicable policy endorsements) evidencing the existence of all insurance required to be maintained by GEO and each of its Subsidiaries pursuant to Section 5.05(b) and the designation of the Administrative Agent as the loss payee, mortgagee or additional named insured, as the case may be, thereunder to the extent required by Section 5.05(b), such certificates to be in such form and contain such information as is specified in Section 5.05(b).

(m) [Reserved].

(n) [Reserved].

(o) Fees and Expenses. The Administrative Agent shall have received evidence that GEO shall have paid such fees as GEO shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Special Counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to GEO).

(p) USA PATRIOT Act Compliance. The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and AML Laws, including without limitation the ~~USA PATRIOT~~Patriot Act ~~referred to in Section 9.13~~.

(q) Account Control Agreement Deliverables. The Administrative Agent (or Special Counsel on its behalf) shall have received such account control agreements, or amendments to any account control agreement in existence on the Second Restatement Effective Date pursuant to the Existing Credit Agreement, as shall be reasonably requested by the Administrative Agent with respect to all Deposit Accounts and Securities Accounts (each as defined in the UCC) of the Borrowers and the Restricted Subsidiaries, except as otherwise provided in the Collateral Agreement.

(r) Flood Hazard Determination. A completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage and, if any property covered by a Mortgage is located in a flood hazard area, evidence of flood insurance reasonably satisfactory to the Administrative Agent.

(s) Other Documents. The Administrative Agent (or Special Counsel on its behalf) shall have received such other documents as the Administrative Agent (or Special Counsel on its behalf) or any Lender may reasonably request.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on September 30, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Extension of Credit. The obligation of each Lender to make any Loan and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) the Administrative Agent shall have received a Borrowing Request;

(b) the representations and warranties of each Borrower and each Restricted Subsidiary set forth in this Agreement and in each of the other Loan Documents to which it is a party shall be true and correct in all material respects (other than any representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than any representations and warranties that speak as of a certain date, which shall be true and correct on and as of such date), other than, if the Australian Borrower Resignation Date shall have occurred, such representations and warranties set forth in Section 3.24, Section 3.25 and Section 3.26; and

(c) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit, as applicable, shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. GEO will furnish to the Administrative Agent (for further distribution to the Lenders):

(a) within 90 days after the end of each fiscal year of GEO, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Grant Thornton LLC or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of GEO and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood and agreed that GEO’s filing of a Form 10-K with the Securities and Exchange Commission with respect to a fiscal year within the period specified above shall be deemed to satisfy GEO’s obligations under this Section 5.01(a) with respect to such fiscal year);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of GEO, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of GEO as presenting fairly in all material respects the financial condition and results of operations of GEO and its Subsidiaries and Other Consolidated Persons on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that GEO’s filing of a Form 10-Q with the Securities and Exchange Commission with respect to a fiscal quarter within the period specified above shall be deemed to satisfy GEO’s obligations under this Section 5.01(b) with respect to such fiscal quarter);

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of GEO in form and scope reasonably satisfactory to the Administrative Agent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.05 and Section 6.09, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating the aggregate amount of Unrestricted Subsidiary Debt and the portion thereof Guaranteed by GEO or any Restricted Subsidiary outstanding as of the last day of the relevant fiscal quarter or fiscal year, as the case may be, and, in each case, the aggregate amount of principal thereof and interest thereon paid by GEO and its Restricted Subsidiaries during the four fiscal quarters immediately preceding such day;

(d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after periodic and other reports, proxy statements and other materials are filed by GEO or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by GEO to its shareholders generally, notice thereof;

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of GEO or any of its Subsidiaries or the Australian Trust, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request; ~~and~~

(g) within 30 days after the beginning of each fiscal year of GEO commencing with the fiscal year commencing on or about January 1, 2014, a business forecast of GEO and its Subsidiaries and Other Consolidated Persons for such fiscal year to include the following: a projected income statement, statement of cash flows and balance sheet (each prepared in accordance with GAAP, except for the absence of footnotes) and, to the extent reasonably requested by the Administrative Agent, management’s assumptions underlying such projections, accompanied by a certificate from a Financial Officer of GEO to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of GEO and its Subsidiaries and Other Consolidated Persons for such fiscal year~~.~~; and

(h) unless the Australian Borrower Resignation Date shall have occurred, promptly after execution, a copy (certified by an officer, who is an authorized signatory, of the Australian Trustee) of any documents amending or supplementing the Australian Trust Instrument in a manner adverse to the interests of the Administrative Agent or the Lenders in any material respect.

Section 5.02 Notices of Material Events. GEO will furnish to the Administrative Agent (for further distribution to the Lenders) prompt written notice of the following:

(a) (i) the occurrence of any Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which GEO or any of its Subsidiaries is a party or by which GEO or any Subsidiary thereof or any of their respective properties may be bound;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting GEO or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of GEO and its Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) any notice of any material violation of Environmental Law or any claim with respect to any Environmental Liability received by GEO or any Subsidiary thereof, including, without limitation, the assertion of any environmental matters by any Person against, or with respect to the activities of, GEO or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than, in each case, any violation or claim that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

(e) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against GEO or any of its Subsidiaries thereof which could reasonably be expected to result in a Material Adverse Effect;

(f) contemporaneously with the delivery of the quarterly reports required herein, (and, upon the occurrence and during the continuation of an Event of Default, on a more frequent basis if requested by the Administrative Agent), a list of all Material Government Contracts which have (i) been completed or have lapsed or terminated and not renewed or (ii) been entered into (or which have become Material Government Contracts) in each case, since the most recent list provided by GEO and signed by a Financial Officer or other executive officer of GEO as of the last Business Day of such fiscal quarter, unless in any such case such information has been filed, and notice thereof furnished to the Administrative Agent, as described in Section 5.01(e); and

(g) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of GEO setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04 Payment of Obligations. Each Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default beyond the period of grace, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) GEO or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, with the Administrative Agent designated as the loss payee, lenders loss payable, mortgagee or additional named insured in respect of all such policies (other than any such policies (other than flood insurance policies) covering any real property interest, including improvements, that has a fair market value of less than $5,000,000), as applicable, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; it being understood and agreed that, irrespective of the Administrative Agent’s designation as described above, as to any Casualty Event in respect of which no more than $5,000,000 in aggregate insurance proceeds is payable under any such insurance policy, GEO or the relevant Restricted Subsidiary shall be entitled to receive such proceeds directly. Except as otherwise expressly consented to by the Administrative Agent, such insurance policies shall provide that no cancellation, non-renewal or material change in coverage shall be effective until after 30 days’ prior written notice to the Administrative Agent. If any portion of the property covered by any Mortgage is located in ~~an area identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the~~ Flood ~~Act~~Zone, then GEO shall maintain, or cause its applicable Restricted Subsidiary to maintain, with a financially sound and reputable insurer, flood insurance in an amount as the Administrative Agent may from time to time reasonably require, but in no event less that an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Act, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of its dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07 Compliance with Laws. Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including ERISA and any Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. GEO will maintain in effect and enforce policies and procedures designed to ensure compliance by GEO and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to refinance the Existing Credit Agreement on the First Amendment Effective Date, (b) for Working Capital and general corporate requirements of the Borrowers or the Australian Borrowers and the Restricted Subsidiaries and payment of certain fees and expenses incurred in connection with the transactions contemplated hereby, (c) to finance any Permitted Acquisition and any other acquisition permitted hereunder, (d) to fund Restricted Payments permitted hereunder and to make any other Investments permitted hereunder and (e) to refinance, redeem, repay or otherwise discharge in full any series of the Senior Notes to the extent permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. ~~The~~None of the Borrowers or the Australian Borrowers will ~~not~~ request any Borrowing or Letter of Credit, and the Borrowers and the Australian Borrowers shall not, and shall cause the Subsidiaries and the Borrowers’ or such Subsidiaries’ respective directors, officers, employees, Affiliates and agents to not, directly or, to the knowledge of the Borrowers or the Australian Borrowers or such Subsidiaries, indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions by any Person.

Section 5.09 Additional Subsidiaries; Restricted and Unrestricted Subsidiaries.

(a) Additional Subsidiary Guarantors. GEO shall notify the Administrative Agent of (i) each redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.09(c) below and (ii) each creation or acquisition of any Restricted Subsidiary, and ~~(unless such Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 5.09(d))~~ promptly thereafter (and in any event within 30 days (or such longer period as the Administrative Agent may approve in its sole discretion) thereafter), in each of the cases referred to in the foregoing clauses (i) and (ii) of this sentence, cause such Subsidiary (other than a Foreign Subsidiary) to (A) become a “Guarantor” by executing and delivering to the Administrative Agent a supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each Security Document, (C) take such action (including delivering certificates and transfer powers in respect of Equity Interests~~)~~ and executing and delivering (as applicable) such UCC financing statements and account control agreements) as shall be necessary to create and perfect valid and enforceable Liens on substantially all of the personal property (other than Excluded Property) of such Subsidiary as collateral security for the obligations of such Subsidiary under the Loan Documents subject to no Liens other than Liens permitted by Section 6.02, (D) take all actions with respect to all Material Real Property owned or leased by such Subsidiary required by Section 5.10 (as if such Material Real Property had been acquired by a Subsidiary), (E) deliver to the Administrative Agent such proof of corporate action, incumbency of officers, opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A), (B), (C) and (D) of this sentence) and other documents as is consistent with those delivered by GEO pursuant to Section 4.01 on the Second Restatement Effective Date or pursuant to Section 4.01 of the Existing Credit Agreement on the First Restatement Effective Date, as applicable, and (F) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Additional Foreign Subsidiaries. GEO shall notify the Administrative Agent at the time that any Person becomes a direct Foreign Subsidiary of any Borrower or any Guarantor, and at the request of the Administrative Agent, promptly thereafter (and in any event within 45 days after such request), cause (i) such Borrower or such Guarantor to deliver to the Administrative Agent a supplement to the Security Documents pledging 65% of the total outstanding voting Equity Interests, and 100% of all other Equity Interests, in such Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) evidencing such Equity Interest of such Foreign Subsidiary, together with an appropriate undated stock power (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) for each certificate (or equivalent) duly executed in blank by the registered owner thereof), (ii) such Borrower or such Guarantor to deliver to the Administrative Agent a favorable opinion of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of such pledge), and (iii) such Borrower or such Guarantor to deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Designation of Restricted Subsidiaries. GEO may, at any time and upon written notice to the Administrative Agent, designate an Unrestricted Subsidiary as a Restricted Subsidiary.

(d) Designation of Unrestricted Subsidiaries. So long as no Default has occurred and is continuing or would result therefrom, GEO may, on prior written notice to the Administrative Agent, designate any Restricted Subsidiary ~~as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary); provided that no~~(other than (x) any Subsidiary that is a guarantor under any of the Senior Notes ~~may be an Unrestricted Subsidiary (and for the avoidance of doubt, neither~~, (y) Corrections ~~nor~~or any successor to Corrections or all or substantially all of its properties ~~shall at any time be an Unrestricted Subsidiary). Such designation~~ or (z) any Australian Borrower) or newly acquired Subsidiary as an Unrestricted Subsidiary (or, without any requirement of notice to Administrative Agent, designate on its books and records any newly formed Subsidiary as an Unrestricted Subsidiary); provided that GEO shall be permitted, upon prior written notice to the Administrative Agent (for further distribution to the Lenders), to designate the Australian Borrowers as Unrestricted Subsidiaries, provided that on the effective date of such designation as specified in such notice (subject to the satisfaction of all conditions thereto as set forth in this Section 5.09(d), the “Australian Borrower Resignation Date”), (i) no Default has occurred and is continuing or would result therefrom, (ii) all Multicurrency Subfacility Loans borrowed by any Australian Borrower shall have been repaid in full and all interest, fees and other amounts owing in respect thereof shall have been paid in full and none of the other Obligations described in clause (b) of the definition thereof shall remain outstanding (other than any contingent obligations for which no claim has been asserted), (iii) each Guarantor shall have confirmed and reaffirmed that its Guarantee of, and grant of any Liens as security for, the Obligations pursuant to a confirmation, reaffirmation or other agreements or documentation in form and substance satisfactory to the Administrative Agent, and (iv) the Administrative Agent shall have received a certificate executed by the President, a Vice President or a Financial Officer of GEO certifying compliance with the conditions set forth in this proviso. Any such designation as to which notice is required to be given to the Administrative Agent shall have an effective date mutually acceptable to the Administrative Agent and GEO, but in no event earlier than five Business Days following receipt by the Administrative Agent of such written notice. Upon the effectiveness of any designation of a Restricted Subsidiary as an Unrestricted Subsidiary~~,~~ in accordance with this Section 5.09(d), (i) the Administrative Agent shall take any action requested by GEO that is necessary to release such Unrestricted Subsidiary and its assets from the Security Documents~~.~~ or (ii) in the case of the Australian Borrowers following the Australian Borrower Resignation Date, the Australian Borrowers shall (x) cease to be a party to this Agreement and any other Loan Documents to which it is party (and accordingly shall no longer have any rights thereunder, including any right to request any borrowing of Multicurrency Subfacility Loans or any other extensions of credit hereunder) and (y) be released from their respective obligations under this Agreement and any other applicable Loan Documents.

Section 5.10 New Real Property Collateral. If GEO or any Restricted Subsidiary shall acquire any Material Real Property (or shall make improvements upon any existing real property interest resulting in such interest together with such improvements constituting Material Real Property), and, if the Administrative Agent elects to encumber such property in the Administrative Agent’s sole and absolute discretion, then

(a) each Borrower will and will cause each of its Restricted Subsidiaries to, (x) no later than 30 days prior to execution of a Mortgage encumbering any such Material Real Property any portion of which is located in a Flood Zone, furnish to the Lenders a written notice of the relevant Borrower or Guarantor’s intent to encumber such Material Real Property and that all or a portion of such Material Real Property is located in a Flood Zone, and (y) no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) ~~thereafter~~after such acquisition, deliver to the Administrative Agent the following documents (each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent):

(i) Mortgages in form and substance satisfactory to the Administrative Agent, duly executed and delivered by such Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by GEO to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), UCC financing statements covering fixtures, in each case appropriately completed (the “Fixture Filings”);

(ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the “Title Companies”), insuring the validity and first lien priority of the Liens created under the Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;

(iii) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent;

(iv) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in a jurisdiction in which the Facilities to be covered by the Mortgages are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such Facility and of such other permits necessary for the use and operation of each such Facility issued by the respective Governmental Authorities having jurisdiction over each such Facility;

(v) opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory in form and substance to the Administrative Agent (and each Borrower and each Restricted Subsidiary hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent);

(vi) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage; and

(vii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above;

(b) GEO shall have paid or caused to be paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages and the Fixture Filings in the appropriate county land office(s); and

(c) promptly after the acquisition, GEO shall diligently pursue and use all reasonable efforts to obtain landlord consents, estoppel letters or consents and waivers, in form and substance reasonably acceptable to the Administrative Agent, in respect of collateral held on leased premises.

Section 5.11 Further Assurances; ~~Post-Closing~~Certain Real Estate Deliverables.

(a) Further Assurances. Each Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Documents. Without limiting the generality of the foregoing, each Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time (including filing appropriate UCC financing statements and executing and delivering such assignments, security agreements, account control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the property of the Borrowers and the Restricted Subsidiaries (other than Excluded Property) as collateral security for obligations of the Borrowers and the Guarantors under the Loan Documents; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

(b) ~~Post-Closing~~Certain Real Estate Deliverables. Each Borrower will and will cause each ~~Restricted Subsidiary~~applicable Guarantor to, no later than (x) 120 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Second Restatement Effective Date~~,~~ and (y) any Mortgage Amendment Trigger Date (or such later date as the Administrative Agent may agree in its sole discretion), in each case deliver to the Administrative Agent:

(i) Opinion(s) of Local Counsel. Opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory to the Administrative Agent in form and substance (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent).

(ii) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent; provided that GEO shall not be required to deliver the following documents for any property that (x) is Material Real Property if doing so would result in costs (administrative or otherwise) that, in the determination of the Administrative Agent in its sole and absolute discretion, would be materially disproportionate to the benefit obtained thereby, or (y) is, immediately prior to the Second Restatement Effective Date (or such Mortgage Amendment Trigger Date, as applicable), subject to a Mortgage ~~under (and as defined in) the Existing Credit Agreement~~, provided GEO delivers to the Administrative Agent opinions of local counsel together with such other certificates, documents and information (including current title and lien searches) as the Administrative Agent may require to confirm the continuing validity and priority of such Mortgage as security for the Obligations (in each case to the Administrative Agent’s satisfaction (as to form and substance) in its sole and absolute discretion):

(A) Mortgages (or, if applicable, amendments to the Mortgages securing the obligations of the Borrowers and the Guarantors under the Existing Credit Agreement) in form and substance satisfactory to the Administrative Agent, duly executed and delivered by such Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by GEO to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Fixture Filings;

(B) one or more mortgagee policies of title insurance on forms of and issued by the Title Companies, or (unless waived by the Administrative Agent in accordance with the first proviso to Section 5.11(c)) modification and date down endorsements to the existing policies of title insurance insuring the validity and first lien priority of the Liens created under such Mortgages (as they may be amended) for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;

(C) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent or, with respect to existing surveys, an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate, in form acceptable to the Administrative Agent and the applicable Title Company in order to remove the standard survey exception;

(D) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above; and

(E) such other certificates, documents and information as are reasonably requested by the Administrative Agent or the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent.

In addition, GEO shall have paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the Fixture Filings in the appropriate county land office(s).

(c) ~~Post-Closing~~ Deliverables for Increases of the Revolving Credit Commitments ~~and~~, Incremental Term Loans, Etc.. GEO will and will cause each Restricted Subsidiary to, (x) if at such time (A) any improved real property of GEO and its Restricted Subsidiaries subject to a Mortgage is located (in whole or in part) in a Flood Zone, no later than 10 days, or (B) no improved real property of GEO and its Restricted Subsidiaries subject to a Mortgage is located (in whole or in part) in a Flood Zone, no later than 5 days, in each case prior to the effectiveness of any Revolving Credit Commitment Increase, any Incremental Term Loan, any extension of the Term Loan Maturity Date, the Revolving Credit Commitment Termination Date or the Australian LC Facility Termination Date, or any transaction contemplated by Section 9.02(c), furnish to the Lenders a written notice indicating generically that a transaction of the type described hereinabove is under consideration and listing each real property of GEO and its Restricted Subsidiaries then subject to a Mortgage and indicating which (if any) of such properties are located (in whole or in part) in a Flood Zone and, for each such Flood Zone property, whether or not such property is improved, and (y) no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after any Revolving Credit Commitment Increase and Incremental Term Loan,

deliver to the Administrative Agent such amendments to Mortgages (each, a “Mortgage Amendment”), title insurance and opinions of counsel as reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase and Incremental Term Loan; provided, however, notwithstanding anything herein or in any of the Loan Documents to the contrary, the Administrative Agent may waive the requirement for any Borrower or any Restricted Subsidiary to obtain new mortgagee title insurance policies, or to obtain date-down endorsements to previously issued mortgagee title insurance policies, and opinions of counsel in connection with the Mortgage Amendments entered into from time to time, which waiver may be made in Administrative Agent’s sole and absolute discretion for any reason (including but not limited to, in the event that (x) the applicable title insurance regulations for the State (including, but not limited to, Texas, New Mexico and New Jersey) in which the related real property is located do not provide for the issuance of the requested endorsement such that a new mortgagee title insurance policy would otherwise be required (or premium charges substantially equivalent thereto would be incurred by any Borrower or any Restricted Subsidiary in connection with any endorsement); provided that, in such event, any Borrower or Restricted Subsidiary shall endeavor to obtain an endorsement, if available, to such previously issued mortgagee title insurance policies that insures that the title insurance coverage provided by the original mortgagee title insurance policy is not affected by the recording of any Mortgage Amendment, provided the cost for such endorsement is nominal or (y) the relevant property subject to a Mortgage does not qualify as a Material Real Property).

Section 5.12 Fiscal Year. GEO will not change its fiscal year from the calendar year.

Section 5.13 The Australian Trust.

(a) The Australian Trust Instrument. The Australian Trustee shall comply with the Australian Trust Instrument in all material respects.

(b) The Australian Trustee’s indemnity. The Australian Trustee shall take all reasonable steps available to it to ensure that there is no limitation on its right to be indemnified out of the Trust Fund (as defined in the Australian Trust Instrument) or otherwise as entitled under Australian Trust Instrument or otherwise to discharge any liability arising under or in connection the Loan Documents or the transactions contemplated therein when such liability is payable.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Part A of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $10,000,000) and extensions, renewals, refinancings and replacements of all or any part of any such Indebtedness that do not result in an increase of the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;

(c) Guarantees by GEO and its Restricted Subsidiaries of Indebtedness of GEO and its Restricted Subsidiaries permitted by this Section 6.01;

(d) Guarantees permitted by Section 6.04 (other than Section 6.04(h));

(e) Guarantees by GEO and its Restricted Subsidiaries of Unrestricted Subsidiary Debt, provided that the aggregate principal amount of such Guarantees (other than the assignment of rights under any Government Contract by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract) of Unrestricted Subsidiary Debt shall not exceed $40,000,000 at any time outstanding; and the assignment of rights under Government Contracts by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to the respective Government Contracts;

(f) Indebtedness of GEO or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Leases and any Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof, Guarantees by GEO or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(f) shall not exceed $50,000,000 at any time outstanding;

(g) Indebtedness owing (x) by GEO to any Restricted Subsidiary or, (y) by any Restricted Subsidiary to GEO or to any other Restricted Subsidiary, in each case arising from intercompany loans permitted by Section 6.04(d);

(h) unsecured Indebtedness (x) for borrowed money, including by means of the issuance of notes and bonds, or (y) incurred in respect of letter of credit facilities of GEO or any Restricted Subsidiary;

(i) Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; ~~and~~

(j) Indebtedness of any Person that becomes a Restricted Subsidiary after the First Amendment Effective Date hereof pursuant to a Permitted Acquisition or any other acquisition permitted to be made hereunder by GEO or any Restricted Subsidiary; provided that (i) such Indebtedness exists at the time of such acquisition and is not created in contemplation of or in connection with such acquisition and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(j) shall not exceed $25,000,000 at any time outstanding; and extensions, renewals, refinancings and replacements of any such Indebtedness that does not result in an increase of the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement~~.~~; and

(k) Indebtedness of GEO or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by GEO or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this Section 6.01(k) shall not exceed $50,000,000 at any time outstanding.

Section 6.02 Liens. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created pursuant to the Security Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of GEO or any of its Subsidiaries existing on the date hereof and set forth in Part B of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $10,000,000); provided that (i) no such Lien shall extend to any other property or asset of GEO or any of its Restricted Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;

(d) Liens on assets acquired, constructed or improved by GEO or any of its Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(f), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of GEO or any Restricted Subsidiary;

(e) Liens securing Indebtedness permitted by Section 6.01(i);

(f) the assignment of rights under any Government Contract by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract; ~~and~~

(g) any Lien existing on any property or asset prior to the acquisition thereof by GEO or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of GEO or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, and (iv) such property or asset is acquired pursuant to a Permitted Acquisition or any other acquisition permitted to be made hereunder~~.~~; and

(h) Liens on the GEO HQ granted pursuant to a real property mortgage (and associated security instruments); provided that such Liens (i) secure solely Indebtedness permitted by Section 6.01(k) and (ii) shall not apply to or otherwise encumber any other property or assets of GEO or any of its Subsidiaries.

Section 6.03 Fundamental Changes. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Borrower will, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property (other than assets and related rights constituting an ongoing business) to be sold or used in the ordinary course of business and Investments permitted under Section 6.04. No Borrower will, nor will it permit any of its Restricted

Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property or assets, tools or equipment no longer used or useful in its business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) any Disposition resulting from a Casualty Event).

Notwithstanding the foregoing provisions of this Section, if no Default shall have occurred and be continuing or would result therefrom:

(a) any Restricted Subsidiary may be merged or consolidated with or into GEO or any other Restricted Subsidiary; provided that (i) if any such transaction shall be between a Restricted Subsidiary and a Borrower, either such Borrower shall be the continuing or surviving entity, or the continuing or surviving Person (which shall be the successor to ~~GEO~~such Borrower by operation of law (which successor shall have been a Domestic Subsidiary immediately prior to such merger or consolidation) or shall be a wholly-owned Domestic Subsidiary of GEO) shall expressly assume, confirm and reaffirm its continuing obligations as a Borrower under the Loan Documents and each Guarantor, unless it is the other party to such merger or consolidation, shall have reaffirmed that its Guarantee of, and grant of any Liens as security for, the Obligations shall apply to such surviving Person’s obligations under this Agreement, in each case pursuant to a confirmation, reaffirmation or other agreements or documentation in form and substance satisfactory to the Administrative Agent and the condition described in Section 4.01(p) shall have been satisfied with respect to such continuing or surviving Person (and if any such transaction shall be between GEO and Corrections, GEO shall be the continuing or surviving entity or, if Corrections is the surviving entity, Corrections shall expressly confirm and reaffirm its continuing obligations as a Borrower under the Loan Documents (including its assumption of all such obligations with respect to all Term Loans and Incremental Term Loans) pursuant to a confirmation, reaffirmation or other agreement or documentation in form and substance satisfactory to the Administrative Agent), and (ii) if any such transaction shall be between a Restricted Subsidiary that is a Guarantor or an Australian Borrower, on the one hand, and a Restricted Subsidiary that is not a Guarantor or an Australian Borrower, as applicable, on the other hand, such Guarantor or Australian Borrower, respectively, shall be the continuing or surviving entity;

(b) any Restricted Subsidiary formed in connection with (and in contemplation of) a Permitted Acquisition may merge with and into the Person such Restricted Subsidiary was formed to acquire in connection with such Permitted Acquisition;

(c) any Restricted Subsidiary (other than Corrections or any Australian Borrower) may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to GEO or any other Restricted Subsidiary; provided that if any such transaction shall be between a Restricted Subsidiary that is a Guarantor and a Restricted Subsidiary that is not a Guarantor, such Guarantor shall be the recipient of such property;

(d) the capital stock of (i) any Subsidiary of GEO may be sold, transferred or otherwise disposed of to any Borrower or any Guarantor or (ii) any of the Ravenhall Project Subsidiaries may be sold, transferred or otherwise disposed of to any Australian Borrower or the Australian Trust;

(e) GEO or any Restricted Subsidiary may sell to any Governmental Authority for fair market value (as determined by an independent appraisal made by a Person acceptable to the Administrative Agent) (or, if less, the net book value when required by such Governmental Authority) any Facility managed or operated by GEO or such Restricted Subsidiary pursuant to a Government Contract with such Governmental Authority so long as the aggregate amount of non-cash proceeds from all such sales do not exceed $25,000,000;

(f) GEO or any Restricted Subsidiary may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business, provided that the aggregate face or principal amount of all such accounts receivable sold or discounted after the date hereof may not exceed $10,000,000;

(g) GEO or any Restricted Subsidiary may sell or otherwise dispose of assets (including to Affiliates, subject to Section 6.06) not otherwise permitted by this Section 6.03; provided that (i) such sale or disposition shall be for cash (including by Installment Sale) for fair market value (~~as~~which, if in excess of $35,000,000, shall be determined in good faith by the board of directors of GEO, provided that, if the board of directors of GEO so determines that the fair market value of such assets is equal to or greater than $50,000,000, then the fair market value shall be determined by an independent appraisal made by a valuation firm or other Person acceptable to the Administrative Agent and such appraisal (and all supporting documentation therefor) shall be delivered to the Administrative Agent (for further distribution to the Lenders) prior to or substantially concurrently with the consummation of such Disposition) and (ii) GEO shall deliver to the Administrative Agent the certification required by the final sentence of Section 2.10(b)(ii) with respect to such Disposition;

(h) GEO or any Restricted Subsidiary may sell any property, business or assets acquired in any acquisition permitted hereunder, including any Permitted Acquisition, to the extent that the same is not related to the construction, design, operation, development or operation of any Facility;

(i) GEO or any Restricted Subsidiary may sell Permitted Investments in the ordinary course of business;

(j) GEO or any Restricted Subsidiary may make Permitted Acquisitions;

(k) any Restricted Subsidiary may be merged or consolidated into any Unrestricted Subsidiary provided that GEO designates the continuing or surviving entity as an Unrestricted Subsidiary in compliance with Section 5.09(d) hereof;

(l) BII Holding Corporation or any of its Subsidiaries may sell Investments referred to in Section 6.04(n), and amounts owing to it or any of them under operating leases, in the ordinary course of business substantially as conducted by it or any of them prior to the time that BII Holding Corporation became a Subsidiary of GEO; and

(m) (i) GEO may sell, lease, transfer or otherwise dispose of any of its property or assets to Corrections or to any Restricted Subsidiary that is a Guarantor and (ii) Corrections may sell, lease, transfer or otherwise dispose of any of its property or assets to GEO or any Restricted Subsidiary that is a Guarantor.

For purposes of this Section 6.03, all determinations of fair market value of any Facility shall include consideration of rights under any Government Contract transferred in connection therewith.

Section 6.04 Investments. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Part B of Schedule 3.16 of the Disclosure Supplement;

(b) Permitted Acquisitions;

(c) Permitted Investments;

(d) intercompany loans made by GEO to Restricted Subsidiaries and by Restricted Subsidiaries to GEO or to other Restricted Subsidiaries, provided that intercompany loans made to Restricted Subsidiaries that are both not Corrections and not a Guarantor (i) may not exceed $25,000,000 in an aggregate principal amount at any time outstanding and (ii) shall be evidenced by commercially reasonable promissory notes pledged and delivered to the Administrative Agent pursuant to the Collateral Agreement;

(e) Hedging Agreements entered into to hedge, manage or mitigate risks to which GEO or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities;

(f) operating deposit accounts with banks;

(g) to the extent they constitute Investments, contributions to Plans and Multiemployer Plans;

(h) Guarantees or other Indebtedness permitted by Section 6.01;

(i) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(j) Investments in Unrestricted Subsidiaries, Restricted Subsidiaries that are not Guarantors, joint ventures and/or Other Consolidated Persons (x) in an aggregate amount for all such Investments made after the Second Restatement Effective Date not to exceed $~~60,000,000~~150,000,000 (the “Cumulative Cap”) or (y) made for the purpose of constructing or improving Facilities ~~or improvements to Facilities for so long as such Investments are not outstanding more than two years from the date of the Investment~~owned by GEO or a Subsidiary, provided that (i) the Cumulative Cap shall be increased from time to time by the aggregate amount of dividends, distributions, returns of capital or other payments received in cash after the Second Restatement Effective Date by GEO and the Restricted Subsidiaries from Unrestricted Subsidiaries in respect of Equity Interests of Unrestricted Subsidiaries (except that any such amount included in Net Income shall increase the Cumulative Cap by only 50% of such amount) and (ii) in the case of Investments made as permitted by the foregoing clause (y), (A) all such Investments made in Persons that are not wholly-owned Unrestricted Subsidiaries shall be in the form of senior secured or unsecured loans, shall have no contractual restrictions or limitations on repayment and shall be evidenced by promissory notes delivered in pledge under the Collateral Agreement, and (B) ~~not later than the second anniversary of each such Investment, the amount thereof shall be recovered by GEO or the relevant Restricted Subsidiary, as the case may be, in cash in the form of repayment of principal (in the case of loans) or return of capital (in the case of equity) and (C)~~ the aggregate amount of such Investments shall not exceed $75,000,000 at any time outstanding (calculated as the aggregate amount invested minus the aggregate amount recovered~~, as described in the foregoing clause (B)~~ in respect of such Investment);

(k) Investments in an aggregate amount (excluding Equity Interests of GEO and/or its Subsidiaries but including the assumption of Indebtedness in connection with such Investments) made after the date hereof not exceeding the amount of Net Available Proceeds from Equity Issuances consummated after the date hereof and not used to make Permitted Acquisitions;

(l) additional Investments not exceeding $~~40,000,000~~100,000,000 in the aggregate at any time outstanding;

(m) Investments in Subsidiaries of GEO outstanding on the date hereof (and any refinancing thereof provided that the aggregate principal amount thereof is not increased);

(n) Investments made in the ordinary course of business in customers constituting capital leases entered into with such customers ~~in connection with contracts for services entered into by GEO and/or any Restricted Subsidiary with such customers~~;

(o) Investments in the Ravenhall Project Subsidiaries (including, without limitation, to the extent they constitute Investments, the issuance and existence of AUD LCs for the benefit of the Ravenhall Project Subsidiaries), in an aggregate amount not exceeding A$250,000,000; ~~and~~

(p) Investments in Restricted Subsidiaries that are Corrections or Guarantors~~.~~; and

(q) Investments in Persons that are not Affiliates or joint ventures of GEO or its Subsidiaries, nor Other Consolidated Persons, made for the purpose of acquiring, constructing or improving Facilities owned or leased by such Persons, in an aggregate amount not exceeding 10% of consolidated total assets of GEO, its Subsidiaries and the Other Consolidated Persons (calculated on a consolidated basis without duplication in accordance with GAAP) at any time outstanding (such Investments under this clause (q), “Developmental Investments”).

For purposes of Section 6.04(l), the aggregate outstanding amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash or property in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

Section 6.05 Restricted Payments. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) for so long as (i) (x) GEO shall be qualified as a REIT, (y) GEO shall not have publicly disclosed an intention to no longer continue to be treated as a REIT and (z) no resolution shall have been adopted by GEO’s board of directors abandoning or otherwise contradicting GEO’s intent to continue to be treated as a REIT, (ii) both before and after giving effect to the making of such Restricted Payment, no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, (iii) GEO and its Subsidiaries were, as of the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), in compliance with Section 6.09(a) and (b), and (iv) the (x) Pro Forma Total Leverage Ratio shall be less than ~~5.7~~6.25:1.00 and (y) Pro Forma Senior Secured Leverage Ratio shall be less than 3.50:1.00, in each case as of the date of such Restricted Payment and both before and immediately after giving effect to such Restricted Payment (provided, that if, on the scheduled payment date of any dividend that shall have been publicly declared by GEO, such Pro Forma Total Leverage Ratio or such Pro Forma Senior Secured Leverage Ratio shall fail to be less than the respective maximum level set forth in this clause (iv), GEO shall not be prohibited from paying such dividend solely as a result of any such failure, provided that GEO shall ensure that such Pro Forma Total Leverage Ratio and such Pro Forma Senior Secured Leverage Ratio shall be less than such maximum levels no later than, and on and as of, the 60th day following the payment of such dividend) GEO and the Restricted Subsidiaries may make:

(A) Restricted Payments that do not exceed, in the aggregate for any taxable year of GEO, the greater of (1) the minimum amount required under the Code for GEO to elect to be treated as a REIT or to maintain its REIT status once GEO has elected to be treated as a REIT, plus an aggregate amount not to exceed the minimum aggregate amount required to be paid as dividends by GEO solely to avoid the imposition of federal or state income or excise Taxes on such amounts, in each case, as determined in good faith by a Financial Officer of GEO and evidenced by a certificate delivered to the Administrative Agent at the time such Restricted Payment is made, and (2) 95% of the amount of Funds From Operations for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b); and

(B) additional Restricted Payments during any fiscal year of GEO (commencing with the 2013 fiscal year) (the “Subject Year”) in an aggregate amount that, when taken together with all other Restricted Payments made pursuant to this clause (B) during the Subject Year, shall not exceed in the aggregate (1) $20,000,000, plus (2), commencing with the 2014 fiscal year, that portion of any such $20,000,000 in allowable Restricted Payments for each preceding fiscal year (commencing with the 2013 fiscal year) that shall not have been made during such applicable preceding fiscal year, provided that in no event shall the aggregate amount of such “carry-forward” allowance under this clause (2) for the Subject Year exceed $20,000,000, plus (3) the aggregate amount of Net Available Proceeds of Equity Issuances of GEO received during the Subject Year;

(b) at any time when GEO shall (x) not intend to be qualified as a REIT (including as evidenced by, without limitation, any public disclosure to that effect or the adoption of any resolution by GEO’s board of directors abandoning or otherwise contradicting GEO’s intent to elect to be treated as a REIT) or (y) once qualified as a REIT, cease to be qualified as a REIT for any reason whatsoever, so long as no Default shall have occurred and be continuing or result therefrom, GEO may declare and make Restricted Payments in any fiscal year in an aggregate amount that, when taken together with all other Restricted Payments made (or to be made as a result of a declaration thereof) during such fiscal year, shall not exceed $25,000,000 in the aggregate; provided, that such maximum annual aggregate amount shall be increased to $50,000,000 if, and only in the event that, both before and immediately after giving effect to any such Restricted Payment in excess of such $25,000,000 aggregate amount, the Pro Forma Total Leverage Ratio shall be less than ~~5.0~~5.50:1.00; provided, further that if, on the scheduled payment date of any dividend on the capital stock of GEO that shall have been publicly declared by GEO in compliance with this Section 6.05(b) (provided, that such scheduled payment date shall be no later than the 60th day following the public declaration thereof), the payment of such dividend on such scheduled payment date shall be permitted hereunder if and to the extent the payment thereof would have been permitted to be made on the date of such public declaration of such dividend;

(c) Restricted Subsidiaries may make Restricted Payments to other Restricted Subsidiaries or to GEO;

(d) GEO may declare and pay non-cash dividends with respect to its capital stock payable in additional shares of common stock of GEO (it being understood that such non-cash dividends may be paid concurrently with any other dividends (including those payable in cash) otherwise expressly permitted to be declared and made hereunder); and

(e) GEO may make Restricted Payments pursuant to and in accordance with customary stock option plans or other benefit plans established in the ordinary course of business for directors, management, employees or consultants of GEO and its Subsidiaries.

Section 6.06 Transactions with Affiliates. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrowers and the Restricted Subsidiaries not involving any other Affiliate, (c) transactions expressly permitted to be undertaken with or for the benefit of Affiliates by any of Sections 6.01, 6.03, and 6.04, and (d) Restricted Payments permitted by Section 6.05.

Section 6.07 Restrictive Agreements. No Borrower will, nor will it permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of GEO or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests on a pro rata basis in respect of any class of Equity Interests of such Restricted Subsidiary; provided that:

(i) the foregoing shall not apply to (x) restrictions and conditions imposed by any of the Senior Note Indentures, by law or by any Loan Document, (y) restrictions and conditions existing on the date hereof identified on Schedule 6.07 of the Disclosure Supplement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder; and

(ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (y) customary provisions in leases and other contracts restricting the assignment thereof and (z) customary restrictions imposed on any real estate investment trust by the terms of preferred stock issued by such real estate investment trust requiring the prior payment of dividends to its holders of such preferred stock, provided that the aggregate amount of such dividends payable on all such preferred stock containing such restrictions held by Persons other than GEO and its Restricted Subsidiaries shall not exceed $75,000 for any calendar year.

Section 6.08 Modifications of Certain Documents. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any of the Senior Note Indentures without the consent of the Administrative Agent (not to be unreasonably withheld), except for the addition of guarantors in accordance with the terms of any of the Senior Note Indentures (provided that all such guarantors shall be or immediately become Guarantors) and such other modifications, supplements or waivers not materially adverse to the Administrative Agent or the Lenders.

Section 6.09 Certain Financial Covenants.

(a) Total Leverage Ratio. GEO will not permit the Total Leverage Ratio on the last day of any of GEO’s fiscal quarters to exceed ~~5.7~~6.25:1.00.

(b) Senior Secured Leverage Ratio. GEO will not permit the Senior Secured Leverage Ratio on the last day of any of GEO’s fiscal quarters to exceed 3.50:1.00.

(c) Interest Coverage Ratio. GEO will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to GEO and the Restricted Subsidiaries for such four quarter period, to be less than 3.00 to 1.00.

Section 6.10 Limitations on Exchange and Issuance of Equity Interests. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, issue, sell or otherwise dispose of any class or series of Equity Interests that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the occurrence of any event or the lapse of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part.

Section 6.11 Nature of Business. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Section 6.12 Impairment of Security Interest. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or grant to any Person (other than the Administrative Agent for the benefit of itself and the other Secured Parties pursuant to the Security Documents) any interest whatsoever in such collateral, except for Liens permitted under Section 6.02 and asset sales permitted under Section 6.03.

Section 6.13 Payments and Prepayments of Certain Debt. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of payment when due) any Senior Notes; provided, however, notwithstanding the foregoing, (i) the 2021 Notes may be repurchased, redeemed, acquired or defeased, (ii) so long as the Pro Forma Senior Secured Leverage Ratio is less than or equal to 2.50:1.00, any of the Senior Notes may be repurchased, redeemed, acquired or defeased, and (iii) any of the Senior Notes may be repurchased, redeemed, acquired or defeased with the Net Available Proceeds of any Equity Issuance or with the proceeds of any Indebtedness incurred to refinance all or any portion such Senior Notes that is otherwise permitted pursuant to Section 6.01(b) or Section 6.01(h).

Section 6.14 Australian Trustee.

(a) The Australian Trustee as Trustee. The Australian Trustee shall not resign or retire as trustee of the Australian Trust or cause or permit any other Person to become an additional trustee of the Australian Trust or take, or omit to take any action, which might or would result in the retirement, removal or replacement of the Australian Trustee as trustee of the Australian Trust, except where (i) the Australian Trustee is replaced as trustee of the Australian Trust by another wholly-owned Restricted Subsidiary of GEO incorporated in Australia who shall have acceded to this Agreement in its capacity as trustee of the Australian Trust and shall have expressly assumed, confirmed and reaffirmed its continuing obligations as an Australian Borrower (and as the successor Australian Trustee) under this Agreement, in each case pursuant to a joinder, confirmation or other agreements or documentation in form and substance satisfactory to the Administrative Agent, (ii) each Guarantor shall have confirmed and reaffirmed that its Guarantee of, and grant of any Liens as security for, the Obligations shall apply to such succeeding Person’s obligations under this Agreement, in each case pursuant to a confirmation, reaffirmation or other agreements or documentation in form and substance satisfactory to the Administrative Agent, (iii) the condition described in Section 4.01(p) shall have been satisfied with respect to such successor Australian Trustee, (iv) no Default shall exists or would result therefrom, (v) the representations and warranties set forth in Section 3.26 shall be true and correct with respect to such successor Australian Trustee, (vi) the interests of the Lenders will not be adversely affected in any material respect, and (vii) the Administrative Agent shall have received a certificate executed by the President, a Vice President or a Financial Officer of GEO certifying compliance with the conditions set forth in the foregoing clauses (i) through (vi) of this Section 6.14(a).

(b) The Australian Trust Instrument. Unless required by law, the Australian Trustee shall not without the prior written consent of the Administrative Agent do anything which results or could result in a variation of, or a supplement to, the Australian Trust Instrument, in a way that results in, or could reasonably be expected to result in, a Material Adverse Effect, or that adversely affects or is likely to adversely affect its rights of indemnity or other rights to apply, use or retain Australian Trust assets to satisfy its obligations arising under or in connection with the Loan Documents, the transactions contemplated therein, or the Credit Parties’ rights with respect to such rights.

(c) Preserving the Australian Trust. The Australian Trustee shall not take, or omit to take any action, which results in or is reasonably likely to result in (i) the termination or winding up of the Australian Trust, (ii) the resettlement or vesting of any Australian Trust assets that is not permitted by the Loan Documents or (iii) it being disqualified from holding Australian Trust assets.

(d) The Australian Trust Assets. The Australian Trustee shall not (i) acquire any Australian Trust assets other than in the name of the Australian Trustee, or (ii) mix the Australian Trust assets, or take, or omit to take any action, which might or would result in the Australian Trust assets being mixed with other property if that would restrict or impair in any way its rights of indemnity or other rights to apply, use or retain Australian Trust assets to satisfy its obligations arising under or in connection with the Loan Documents or the transactions contemplated therein.

(e) Distributions, Redemptions and Remuneration.

(i) The Australian Trustee shall not make any distribution of Australian Trust assets to the unit holders of the Australian Trust, or redeem units in the Australian Trust, except (x) in the ordinary course of business where no Event of Default is continuing or would result therefrom or (y) for any ratable distribution to GEO, any Borrower, any Guarantor or GEO International Holdings, LLC to the extent GEO, such Borrower, such Guarantor or GEO International Holdings, LLC, as applicable, is at such time a unit holder of the Australian Trust.

(ii) The Australian Trustee shall not take any remuneration for itself out of Australian Trust assets if and for so long as an Event of Default is continuing or would result therefrom.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) any Borrower or any Australian Borrower, as applicable, shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower or any Australian Borrower, as applicable, shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable by any Borrower or such Australian Borrower, respectively, under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of GEO or any of its Restricted Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a)(i), Section 5.03 (with respect to any Borrower’s or, unless the Australian Borrower Resignation Date shall have occurred, any Australian Borrower’s, respective existence), Section 5.08, Section 5.09, Section 5.10 and Section 5.11(b) or in Article VI;

(e) GEO or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 30 or more days after notice thereof has been given to GEO by the Administrative Agent;

(f) GEO or any of its Restricted Subsidiaries shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace, cure or notice periods as originally in effect, without regard to any extension of any such periods);

(g) any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of (x) the voluntary sale or transfer of property or assets or any casualty in respect of property or assets or (y) the furnishing of a notice of redemption or prepayment of such Indebtedness in connection with a refinancing or replacement thereof permitted by Section 6.01 or Section 6.13;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of GEO or any of its Significant Subsidiaries or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory administrator, provisional liquidator, receiver and manager, controller (in the case of appointments under Australian law, as defined in the Australian Corporations Act) or similar official for GEO or any of its Significant Subsidiaries or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) GEO or any of its Significant Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, administrative receiver, administrator, compulsory administrator, provisional liquidator, receiver and manager, controller (in the case of appointments under Australian law, as defined in the Australian Corporations Act) or similar official for GEO or any of its Significant Subsidiaries or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) GEO or any of its Significant Subsidiaries shall admit in writing its inability to pay its debts as they become due~~;~~ or, in the case of the Australian Trustee, the Australian Trustee shall admit in writing its inability to pay all Australian Trust debts as and when they become due and payable out of its own assets (where it is obliged to do so) and Australian Trust assets;

(k) (i) one or more judgments for the payment of money in an aggregate amount (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $25,000,000 shall be rendered against GEO or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of GEO or any of its Subsidiaries to enforce any such judgment, or (ii) a settlement of any shareholder litigation or shareholder derivative action shall occur requiring GEO and/or any of its Restricted Subsidiaries to make an aggregate payment of money with respect to such shareholder litigation or such shareholder derivative action (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $50,000,000;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of GEO and its Subsidiaries in an aggregate amount exceeding $10,000,000 in any year;

(m) any one or more Environmental Liability claims shall have been asserted against GEO or any of its Restricted Subsidiaries; GEO and its Restricted Subsidiaries would be reasonably likely to incur Environmental Liability as a result thereof; and such Environmental Liability claims could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(n) a Change in Control shall occur; ~~or~~

(o) any provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on GEO or any of its Subsidiaries party thereto or any such Person shall so state in writing or the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower; or

(p) unless the Australian Borrower Resignation Date shall have occurred, (i) the Australian Trustee ceases to be the trustee of the Australian Trust or a new or additional trustee of the Australian Trust is appointed or any step is taken by a person with the power or standing to do so which could result in any of those events (other than as permitted by Section 6.14(a)), (ii) the Australian Trustee ceases to have enforceable rights of indemnity or other rights to apply, use or retain Australian Trust assets to satisfy its obligations arising under or in connection with the Loan Documents or the transactions contemplated thereby, or such rights become subject to a limitation or obligation to make good or clear accounts that is not permitted by the Loan Documents and where the aggregate amount owed by the Australian Trustee exceeds A$25,000,000, (iii) the Australian Trust terminates or is terminated, the unit holders of the Australian Trust resolve to terminate or wind up the Australian Trust, an application or order is sought or made by a person with the standing to do so in any court to wind up the Australian Trust and the Australian Trustee does not, within 30 Business Days of the date of any such relevant application or order, satisfy the Required Lenders that such application or order is vexatious or otherwise without merit, the Australian Trustee becomes obliged to terminate or wind up the Australian Trust (whether under the Australian Trust Instrument or under applicable law) or the winding up of the Australian Trust commences, (iv) a court decides, the Australian Trustee concedes, or the Australian Trustee or any unit holder of the Australian Trust alleges that the Australian Trust has not been fully or properly constituted and, in the case of an allegation, the Australian Trustee does not within 30 Business Days of the date of the allegation satisfy the Required Lenders that the allegation is vexatious or otherwise without merit, (v) an application or order is sought by a person with the standing to do so or is made in any court for any Australian Trust assets to be brought into court or administered by the court or under its control or for accounts to be taken in respect of the Australian Trust and the Australian Trustee does not, within 30 Business Days of the date of any such relevant application or order, satisfy the Required Lenders that such application or order is vexatious or otherwise without merit, or (vi) the Australian Trustee ceases to be authorized under the Australian Trust Instrument to hold in its name the Australian Trust assets or to comply with its obligations in connection with the Loan Documents and the transactions they contemplate as trustee of the Australian Trust.

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to GEO, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.02 Application of Payments.

(a) Anything herein to the contrary notwithstanding (but subject to Section 7.02(b)), following the occurrence and during the continuance of an Event of Default all payments received by the Administrative Agent (including any payments received in respect of optional and mandatory prepayments under Section 2.10) shall be applied as follows:

(i) first, to the payment to the Administrative Agent of its costs and expenses, if any, of collection including reasonable out-of-pocket expenses of the Administrative Agent and the fees and expenses of its agents and its counsel;

(ii) next, to the payment in full of the principal of and interest on the Loans and to provide cover for all LC Exposure as specified in Section 2.05(k), in each case ratably in accordance with the respective amounts thereof; and

(iii) finally, after the payment in full of the principal and interest on the Loans and the provision of cover for all LC Exposure as specified in Section 2.05(k), to GEO, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) Anything herein or in any Security Document to the contrary notwithstanding, following the occurrence and during the continuance of an Event of Default all amounts received by the Administrative Agent pursuant to the Security Documents shall be applied as follows:

(i) first, to the payment of the costs and expenses of the collection, sale or other realization pursuant to the Security Documents, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all other expenses incurred and advances made by the Administrative Agent in connection therewith;

(ii) next, to the payment in full of the Obligations, in each case (except to the extent otherwise provided in Section 2.16) equally and ratably in accordance with the respective amounts thereof then due and owing (for which purpose it is acknowledged and agreed that any obligation then due and owing to deposit cash cover in respect of outstanding Letters of Credit is an Obligation then due and owing) or as the Secured Parties holding the same may otherwise agree; and

(iii) finally, to the payment to GEO, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the Collateral Account pursuant to Section 2.05(k) shall be applied first to the LC Exposure outstanding from time to time and second to the other Obligations in the manner provided above in this Section 7.02(b).

ARTICLE VIII

AGENCY

Section 8.01 Administrative Agent. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints BNP Paribas to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

The Person serving as the Administrative Agent, the Person named the Lead Arranger hereunder and each Person named a Co-Syndication Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, the Lead Arranger or a Co-Syndication Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving or named as the Administrative Agent, the Lead Arranger or a Co-Syndication Agent hereunder in such Person’s individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with GEO or any of its Subsidiaries or other Affiliates as if such Person were not the Administrative Agent, the Lead Arranger or a Co-Syndication Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to GEO or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by GEO, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and GEO. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with GEO, to appoint a successor, which shall be a bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify GEO and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to GEO and such Person remove such Person as Administrative Agent and, in consultation with GEO, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date, as applicable (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above) other than any rights to indemnity payments owed to the retiring or removed Administrative Agent. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between GEO and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document, agree to additional obligations being secured by all or substantially all of such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral or release all or substantially all of the Guarantors under the Loan Documents from their Guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (and to release any such Guarantor) that is the subject of a disposition of property permitted hereunder, a disposition to which the Required Lenders have consented or the designation of any such Guarantor as an Unrestricted Subsidiary pursuant to Section 5.09(d). Notwithstanding the foregoing, the Lenders irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release (or to confirm or further evidence the release of) any Subsidiary from its obligations under the Loan Documents in accordance with the terms of the applicable Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or a designation pursuant to Section 5.09(d) (including, for the avoidance of doubt, if the Australian Borrower Resignation Date shall have occurred, the Australian Borrowers).

Section 8.02 Hedge Counterparties and Cash Management Banks. Anything herein or in any other Loan Document to the contrary notwithstanding, no Cash Management Bank or Hedge Counterparty that obtains the benefits of any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its (or its Affiliate’s) capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or obligations under Hedging Agreements of Hedge Counterparties unless the Administrative Agent has received written notice of such Cash Management Obligations or obligations under Hedging Agreements of Hedge Counterparties, as applicable, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Counterparty, as the case may be.

Section 8.03 ~~Section 8.02~~ Lead Arranger; Co-Syndication Agents. Anything herein or in any other Loan Document to the contrary notwithstanding, the Lead Arranger and the Co-Syndication Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arranger and each Co-Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent provided herein and in the other Loan Documents. Without limitation of the foregoing, none of the Lead Arranger or any Co-Syndication Agent, in their respective capacities as such, shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Borrower or any other Person.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or e-mail, as follows:

(i)	if to the Borrowers:

The GEO Group, Inc.

One Park Place

621 NW 53rd Street

Suite 700

Boca Raton, Florida 33487

Attention: Brian Evans

Telephone No.: 561-999-7401

Telecopy No.: 561-999-7742

Email: bevans@geogroup.com

with copies to:

Akerman LLP

~~One Southeast Third Avenue, 25th Floor~~

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131~~-1714~~

Attention: Stephen K. Roddenberry

Telephone No.: 305-374-5600

Telecopy No.: 305-374-5095

Email: stephen.roddenberry@akerman.com

and

The GEO Group, Inc.

One Park Place

621 NW 53rd Street

Suite 700

Boca Raton, Florida 33487

Attention: John Bulfin, Esq.

Telephone No.: 561-622-5656

Telecopy No.: 561-691-6777

Email: jbulfin@geogroup.com

(ii)	if to the Administrative Agent:

in the case of any Borrowing Request, notice of continuation/conversion, notice of prepayment or other routine administrative notice, to:

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Jacqueline Douyon

Telephone No.: (212) 841-2166

Telecopy No.: (212) 841-2745

Email: dl.nyk_cov.middle.office@us.bnpparibas.com

with copies to:

BNP Paribas RCC, Inc.

525 Washington Boulevard

Jersey City, New Jersey 07310

Attention: Loan Servicing Department

Telephone No.: (514) 908-5755

Telecopy No.: (201) 616-7912

Email: dl.nyk.regional.agency@ca.bnpparibas.com

in all other cases, to:

BNP Paribas

~~28th~~32nd Floor

787 Seventh Avenue

New York, New York 10019

Attention: ~~Brendan Heneghan~~Kevin Choi

Telephone No.: (~~212~~917)  ~~841~~472-~~3885~~4375

Telecopy No.: (212) 841-2868

Email: kevin.choi@us.bnpparibas.com

with copies to:

BNP Paribas RCC, Inc.

525 Washington Boulevard

Jersey City, New Jersey 07310

Attention: Loan Servicing Department

Telephone No.: (201) 850-6807

Telecopy No.: (201) 850-4020

Email: dl.nyk.regional.agency@ca.bnpparibas.com

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b), shall be effective as provided in said Section 9.01(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or GEO may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this sentence of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to GEO and the Administrative Agent).

(d) Platform. Each Borrower and each Australian Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Lenders materials and/or information provided by, or on behalf of, ~~the Borrowers~~GEO, its Subsidiaries and the Other Consolidated Persons hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Borrowers or their respective Subsidiaries or the respective securities of any of the foregoing (collectively, “MNPI”) (each, a “Public Lender”). Each Borrower and each Australian Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrowers and the Australian Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI for purposes of foreign or United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12(b)), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor,” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless GEO notifies the Administrative Agent promptly that any such document contains MNPI: (i) the Loan Documents, (ii) notification of changes in the terms of the Commitments or the Loans and (iii) all information delivered pursuant to Section 5.01(a), (b) and (e).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATIONS ON OR THROUGH THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH ANY SUCH COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES, ANY CREDIT PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ OR ANY OF THEIR AFFILIATES’ OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Lender agrees that receipt of notice to it (as provided above) specifying that the communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents.

Section 9.02 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase any Commitment of any Lender without the written consent of each Lender directly affected thereby,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, for the avoidance of doubt, excluding amendments to Section 2.10(b)(ii)), without the written consent of each Lender directly affected thereby,

(iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby,

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi) permit any subordination of the principal or interest on any Loan or the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 2.05(f) for all LC Disbursements, without the prior written consent of each Lender,

(vii) release the Borrowers from their obligations under the Loan Documents without the prior written consent of each Lender,

(viii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers’ rights and obligations hereunder without the prior written consent of each Lender,

(ix) release all or substantially all of the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or release any Security Document (other than disposition of assets permitted pursuant to Section 6.03 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the prior written consent of each Lender,

(x) release all or substantially all of the Guarantors from their obligations under the Guaranty Agreement without the prior written consent of each Lender, except as expressly contemplated by any of the Loan Documents, or

(xi) change Section 2.10(b)(iii) or Section 7.02 or Section 5.4 of the Collateral Agreement in a manner that would alter the application of payments required thereby without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or such Swingline Lender, as the case may be.

(c) Amend and Extend. Notwithstanding anything contained herein to the contrary, any amendment or modification that extends the date required for the payment of principal of any Loan of any Class and/or the termination date for any Commitment of any Class (which amendment or modification may but shall not be required to include increasing the Applicable Rate for any Lender that agrees to such extension for its Loans and/or Commitments of such Class (a “Consenting Lender”)) shall require only the consents of (i) the Borrowers and the Guarantors, (ii) such Consenting Lender, (iii) the Required Lenders of such Class, (v) the Administrative Agent and (vi) if such Class includes Revolving Credit Loans and/or Revolving Credit Commitments, each Issuing Lender and Swingline Lender affected thereby. No such extension shall apply to any Loan or any Commitment of any Lender that is not a Consenting Lender.

(d) Waivers of Certain Conditions. Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Commitments of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel (including Special Counsel and local counsel in Australia and any other relevant jurisdiction) for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit, or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender (including the reasonable fees, charges and disbursements of one primary outside counsel, one local counsel in each relevant jurisdiction as reasonably required, and, in the case of an actual and potential conflict of interest among the Administrative Agent and the Lenders (or among any of them), one additional counsel to each group of similarly affected Lenders (taken as a whole)) in connection with the enforcement or protection of its rights, whether in any action, work-out, restructuring, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrowers. The Borrowers agree to indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger, each Co-Syndication Agent, each Lender, each Swingline Lender, each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and any payments that the Administrative Agent is required to make under any indemnity issued to any bank to which remittances in respect of Accounts (as defined in the UCC), as defined in the Collateral Agreement, are to be made, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), an Issuing Lender or a Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower or Australian Borrower shall assert, and each Borrower and each Australian Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

Section 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 9.04(b), (ii) by way of participation in accordance with Section 9.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, each Issuing Lender, each Swingline Lender, Participants, to the extent provided in Section 9.04(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Lender, each Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to any Person; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts; Resulting Commitments.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; ~~and~~

(B) in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such specified date) shall not be less than $5,000,000, in the case of any assignment in respect of a Revolving Credit Commitment, $1,000,000, in the case of any assignment in respect of an Incremental Term Loan Commitment, A$5,000,000 in the case of any assignment in respect of an Australian LC Facility Commitment, in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, GEO otherwise consents (each such consent not to be unreasonably withheld or delayed)~~.~~; and

(C) immediately after giving effect to any such assignment of Revolving Credit Commitments and any concurrent assignment of Multicurrency Subfacility Commitments, with respect to each of the assignor Lender and the assignee Lender, (x) such Lender’s Multicurrency Subfacility Commitment shall not exceed its Revolving Credit Commitment and (y) the sum of such Lender’s Revolving Credit Exposure plus the outstanding principal amount of its Multicurrency Subfacility Loans shall not exceed its Revolving Credit Commitment.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not (x) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of different Classes of Commitments on a non-pro rata basis or (y) apply to rights and obligations in respect of outstanding Competitive AUD LCs.

(iii) Required Consents. No consent shall be required for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund except to the extent required by Section 9.04(b)(i)(B) and, in addition:

(A) the consent of GEO (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that GEO shall be deemed to have given its consent ten days after the date a request therefor has been delivered by the Administrative Agent unless such consent is expressly refused in writing by GEO prior to such tenth day;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Credit Commitment, an Incremental Term Loan Commitment no part of which has been utilized if such assignment is to a Person that is not a Lender with a Commitment of such Class, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) an Incremental Term Loan Commitment which has been utilized to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent(s) of the relevant Issuing Lender(s) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(D) the consent of each Swingline Lender and each RCF LC Issuer shall be required for any assignment in respect of the Revolving Credit Commitments; and

(E) the consent of each AUD LC Issuer shall be required for any assignment in respect of the Australian LC Facility Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vi) No Assignment to Defaulting Lender. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vi).

(vii) Limitations on Assignments to GEO and its ~~Subsidiaries~~Affiliates. No such assignments shall be made to GEO or any of its Affiliates, except, solely with respect to Term Loans, as otherwise provided below in this Section.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of GEO and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (viii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Notwithstanding anything to the contrary contained in this Section 9.04, so long as no Default has occurred and is continuing or would result therefrom, each Term Lender shall have the right at any time to sell, assign or transfer all or a portion of the Term Loans owing to it to GEO (but not any Subsidiary of GEO) on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan) pursuant to (x) one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans (provided that, (A) notice of the Auction shall be made to all Term Lenders and (B) the Auction shall be conducted pursuant to such procedures which are consistent with this Section 9.04(b) as the Auction Manager may establish and otherwise reasonably acceptable to GEO, the Auction Manager, and the Administrative Agent) or (y) open market purchases, in each case subject to the following additional limitations: (A) with respect to all purchases made by GEO pursuant to this Section 9.04(b), (I) GEO shall deliver to the Auction Manager, if applicable, a certificate of the President, a Vice President or a Financial Officer of GEO stating that no Default has occurred and is continuing or would result from such purchase, (II) GEO shall not, directly or indirectly, use the proceeds of any Revolving Credit Loans to acquire any Term Loan, (III) GEO shall disclose in writing to the assigning Lender (prior to the entering into of an Assignment and Assumption or other agreement in respect of such assignment) its identity as the purchaser of such Term Loans, and (IV) the assigning Lender and the Borrowers shall execute and deliver to the Auction Manager, if applicable, an Assignment and Assumption; and (B) immediately upon the consummation of any purchase by GEO pursuant to this Section 9.04(b), all Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by GEO), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (I) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (II) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (III) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans purchased and cancelled pursuant to this Section 9.04(b), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.04(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (x) entitled to the benefits of Section 2.14, Section 2.15 and Section 9.03 and (y) obligated pursuant to Section 2.17(g), in each case with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by GEO or any Lender at any reasonable time and from time to time upon reasonable prior notice; provided, however, that no Borrower nor the Administrative Agent shall be required to provide or grant access to any Lender any information (including without limitation as to identity or amount or percentage of credit exposure hereunder) about any other Lender.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries) in all or a portion (provided that any such portion shall not be less than $5,000,000, in the case of any participation in respect of a Revolving Credit Commitment or Multicurrency Subfacility Commitment, $1,000,000, in the case of any participation in respect of an Incremental Term Loan Commitment or A$5,000,000, in the case of any participation in respect of an Australian LC Facility Commitment) of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, the Issuing Lenders and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would reduce the principal of or the interest rate on any Loan or the obligation of the Borrowers to reimburse any Borrowing, extend the term or increase the amount of the applicable Commitment of such Lender, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties, in any such case in a manner that would affect such Participant. Subject to Section 9.04(e), the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 9.04(d) shall be construed so that the Loans and other obligations hereunder are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any other relevant or successor provisions of the Code or such regulations).

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.13 and Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with GEO’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless GEO is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.15(e) and (g) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance, amendment, renewal or extension of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 2.13, Section 2.14, Section 2.15 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Lender Addendum.

(a) Counterparts; Integration; Effectiveness. This Agreement (and any amendment hereto or waiver hereunder) may be executed in counterparts (and by different parties hereto in different counterparts), including the Lender Addenda, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement (including the Lender Addenda) and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in “Portable Document Format” shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Lender Addendum. Each Lender executing this Agreement shall become a party hereto by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and each Borrower and, by executing its Lender Addendum, each such Lender agrees to be bound by the provisions hereof with respect to the Commitment set forth opposite its name in such Lender Addendum.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify GEO and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. ~~The Borrowers~~Each Borrower and each Australian Borrower irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any Australian Borrower or any of its respective properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Borrower and each Australian Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of their respective Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrowers hereby authorize each Lender to share any information delivered to such Lender by any Borrower or its respective Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of Section 9.12(b) as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of GEO or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than GEO.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries; provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 USA PATRIOT Act. Each Lender hereby notifies the Borrowers and the Australian Borrowers that pursuant to the requirements of the ~~USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))~~Patriot Act, such Lender may be required to obtain, verify and record information that identifies the Borrowers, the Australian Borrowers and the Guarantors, which information includes the name and address of the Borrowers, the Australian Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers, the Australian Borrowers and the Guarantors in accordance with said Patriot Act. Each Borrower and each Australian Borrower hereby agree to provide and verify any such required information promptly following the written request therefor by the Administrative Agent or any Lender.

Section 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender.

Section 9.15 Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers and the Australian Borrowers under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrowers and any Australian Borrower in respect of any such sum due from them to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrowers and the Australian Borrowers hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 9.16 Effect of Amendment and Restatement. As of the Second Restatement Effective Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

Section 9.17 Special Waiver. As of the date hereof (and with effect immediately prior to the Second Restatement Effective Date on the date hereof), the Lenders party hereto, which constitute the Required Lenders under (and as defined in) the Existing Credit Agreement, hereby consent to waive any Default or Event of Default directly or indirectly caused by (a) any non-compliance by GEO Community Services, LLC (formerly known as Cornell Companies, LLC), a Delaware limited liability company and a wholly-owned Domestic Subsidiary of GEO, with Section 4.3 of the Collateral Agreement or Section 6.12 of the Existing Credit Agreement, in each case solely with respect to such Subsidiary’s name change effected most recently prior to the date hereof, (b) any representation or warranty in or made pursuant to any Loan Document being incorrect solely on account of such non-compliance or (c) any non-compliance by GEO with Section 5.02(a) of the Existing Credit Agreement solely on account of any matter or event described in the foregoing clauses (a) or (b). The waiver set forth in this Section 9.17 shall be limited precisely as provided for herein and shall not be deemed to be a waiver of any right, power or remedy of any Lender or the Administrative Agent under, or a waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, this Agreement or any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of GEO or any of its Subsidiaries which would require the consent of the Lenders or the Administrative Agent hereunder or under any other Loan Document.

Section 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

BNP PARIBAS, individually, as Lender, Swingline Lender, RCF LC Issuer, AUD LC Issuer and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[SCHEDULE, EXHIBITS TO BE CIRCULATED UNDER SEPARATE COVER]